UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Aflac Incorporated
(Name of Registrant as Specified In Its Charter)

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Notice of

2018 Annual Meeting

of Shareholders and

Proxy Statement

Monday, May 7, 2018 10:00 am | Columbus Museum (the Patrick Theatre)

1251 Wynnton Road, Columbus, Georgia

Our Long-Term Growth Strategy

	Relevant Products	Protecting Against ● Rising out-of- pocket medical expenses, co-pays and deductibles
SOLD THROUGH
Our strategy for growth in the United States and Japan has remained straightforward and consistent for many years: develop relevant voluntary insurance products and sell them through expanded distribution channels	Expanded Distribution	Reaching Customers ● At the worksite ● Through agents and brokers ● Through partnerships
YIELDS
	New Accounts and Customers	Insuring ● More than 50 million people and growing

Key Differentiator: One Day PaySM Process, approve and pay eligible claims in one day

● Enhances our brand
reputation

● Increases the trust our
policyholders have in Aflac

● Helps Aflac stand out from
competitors

● Customer feedback shows
that 93% of policyholders
who use One Day Pay say
they are likely to refer other
people to Aflac

March 23, 2018

Dear Fellow Shareholder:

It is my pleasure to invite you to attend the 2018 Annual Meeting of Shareholders on Monday, May 7, 2018, where you can learn more about Aflac Incorporated’s recent business performance and strategy for the future. I encourage you to review the enclosed proxy materials and Aflac Incorporated’s 2017 Year in Review and Annual Report on Form 10-K to learn more about your company and our latest accomplishments. Then, please vote your shares, even if you plan to attend the Annual Meeting. We want to be sure your shares and your viewpoints are represented.

Aflac Incorporated has always managed the business for the long term while keeping our more immediate financial objectives top of mind. Our activities are centered on providing protection to our policyholders, growing our business and driving shareholder value. By delivering on our promise to be there when policyholders need us most, paying claims fairly and promptly, and managing our business The Aflac Way, we’ve gained the trust of more than 50 million people worldwide.

The following are some highlights that stand out from 2017:

Growth: We generated $4.6 billion in net earnings. Operating earnings per diluted share on a currency-neutral basis increased 6.3% over 2016 despite a low rate environment in Japan and investments in our platform. U.S. sales grew 4.7% and Japan third sector sales grew 4.1%.

Dividends: It is notable that our Board of Directors approved a 4.7% increase in the quarterly cash dividend to shareholders in 2017, marking the 35th consecutive year of dividend increases. This increase in the dividend placed us among a very elite category of companies.

Aflac Japan Branch Conversion to a Subsidiary: We made significant progress in preparing for the conversion of the Aflac Japan branch to a subsidiary, which is expected to take place as early as April 1, 2018. Upon completing conversion, this structure will better align the Company with more common global regulatory practices and corporate structures, without disrupting the day-to-day operations.

Corporate Culture and Activities: We believe that creating and maintaining a diverse working environment isn’t just an initiative; it’s the right thing to do for all of our constituents. Our commitment to maintaining a diverse corporate culture not only demonstrates how we include people who represent different viewpoints, but also the importance of maintaining a balance of historical perspectives with fresh viewpoints and new ideas at all levels of the Company, including our Board of Directors. Ultimately, ensuring diversity in our daily operations, among our management team and in the composition of the Board strengthens our ability to respond to all of our constituents the best way we can—The Aflac Way.

Tax Reform Resources: I have always believed that if you take care of the employees, they’ll take care of the business. With this in mind, we took the opportunity presented by the recent U.S. tax reform to invest in our employees by enhancing our 401(k) plan and their benefits package, as well as accelerating reinvestment into our business. Additionally, from a philanthropic perspective, we dedicated a portion of those funds to the development and distribution of our “smart” robotic companion, called My Special Aflac Duck, for children battling cancer. You’ll be hearing much more on this initiative in 2018. These activities underscore our company culture and the very nature of what we do as a business: help protect a person’s financial health and well-being.

In addition to the above-mentioned activities from 2017, I am pleased with the Board’s action to declare a two-for-one stock split of the Company’s common stock in the form of a 100% stock dividend distributed on March 16, 2018. As you’ll recall, this follows a year of strong share price performance and is on top of our announcement of the Board’s action to approve an increase in the first quarter cash dividend of 15.6%, reflecting overall strength in the Company’s capital position and an outlook for stable growth in earnings and deployable capital generation. This accelerated resetting of the dividend demonstrates our commitment to rewarding our shareholders.

On a final note, on their retirement from the Board, I would like to offer my sincere gratitude to Kriss Cloninger, Elizabeth Hudson and Charles Knapp for their commitment to excellence and decades of dedicated service to the Company.

Thank you for putting your faith, confidence and resources in Aflac Incorporated. As we look ahead, delivering on our promise will remain our priority because that is not only what sets us apart, it’s who we are.

Sincerely,

Daniel P. Amos
Chairman, Chief Executive Officer and President

AFLAC INCORPORATED 2018 PROXY STATEMENT

March 23, 2018

To my Fellow Shareholders:

It is a privilege for me to serve as Lead Non-Management Director on your behalf, and I am fortunate to have the opportunity to work with a diverse and experienced team of Board members who are dedicated to effectively and judiciously overseeing Aflac Incorporated’s corporate governance and business strategy. On behalf of my fellow directors, I want to share some of our key areas of focus over the past year.

Shareholder Engagement

I continue to work with the Company’s Investor Relations team and Corporate Secretary to ensure we listen to and consider the viewpoints and positions of those who invest in our business, and I’ve enjoyed engaging our investors and gaining insight into these perspectives. As a result, the Board continues to receive valued feedback related to our board practices, executive compensation structure and sustainability efforts, to name a few topics, which results in constructive discussions and actions representing you, our shareholders.

Board Composition and Refreshment

The Board engages in a regular self-evaluation process to ensure we maintain a cohesive, diverse and well-constituted board of high integrity that embodies the right balance of perspective, experience, independence, skill sets and subject matter experts required for prudent oversight of the Company. Recognizing the importance of striking the right balance of longstanding members who lend a historical perspective with newer members who infuse the Company with fresh viewpoints, we have added six new directors over the last five years. Most recently, Katherine Rohrer has brought to the Board a wealth of experience from her 30 years as a university leader, highlighted by a commitment to leading academic governance, priority-setting and financial management.

Corporate Activities

A vital aspect of the Board’s responsibility is ensuring that the Company is well-positioned in both the short and long term. In 2017, the Board had oversight of a variety of corporate activities, including the process of converting Aflac’s Japan branch to a subsidiary. Among other activities, the Board oversaw the Company’s actions related to the U.S. tax reform as well as investments into the business. The Board takes an active role in activities such as these, which place the Company in a better position for the future as we focus not only on achieving our objectives, but also on caring for those who rely upon us in our communities.

Executive Compensation Program

In response to feedback from investors and as alluded to last year, our long-term incentive compensation program has been modified to improve transparency and to ensure that our executives’ interests are aligned with those of our shareholders. We believe the new performance metrics appropriately motivate executives to focus on the long-term growth of the Company while also minimizing risk to policyholders and the Company.

Risk Oversight

Finally, in this ever-changing environment, it is vitally important that our Board continually works to identify risks that are relevant to both the industry and to the Company. With Board members that represent a diverse cross-section of knowledge and experience, we are poised to oversee, identify and prepare for elements that could pose risks to Aflac.

With these broad but vital topics in mind, I encourage you to review the accompanying proxy and associated materials and to vote your shares before our annual meeting on May 7, 2018.

The Board looks forward to receiving and acting upon feedback from our investors, and we thank you for your support and the privilege of representing you and your shares.

Sincerely,

Douglas W. Johnson

Lead Non-Management Director

AFLAC INCORPORATED 2018 PROXY STATEMENT

AFLAC INCORPORATED 2018 PROXY STATEMENT

Notice of 2018 Annual Meeting of Shareholders

The Annual Meeting of Shareholders of Aflac Incorporated (the “Company”) will be held on Monday, May 7, 2018, at 10:00 a.m. at the Columbus Museum (in the Patrick Theatre), 1251 Wynnton Road, Columbus, Georgia, for the following purposes, all of which are described in the accompanying Proxy Statement:

1.	to elect eleven Directors of the Company to serve until the next Annual Meeting and until their successors are duly elected and qualified;	3.	to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018; and

2.	to consider a non-binding advisory proposal on the Company’s executive compensation (“say-on-pay”);	4.	to transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

How to Vote

It is important that you vote your shares. We encourage you to take advantage of the easy and cost-effective Internet and telephone voting methods the Company offers.

Internet:	Telephone:	Mail:	In Person:

Visit www.proxyvote.com. You will need the control number that appears on your proxy card.	If your shares are held in the name of a broker, bank, or other nominee, follow the telephone voting instructions, if any, provided on your proxy card. If your shares are registered in your name, call 1-800-690-6903 and follow the telephone voting instructions. You will need the control number that appears on your proxy card.	Complete and sign the proxy card and return it in the enclosed postage pre-paid envelope.	You may attend the Annual Meeting and vote orally or by ballot.

The accompanying proxy is solicited by the Company’s Board of Directors (the “Board”). The Proxy Statement and the Company’s 2017 Year in Review and Annual Report on Form 10-K for the year ended December 31, 2017, are enclosed.* The record date for determining which shareholders are entitled to vote at the Annual Meeting is February 28, 2018. Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting and any adjournment thereof.

Your vote is important! Even if you expect to attend the Annual Meeting, please vote in advance so that we may be assured of a quorum to transact business. If you attend the Annual Meeting, you may revoke your proxy and vote in person.

By order of the Board of Directors,

J. Matthew Loudermilk

Secretary

March 23, 2018

Columbus, Georgia

*	Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 7, 2018. This Proxy Statement and the Annual Report are available at proxyvote.com.

i	AFLAC INCORPORATED 2018 PROXY STATEMENT

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. Please read the entire Proxy Statement before voting.

For more complete information regarding the Company’s 2017 performance, please review the Company’s Annual Report on Form 10-K. In this Proxy Statement, the terms “Company,” “we,” or “our” refer to Aflac Incorporated, and the term “Aflac” refers to the Company’s subsidiary, American Family Life Assurance Company of Columbus, which operates in the United States (“Aflac U.S.”) and as a branch in Japan (“Aflac Japan”).

ANNUAL MEETING OF
SHAREHOLDERS

Date	Monday, May 7, 2018
Time	10:00 am
Place	Columbus Museum
(the Patrick Theatre),
1251 Wynnton Road,
Columbus, Georgia
Record Date	February 28, 2018

AGENDA AND VOTING MATTERS

Proposal		Board recommendation	Page
1.	to elect eleven Directors of the Company	For each nominee	8
2.	to consider a non-binding advisory proposal on the Company’s executive compensation (“say-on-pay”)	For	61
3.	to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm	For	64

Information about our Board Members

BOARD TENURE	DIVERSITY OF SKILLS AND EXPERIENCE

2018 Non-management Directors (10)	2018 Full Board of Directors (11)

6 of our 10 Non-management Directors are Minority or women

AFLAC INCORPORATED 2018 PROXY STATEMENT	1

DIRECTOR NOMINEES

Each Director stands for election annually. The following table provides summary information about the nominees. Our Board believes it is appropriate to maintain a diverse balance of longer tenured members, who bring stability and valuable Company-specific knowledge with a historical perspective, and newer members, who bring fresh viewpoints and new ideas.

				Committee Memberships
Name	Age	Director Since	Ind.	Audit & Risk	Compensation	Corporate Development	Corporate Governance	Executive	Finance & Investment	Corporate Social Responsibility & Sustainability
Daniel P. Amos
Chairman, Chief Executive Officer and President of Aflac Incorporated and Aflac	66	1983						CHAIR
W. Paul Bowers
Chairman, President and Chief Executive Officer of Georgia Power Co.	61	2013	●	●		CHAIR		●		●
Toshihiko Fukuzawa
President and CEO, Yushu Tatemono Co., Ltd.	61	2016	●						●*
Douglas W. Johnson**
Certified Public Accountant and retired Ernst & Young LLP audit partner	74	2004	●	CHAIR	●			●
Robert B. Johnson
Retired Senior Advisor, Porter Novelli PR	73	2002	●		CHAIR		●	●
Thomas J. Kenny
Former Partner and Co-Head of Global Fixed Income, Goldman Sachs Asset Management	54	2015				●			● CHAIR*
Karole F. Lloyd
Certified Public Accountant and retired Ernst & Young LLP audit partner	59	2017	●	●					●
Joseph L. Moskowitz
Retired Executive Vice President, Primerica, Inc.	64	2015	●	●	●	●
Barbara K. Rimer, DrPH
Dean and Alumni Distinguished Professor, Gillings School of Global Public Health, University of North Carolina, Chapel Hill	69	1995	●				CHAIR	●		● CHAIR*
Katherine T. Rohrer
Vice Provost Emeritus at Princeton University	64	2017	●				●*
Melvin T. Stith
Interim President of Norfolk State University and Dean Emeritus of the Martin J. Whitman School of Management at Syracuse University	71	2012	●				● CHAIR*			●*

*	Effective May 7, 2018
**	Douglas W. Johnson is also the Lead Non-Management Director.

Proxy Summary
2	AFLAC INCORPORATED 2018 PROXY STATEMENT

2017 Business Highlights

In 2017, the Company delivered strong operating results.

We generated net earnings of $4.6 billion, which included a $1.9 billion benefit for U.S. Tax Reform. As a result, net earnings per diluted share increased 79.8% over 2016.

Combined, we generated $2.4 billion in total new annualized premium sales in the United States and Japan, driven by a 4.1% increase in third sector sales (which includes cancer and medical insurance) in Japan and a 4.7% increase in sales in the United States.

We increased the fourth quarter 2017 cash dividend by 4.7%, marking the 35th consecutive year.

Operating earnings per diluted share, excluding foreign currency effect,* increased 6.3% over 2016, meeting our objective for the 27th consecutive year.

We repurchased approximately $1.35 billion (17.8 million) of the Company’s shares as part of a balanced capital allocation program.

●	We generated a strong return on equity of 20.4%, and our operating return on shareholders’ equity (“OROE”), excluding foreign currency and Tax Reform impacts*, for the full year was 15.1%.	●	As of December 31, 2017, our capital ratios remained strong. Our risk-based capital (“RBC”) ratio was 831%. Our solvency margin ratio, the principal capital adequacy measure in Japan, was 1,064%.

●	Total operating revenues declined 4.0% to $21.6 billion, reflecting planned reduction of premium income associated with first sector products in Japan. Total operating revenues on a currency-neutral basis* only declined 1.5% to $22.0 billion.	●	We anticipate completing the conversion of our Japanese operations from a branch to a subsidiary on or about April 1, 2018. Converting to this structure will allow the Company to further align with emerging global best practices in the financial services sector and preserve existing state regulatory oversight in the United States, while also ensuring that our financial profile remains as strong as it is today. Post conversion, we plan to run our U.S. business closer to 500% RBC, unlocking $1.75 billion of excess capital between 2017 and 2019.

●	The operating earnings excluding the impact of foreign currency metric is one of the principal financial measures used to evaluate management’s performance, and we believe it continues to be a key driver of shareholder value.

*	Operating earnings per diluted share excluding foreign currency effect, total operating revenues on a currency-neutral basis and operating return on shareholders’ equity, excluding foreign currency and Tax Reform impacts, are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). See the Appendix to this Proxy Statement for definitions of these non-GAAP measures and reconciliation to the nearest GAAP measure, as applicable.

Proxy Summary
AFLAC INCORPORATED 2018 PROXY STATEMENT	3

Executive Compensation Highlights

Our compensation philosophy for all employees is to provide pay that is aligned with the Company’s results. We believe this is the most effective method for creating shareholder value and that it has played a significant role in making the Company an industry leader. Our pay-for-performance compensation program targets market median positioning and delivers the majority of direct compensation through performance-based elements. This ensures proper alignment with our shareholders and ties the ultimate value delivered to named executive officers to the Company’s performance.

The Company’s executive compensation program reflects our corporate governance best practices principles:

●	The Board’s independent Compensation Committee oversees the program.	●	Executive officers and Directors may not enter into 10b5-1 plans (unless approved by the Compensation Committee) or hedge or pledge the Company’s stock.

●	The Compensation Committee retains an independent compensation consultant that reports only to that committee.	●	Executive officers and Directors have been subject to stock ownership guidelines for almost two decades.

●	In 2017, the CEO’s annual LTI grant was transitioned from the historic pay ranking-performance matrix approach to a more typical market-based approach.	●	We have had a clawback policy since 2007.

●	The independent compensation consultant reports annually to the full Board on CEO pay and performance alignment.	●	We do not pay change-in-control excise tax gross-ups.

●	We were the first public company in the U.S. to voluntarily provide shareholders with a say-on-pay vote–three years before such votes became mandatory.	●	All employment agreements contain double trigger change-in-control requirements.

Executive Compensation Program Changes

From our first voluntary “say-on-pay” advisory vote in 2008 until 2013, the Company received endorsement rates from our shareholders that averaged more than 96%.

In recent years, the support for our executive compensation program has been less favorable: approximately 86% of our shareholders voted in favor of our 2016 say-on-pay proposal and 81% voted in favor of our 2017 say-on-pay proposal. In response, we have implemented several changes to our executive compensation program over the past few years. These changes are described in the Compensation Discussion & Analysis under the heading “Response to Say-on-Pay Vote.”

Most recently, in 2017 the Company began to grant the CEO’s annual LTI award at a competitive level considering peer market data, the Company’s performance, and the tenure and performance of the CEO. These changes reflect the Company’s engagement in shareholder outreach efforts and analysis of best practices with regard to executive compensation.

In addition, the Compensation Committee has approved changes to the management incentive program and the LTI award program for executives other than the CEO. The management incentive program now reflects fewer metrics, and takes into account a new definition of operating earnings, which aligns with how we report on this measure. Furthermore, the Aflac Japan direct premium metric focuses on third sector sales, our main line of business in Japan. The 2017 LTI program follows a simplified approach recommended by our independent compensation consultant that is consistent with long-term incentive plans offered by our peers.

We work hard to ensure we continue to lead in executive compensation best practices, and stay focused on performance-based program elements that align with shareholder interests. Accordingly, we will continue to review our compensation program to determine if additional changes should be made.

Proxy Summary
4	AFLAC INCORPORATED 2018 PROXY STATEMENT

Solicitation and Revocation of Proxy

This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of the Company for use at the Annual Meeting of Shareholders to be held on Monday, May 7, 2018, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and described in detail herein. The Annual Meeting will be held at 10 a.m. at the Columbus Museum (in the Patrick Theatre), 1251 Wynnton Road, Columbus, Georgia.

The mailing address of our principal executive offices is Aflac Incorporated, 1932 Wynnton Road, Columbus, Georgia 31999.

All properly executed proxies returned to the Company will be voted in accordance with the instructions contained thereon. If you return your signed proxy with no voting instructions indicated, the proxy will be voted FOR the election of all Director nominees named in this Proxy Statement, FOR approval of Proposals 2 and 3, and according to the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting or any postponement or adjournment thereof. If you are a shareholder of record, you also may submit your proxy online or by telephone in accordance with the procedures set forth in the enclosed proxy, or you may vote in person at the Annual Meeting. Shareholders can revoke a proxy at any time before it is exercised by giving written notice to that effect to the Secretary of the Company or by submitting a later-dated proxy or subsequent internet or telephonic proxy. Shareholders who attend the Annual Meeting may revoke any proxy previously granted and vote in person orally or by written ballot.

This Proxy Statement and the accompanying proxy are being delivered to shareholders on or about March 23, 2018.

Solicitation of Proxies

The Company will pay the cost of soliciting proxies. The Company will make arrangements with brokerage firms, custodians, and other fiduciaries to send proxy materials to their customers, and will reimburse these entities for the associated mailing and related expenses. In addition, certain officers and other employees of the Company may solicit proxies by telephone and by personal contacts, but those individuals will not receive additional compensation for these efforts. The Company has retained Georgeson LLC to assist in the solicitation of proxies for a fee of $9,500, plus reimbursement of reasonable out-of-pocket expenses.

Proxy Materials and Annual Report

As permitted by SEC rules, we are making these proxy materials available to our shareholders electronically. We believe providing online access to our critical documents will conserve natural resources and reduce the costs of printing and distributing our proxy materials. Accordingly, we have mailed to most of our shareholders a notice about the internet availability of this Proxy Statement and the Company’s 2017 Year in Review and Annual Report on Form 10-K for the year ended December 31, 2017 (together, the “Annual Report”) instead of paper copies of those documents. The notice contains instructions on how to access our reports online, how to vote at proxyvote.com, and how to request and receive a paper copy of our proxy materials, including this Proxy Statement and our Annual Report. If you select the online access option for the Proxy Statement, Annual Report, and other account mailings through aflinc®, the Company’s secure online account management system, you will receive electronic notice of availability of your proxy materials. If you do not receive a notice and did not already elect online access, you will receive a paper copy of the proxy materials by mail.

AFLAC INCORPORATED 2018 PROXY STATEMENT	5

Multiple Shareholders Sharing the Same Address

The Company is sending only one Annual Report and one Proxy Statement or notice of availability of these materials to shareholders who consented and who share a single address. This is known as “householding.” However, any registered shareholder who wishes to receive a separate Annual Report or Proxy Statement may contact Shareholder Services by phone at (800) 227-4756, by email at shareholder@aflac.com, or by mail at the address set forth above. If you receive multiple copies of the Annual Report or Proxy Statement or notice of availability of these materials, you may request householding by contacting Shareholder Services (if you are a registered shareholder) or by contacting the holder of record (if you own the Company’s shares through a bank, broker, or other holder of record).

Description of Voting Rights

The Company believes that long-term shareholders should have a greater say in our success. Accordingly, the Company’s Articles of Incorporation provide that each share of the Company’s Common Stock is entitled to one vote until it has been held by the same beneficial owner for a continuous period of longer than 48 months prior to the record date of the meeting, at which time each share becomes entitled to ten votes. If a share is transferred by gift, devise, or bequest, or otherwise through the laws of inheritance, descent, or distribution from the estate of the transferor, or by distribution to a beneficiary of shares held in trust, the transferee is deemed to be the same beneficial owner as the transferor for purposes of determining the number of votes per share. Shares acquired as a direct result of a stock split, stock dividend, or other distribution with respect to existing shares are deemed to have been acquired and held continuously from the date on which the underlying shares were acquired. Shares of Common Stock acquired pursuant to the exercise of a stock option are deemed to have been acquired on the date the option was granted.

Shares of Common Stock held in “street” or “nominee” name are presumed to have been held for less than 48 months and are entitled to one vote per share unless this presumption is rebutted by evidence to the contrary. If you wish to demonstrate that you have held your Common Shares in street name for longer than 48 months, please complete and execute the affidavit appearing on the reverse side of your proxy. The Board may require evidence to support the affidavit.

Quorum and Vote Requirements

On February 13, 2018, the Board declared a two-for-one stock split to be distributed on March 16, 2018, to shareholders of record at the close of business on March 2, 2018. Because such distributions are subsequent to the record date for the meeting, all share information in this Proxy Statement is presented on a pre-split basis.

Holders of record of Common Stock at the close of business on February 28, 2018, will be entitled to vote at the Annual Meeting. At that date, the number of outstanding shares of Common Stock entitled to vote was 388,918,509. According to the Company’s records, this represents the following voting rights:

Number of shares		Votes per share		Yields this many votes
361,028,933	@	1	=	361,028,933
27,889,576	@	10	=	278,895,760
388,918,509		Total		639,924,693

If all of the outstanding shares were entitled to ten votes per share, the total number of possible votes would be 3,889,185,090. However, for purposes of this Proxy Statement, we assume that the total number of votes that may be cast at the Annual Meeting will be 639,924,693.

The holders of a majority of the voting rights entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of such business that comes before the meeting. Abstentions are counted as “shares present” for purposes of determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because

Solicitation and Revocation of Proxy | Multiple Shareholders Sharing the Same Address
6	AFLAC INCORPORATED 2018 PROXY STATEMENT

the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Broker non-votes are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists.

The following table shows the voting requirements for each proposal we expect at the Annual Meeting.

Proposal	Vote required to Pass	Effect of abstentions and broker non-votes
Uncontested election of directors	Votes cast for a nominee exceed votes cast against that nominee	Abstentions and broker non-votes are not counted as votes cast and have no effect
Advisory say-on-pay	Majority of the votes cast	Abstentions and broker non-votes are not counted as votes cast and have no effect
Ratification of the Independent Registered Public Accounting Firm	Majority of the votes cast	Abstentions are not counted as votes cast and have no effect. Brokers and other nominees may vote without instructions, so we do not expect broker non-votes.

If a nominee who is already serving as a Director is not re-elected at the Annual Meeting in an uncontested election, Georgia law provides that Director would continue to serve on our Board as a “holdover director.” However, our Director Resignation Policy provides that holdover directors must tender a resignation to our Chairman of the Board. The Corporate Governance Committee will consider such resignation and recommend to the Board whether to accept or reject it. In considering whether to accept or reject the tendered resignation, the Corporate Governance Committee will consider all factors its members deem relevant, including the stated reasons why shareholders voted against such Director, the qualifications of the Director, and whether the resignation would be in the best interests of the Company and its shareholders. The Board will formally act on the Corporate Governance Committee’s recommendation no later than ninety days following the date of the Annual Meeting at which the election occurred. The Company will, within four business days after such decision is made, publicly disclose that decision in a Form 8-K filed with the SEC, together with a full explanation of the process by which the decision was made and, if applicable, the reasons for rejecting the tendered resignation. If a nominee who was not already serving as a Director is not elected at the Annual Meeting, that nominee would not become a Director or a holdover director.

In a contested election at an annual meeting of shareholders (meaning the number of nominees exceeds the number of Directors to be elected), the standard for election of Directors would be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors.

Effect of Not Casting a Vote

If you hold your shares in street name, it is critical that you provide voting instructions to the record owner. Your bank or broker is not permitted to vote without your instructions in the election of Directors or on the advisory vote on executive compensation. Broker non-votes on these matters will have no effect on the outcome of the proposals. Your bank or broker may vote uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 3).

If you are a shareholder of record and you do not return your proxy card, no votes will be cast on your behalf on any item of business at the Annual Meeting. If you return a signed proxy card but do not give voting instructions, your proxy will be voted FOR the election of all Director nominees named in this Proxy Statement, FOR approval of Proposals 2 and 3, and according to the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting or any postponement or adjournment thereof.

Solicitation and Revocation of Proxy | Quorum and Vote Requirements
AFLAC INCORPORATED 2018 PROXY STATEMENT	7

Proposal 1: Election of Directors

The Company proposes that the following eleven individuals be elected to the Board. These individuals have been nominated by the Corporate Governance Committee of the Board and, if elected, are willing to serve until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. The people named in the accompanying proxy (or their substitutes) will vote to elect these nominees unless specifically instructed to the contrary. However, if any nominee becomes unable or unwilling to serve or is otherwise unavailable for election, the people named in the proxy (or their substitutes) will have discretionary authority to vote or to refrain from voting on any substitute nominee. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve.

We expect all of our directors to have a demonstrated ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company. As shown below, our nominees have a range of skills and experience in areas that are critical to our industry and our operations. All of the nominees are currently members of our Board. Dr. Rohrer was appointed as a director, upon the recommendation of the Corporate Governance Committee, on November 14, 2017. Dr. Rohrer was recommended for the Board by the Chair of the Corporate Governance Committee.

DIRECTOR SKILLS SUMMARY

Name	Independent	Marketing and Public Relations	Current or former CEO	Operations Experience	Japanese Market Experience	Investment and Financial Expertise	Regulatory and Risk Mgmt. Experience	Industry Experience	Public Health Experience
Daniel P. Amos		●	●	●	●	●	●	●
W. Paul Bowers	●		●	●	●	●	●
Toshihiko Fukuzawa	●		●		●	●	●	●
Douglas W. Johnson	●					●	●	●
Robert B. Johnson	●	●					●		●
Thomas J. Kenny				●	●	●	●
Karole F. Lloyd	●					●	●	●
Joseph L. Moskowitz	●			●		●	●	●
Barbara K. Rimer, DrPH	●							●	●
Katherine T. Rohrer	●			●		●	●
Melvin T. Stith	●	●				●	●

The Board of Directors recommends a vote “for” the election of each of the following nominees as directors.

8	AFLAC INCORPORATED 2018 PROXY STATEMENT

AGE

66

DIRECTOR SINCE

1983

COMMITTEES

Executive (Chair)

Daniel P. Amos	Chairman, Chief Executive Officer and President of Aflac Incorporated and Aflac

Mr. Amos has been Chief Executive Officer of the Company and Aflac since 1990, Chairman since 2001 and named President of Aflac in July 2017 and President of Aflac Incorporated in February 2018. He has spent 39 years in various positions at Aflac.

SKILLS AND RECOGNITION

Institutional Investor magazine has named Mr. Amos one of America’s Best CEOs in the life insurance category five times. Harvard Business Review has named Mr. Amos among the World’s Best Performing CEOs in each of the past three years.

Mr. Amos’ experience and approach deliver insightful expertise and guidance to the Board of Directors on topics relating to corporate governance, people management and risk management.

OTHER BOARD OR LEADERSHIP POSITIONS

●  Synovus Financial Corp. (2001 to 2011)

●  Southern Company (2000 to 2006)

INDEPENDENT

AGE

61

DIRECTOR SINCE

2013

COMMITTEES

Corporate Development (Chair)

Audit and Risk*

Corporate Social Responsibility & Sustainability

Executive

*Financial Expert

W. Paul Bowers	Chairman, President and Chief Executive Officer of Georgia Power Co.

Mr. Bowers has been chairman, president and chief executive officer of Georgia Power, the largest subsidiary of Southern Company, since 2011. Before that, Mr. Bowers served as chief financial officer of Southern Company from 2008 to 2010. Previously, he served in various senior executive positions across Southern Company in Southern Company Generation, Southern Power, and the company’s former U.K. subsidiary, where he was president and chief executive officer of South Western Electricity LLC/Western Power Distribution.

SKILLS AND RECOGNITION

Mr. Bowers brings to the Board a valuable and unique perspective from his considerable financial knowledge; national and international business experience, including operating in a highly regulated industry; and expertise in corporate development and managing the evolving risks associated with cyber security.

OTHER BOARD OR LEADERSHIP POSITIONS

●  Chair, Atlanta Committee for Progress (2016)

●  Nuclear Electric Insurance Ltd. (since 2009)

●  Board of Regents of the University System of Georgia (since 2014)

●  Federal Reserve Bank of Atlanta’s Energy Policy Council (since 2008)

Proposal 1: Election of Directors
AFLAC INCORPORATED 2018 PROXY STATEMENT	9

INDEPENDENT

AGE

61

DIRECTOR SINCE

2016

COMMITTEES

Finance and Investment (beginning May 7, 2018)

Toshihiko Fukuzawa	President and CEO of Yushu Tatemono Co., Ltd

Mr. Fukuzawa has been the president and chief executive officer of Yushu Tatemono Co., Ltd. since June 2015, where he also serves as a representative director. He served as deputy president and a representative director at Mizuho Trust & Banking Co., Ltd. from 2013 to 2015, as managing executive officer and head of the IT System Group at Mizuho Bank Ltd. from 2011 to 2013, and as deputy president and a representative director at Mizuho Information & Research Institute, Inc. from 2009 to 2011. Between 2002 and 2009, he held executive officer and general manager positions at Mizuho Bank, Ltd. and affiliated companies of Mizuho Financial Group, Inc. Mr. Fukuzawa held various positions of increasing responsibility at Dai-Ichi Kangyo Bank, Ltd., from 1979 until 2002.

SKILLS AND RECOGNITION

Over a 36-year career as a professional banker in Japan, Mr. Fukuzawa has gained extensive business and IT knowledge and experience with a wide range of Japanese financial services institutions, including insurance companies. He provides the Board with valuable insight and expertise relevant to the Company’s Japanese business.

INDEPENDENT

AGE

74

DIRECTOR SINCE

2004

LEAD NON-MANAGEMENT DIRECTOR

COMMITTEES

Audit and Risk* (Chair)

Compensation

Executive

*Financial Expert

Douglas W. Johnson	Certified Public Accountant and retired Ernst & Young LLP audit partner

Mr. Johnson is a certified public accountant who retired as an Ernst & Young LLP audit partner in 2003. He spent the majority of his career focusing on companies in the life, health and property/casualty segments of the insurance industry. During Mr. Johnson’s thirty-year tenure with Ernst & Young and its predecessor firms, he was coordinating partner of several large multinational insurance companies and for the firm’s largest American insurance client.

SKILLS AND RECOGNITION

Mr. Johnson’s work experience includes extensive coordination with the audit committees of publicly held insurance companies. His finance experience and leadership skills enable him to make valuable contributions to our Audit and Risk Committee, where he serves as the Chair.

OTHER BOARD OR LEADERSHIP POSITIONS

●  Member, American Institute of Certified Public Accountants (AICPA)

Proposal 1: Election of Directors
10	AFLAC INCORPORATED 2018 PROXY STATEMENT

INDEPENDENT

AGE

73

DIRECTOR SINCE

2002

COMMITTEES

Compensation (Chair)

Corporate Governance

Executive

Robert B. Johnson	Retired Senior Advisor, Porter Novelli PR

Mr. Johnson retired from Porter Novelli PR, where he was a senior advisor from 2003 until 2014. Until 2008, he served as chairman and CEO of the One America Foundation, an organization that promotes dialogue and solidarity among Americans of all races and provides education, grants and technical equipment to disadvantaged youth. Before that, he served in President Clinton’s administration as an assistant to the President and director of the President’s initiative for One America. He served two years in the Carter Administration, and then was the Business Regulations Administrator for Washington, D.C.

SKILLS AND RECOGNITION

Mr. Johnson has extensive experience in political and media strategic planning and community involvement. He also brings to the Board substantial experience in executing public relations strategies and promoting diversity.

OTHER BOARD OR LEADERSHIP POSITIONS

●  Deputy chair, Democratic National Committee (2003 to 2004)

AGE

54

DIRECTOR SINCE

2015

COMMITTEES

Finance and Investment (Chairman beginning May 7, 2018)

Corporate Development

Thomas J. Kenny	Former Partner and Co-Head of Global Fixed Income, Goldman Sachs Asset Management

Mr. Kenny has served as a TIAA-CREF Funds Board trustee since 2011. He has served as chair of the board since September 2017. He recently served as the chair of the TIAA-CREF Funds Investment Committee and on the TIAA-CREF Funds Operations Committee. Prior to his role at TIAA-CREF, Mr. Kenny held a variety of leadership positions at Goldman Sachs for twelve years, most recently serving as partner and advisory director. He also served as co-head of the Global Cash and Fixed Income Portfolio team at Goldman Sachs Asset Management, where he was responsible for overseeing the management of more than $600 billion in assets across multiple strategies with teams in London, Tokyo and New York. Before joining Goldman Sachs, Mr. Kenny spent thirteen years at Franklin Templeton. He is a CFA charter holder.

SKILLS AND RECOGNITION

Mr. Kenny’s extensive experience in investment management and financial markets provides the Board with valuable insight and expertise.

OTHER BOARD OR LEADERSHIP POSITIONS

●  CREF Board of Trustees, Chairman

●  TIAA-CREF Fund Complex Executive Committee, Chair

●  TIAA-CREF Fund Complex Investment Committee

●  TIAA-CREF Fund Complex Operations Committee

●  TIAA-CREF Fund Complex Nominating and Governance Committee

Proposal 1: Election of Directors
AFLAC INCORPORATED 2018 PROXY STATEMENT	11

INDEPENDENT

AGE

59

DIRECTOR SINCE

2017

COMMITTEES

Audit and Risk*

Finance and Investment

*Financial Expert

Karole F. Lloyd	Certified Public Accountant and retired Ernst & Young LLP audit partner

Ms. Lloyd is a certified public accountant and retired as vice chair and managing partner for Ernst & Young, LLP in 2016. She brings more than 37 years of work experience and leadership, most recently as part of the board of Ernst & Young, and has extensive experience in the audits of large financial services, insurance and health care companies. She has served as an audit partner for publicly held companies in both the United States and Canada. Ms. Lloyd’s other experience includes leadership and consulting with respect to financial reporting, board governance and legal matters, regulatory compliance, internal audit, and risk management.

SKILLS AND RECOGNITION

Ms. Lloyd’s extensive accounting and advisory experience across the financial service industry, combined with her leadership skills and strategic thinking, provide valuable perspective for our Audit and Risk Committee.

OTHER BOARD OR LEADERSHIP POSITIONS

●  The University of Alabama President’s Advisory Council (since 2003)

●  The University of Alabama Board of Visitors for the Commerce and Business School (since 2001)

●  Atlanta Symphony Orchestra Board of Directors (since 2010)

●  Metro Atlanta Chamber of Commerce, Board of Trustees and Executive Committee (2009 to 2016)

INDEPENDENT

AGE

64

DIRECTOR SINCE

2015

COMMITTEES

Audit and Risk*

Compensation

Corporate Development

*Financial Expert

Joseph L. Moskowitz	Retired Executive Vice President, Primerica, Inc.

Mr. Moskowitz retired from Primerica, Inc., where he served as executive vice president from 2009 until 2014, leading the Product Economics and Financial Analysis Group. He joined Primerica in 1988, and served in various capacities, including managing the group responsible for financial budgeting, capital management support, earnings analysis, and analyst and stockholder communications support. He served as chief actuary from 1999 to 2004. Before joining Primerica, Mr. Moskowitz was vice president of Sun Life Insurance Company from 1985 to 1988 and was a senior manager at KPMG from 1979 to 1985.

SKILLS AND RECOGNITION

With forty years of actuarial experience and leadership roles in the financial services industry, Mr. Moskowitz provides insight into the analysis and evaluation of actuarial and financial models, which form the basis of various aspects of corporate planning, financial reporting and risk assessment, to the Board.

OTHER BOARD OR LEADERSHIP POSITIONS

●  Fellow, Society of Actuaries

●  Member, American Academy of Actuaries

Proposal 1: Election of Directors
12	AFLAC INCORPORATED 2018 PROXY STATEMENT

INDEPENDENT

AGE

69

DIRECTOR SINCE

1995

COMMITTEES

Corporate Governance (Chair) (until May 7, 2018)

Corporate Social Responsibility & Sustainability (Chair beginning May 7, 2018)

Executive

Barbara K. Rimer, DrPH	Dean and Alumni Distinguished Professor, Gillings School of Global Public Health, University of North Carolina, Chapel Hill

Dr. Rimer has been dean of the University of North Carolina Gillings School of Global Public Health since 2005, and alumni distinguished professor since 2003. Previously, she was director of the Division of Cancer Control and Population Sciences at the National Cancer Institute. She is a former director of Cancer Control Research and professor of community and family medicine at the Duke University School of Medicine. She was elected to the Institute of Medicine in 2008.

SKILLS AND RECOGNITION

At the Gillings School of Public Health, Dr. Rimer works to improve public health, promote individual well-being, and eliminate health inequities across North Carolina and around the world. In 2012, Dr. Rimer was appointed Chairman of the President’s Cancer Panel and has been reappointed twice since then. Her insight and leadership with respect to the public health sector are extremely relevant to the Company’s business and operations.

OTHER BOARD OR LEADERSHIP POSITIONS

●  Chair, President’s Cancer Panel (since 2012)

INDEPENDENT

AGE

64

DIRECTOR SINCE

2017

COMMITTEES

Corporate Governance

(beginning May 7, 2018)

Katherine T. Rohrer	Vice Provost Emeritus and Former Interim Associate Dean of Graduate School at Princeton University

Dr. Rohrer is vice provost emeritus at Princeton University, having served as vice provost for Academic Programs from 2001 through 2015. She served as interim associate dean of the Princeton graduate school from November 2016 through December 2017. She has held several academic leadership positions at Princeton since 1988, including associate dean of the faculty and assistant dean of the college. She was a faculty member at Columbia University from 1982 to 1988 and at Princeton from 1979 to 1982.

SKILLS AND RECOGNITION

With more than 30 years as a university leader, Dr. Rohrer brings a wealth of experience highlighted by a commitment to academic rigor and financial management. Her operational expertise includes executing on institutional budgetary decisions; leading academic governance and priority-setting; spearheading the recruitment of deans and other senior academic administrators; developing university-level messaging and communications; and managing endowments. Dr. Rohrer’s management career has included a focus on social responsibility, inclusion and diversity.

OTHER BOARD OR LEADERSHIP POSITIONS

●  Emory University Board of Trustees (since 2008; chair, Academic Affairs Committee; member, Executive Committee, Finance Committee)

●  Previously served on the boards of Morristown-Beard School, Morristown, NJ; Trinity Church, Princeton, NJ; Crisis Ministry of Trenton and Princeton (now “Arm in Arm”); and Dryden Ensemble.

Proposal 1: Election of Directors
AFLAC INCORPORATED 2018 PROXY STATEMENT	13

INDEPENDENT

AGE

71

DIRECTOR SINCE

2012

COMMITTEES

Corporate Governance
(Chairman beginning May 7, 2018)

Corporate Social Responsibility & Sustainability
(beginning May 7, 2018)

Melvin T. Stith	Interim President of Norfolk State University and Dean Emeritus of the Martin J. Whitman School of Management at Syracuse University

Dr. Stith is interim president of Norfolk State University and dean emeritus of the Martin J. Whitman School of Management at Syracuse University, having served as dean from 2005 until 2013. Prior to assuming this role, Dr. Stith was the dean emeritus and the Jim Moran Professor of Business Administration at Florida State University for thirteen years. He has been a professor of marketing and business since 1977 following his service as a captain in the U.S. Army Military Intelligence Command.

SKILLS AND RECOGNITION

Dr. Stith’s financial acumen and his leadership skills in consensus- building, risk management, and executive management add an important dimension to the composition of our Board.

OTHER BOARD OR LEADERSHIP POSITIONS

●  Synovus Financial Corp. (since 1998)

●  Flowers Foods, Inc. (since 2004)

●  Jim Moran Foundation (since 2000)

●  Previously served on the boards of Correctional Services Corporation, JM Family Enterprises Youth Automotive Training Center, the Keebler Company, United Telephone of Florida, and Rexall Sundown.

DIRECTORS NOT STANDING FOR RE-ELECTION

Mr. Kriss Cloninger III, 70, retired as an employee and a Director on December 31, 2017. After 28 years of service, Ms. Elizabeth J. Hudson, 68, and Dr. Charles B. Knapp, 71, are not standing for re-election and their terms will end as of the Annual Meeting.

Proposal 1: Election of Directors
14	AFLAC INCORPORATED 2018 PROXY STATEMENT

The following information is provided with respect to each Director and nominee:

Name	Shares of Common Stock Beneficially Owned on February 28, 2018(1)	Percent of Outstanding Shares	Voting Rights on February 28, 2018	Percent of Available Votes
Daniel P. Amos	2,320,733.6		18,764,696	2.9
W. Paul Bowers	11,829	*	35,949	*
Toshihiko Fukuzawa	3,003,657.8		30,003,657	4.7
Elizabeth J. Hudson	82,069	*	741,381.1
Douglas W. Johnson	67,053	*	380,071.1
Robert B. Johnson	15,491	*	77,852	*
Thomas J. Kenny	20,225	*	20,225	*
Charles B. Knapp	96,751	*	889,471.1
Karole F. Lloyd	9,262	*	9,262	*
Joseph L. Moskowitz	17,862	*	17,862	*
Barbara K. Rimer, DrPH	46,127	*	367,778	*
Katherine T. Rohrer	829	*	829	*
Melvin T. Stith	14,589	*	82,683	*
*	Percentage not listed if less than .1%.

(1)	Includes options to purchase shares, which are exercisable within 60 days for: Elizabeth J. Hudson, 21,026; Douglas W. Johnson, 51,384; Thomas J. Kenny, 12,235; Charles B. Knapp, 42,472; Joseph L. Moskowitz, 9,713; and Barbara K. Rimer, DrPH, 35,302. Also includes 445,069 shares of restricted stock awarded under the Long-Term Incentive Plan for Daniel P. Amos that he has the right to vote. These shares will vest three years from the date of grant if the Company attains certain performance goals. Also includes shares of restricted stock awarded under the Long-Term Incentive Plan for W. Paul Bowers, 3,921; Toshihiko Fukuzawa, 1,814; Elizabeth J. Hudson, 3,921; Robert B. Johnson, 3,921; Thomas J. Kenny, 4,147; Charles B. Knapp, 1,814; Joseph L. Moskowitz, 3,364; Katherine T. Rohrer, 825; and Melvin T. Stith, 3,921, for which these individuals have the right to vote. These shares will vest four years from the date of grant, except restricted shares granted after May 2015, which will vest one year from the date of grant.

Also includes the following shares:

Daniel P. Amos: 2,288 shares owned by his spouse; 49,746 shares owned by partnerships of which he is a partner; 934,593 shares owned by trusts of which he is trustee; 363,447 shares owned by the SOMA Foundation Inc.; 119,004 shares owned by the Daniel P. Amos Family Foundation, Inc.; 4,158 shares owned by a trust with his spouse as trustee; and 112,444 shares owned by the Paul S. Amos Family Foundation, Inc.

Elizabeth J. Hudson: 3,500 shares owned by her children; 46,410 shares owned by trusts with Ms. Hudson as trustee.

Charles B. Knapp: 21,000 shares owned by his spouse.

Toshihiko Fukuzawa: 3,000,000 shares owned by The Mizuho Trust & Banking Co., Ltd. Mr. Fukuzawa represents the power to vote these shares.

Proposal 1: Election of Directors
AFLAC INCORPORATED 2018 PROXY STATEMENT	15

Corporate Governance

Shareholder Outreach

The Company has a long history of engaging shareholders to learn about the issues and concerns that are important to them. We believe that open communications can have a positive influence on our corporate governance practices. For example, we are proud to have been the first publicly traded company in the United States to voluntarily allow shareholders a say-on-pay vote. In keeping with this governance philosophy, we communicate with our shareholders on a regular basis and incorporate their feedback into our decision-making process.

Director Independence

The Board annually assesses the independence of each Director nominee. Daniel P. Amos is an employee of the Company. Thomas J. Kenny previously worked (and received fees) as a consultant to the Board. The Board has determined that all of the other nominees are “independent” under New York Stock Exchange (“NYSE”) listing standards. None of the independent nominees has a material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. The Board made its determination based on information furnished by all Directors regarding their relationships with the Company and research conducted by management.

Board Leadership Structure

Daniel P. Amos has served as Chairman of the Board (“Chairman”) since 2001 and as CEO since 1990. The Board believes the most effective Board leadership structure for the Company is for the CEO to continue to serve as Chairman, working with a Lead Non-Management Director. This structure has served the Company well for many years. The CEO is ultimately responsible for the day-to-day operation of the Company and for executing the Company’s strategy, and the Company’s performance is an integral part of Board deliberations. Accordingly, the Board believes that Mr. Amos is the Director most qualified to act as Chairman. The Board believes that Mr. Amos’ in-depth long-term knowledge of the Company’s operations and his vision for the Company’s development provides decisive and effective leadership for the Board. However, the Board retains the authority to modify this structure to best advance the interests of all shareholders if circumstances warrant such a change.

The Board believes its existing corporate governance practices achieve independent oversight and management accountability. These governance practices are reflected in the Company’s Guidelines on Significant Corporate Governance Issues and the Committee charters. In particular:

●  a substantial majority of our Board members are independent;

●  the Audit and Risk, Compensation, and Corporate Governance Committees all comprise independent Directors;

●  the Company has a Lead Non-Management Director with the responsibilities described below; and

●  the Non-employee Directors meet at each regularly scheduled Board meeting in executive session without management present.

Lead Non-Management Director

If the Chairman and Chief Executive Officer is the same person, or if the Chairman is not independent, the Board believes that an independent director should be appointed to serve as the lead non-management director (the “Lead Non-Management Director”). The Lead Non-Management Director, upon a recommendation by the Corporate Governance Committee, shall be elected by the Board on an annual basis (effective at the first Board of Director’s meeting following the Annual Meeting of Shareholders). Although elected annually, the Lead

16	AFLAC INCORPORATED 2018 PROXY STATEMENT

Non-Management Director is generally expected to serve for more than one year, but no more than four years. Douglas W. Johnson is currently the Lead Non-Management Director. The responsibilities of the Lead Non-Management Director include:

●  consulting with the Chairman and Secretary to establish the agenda for each Board meeting;

●  setting the agenda for, and leading, all executive sessions of the Non-employee Directors;

●  when appropriate, discussing with the Chairman matters addressed at such executive sessions;

●  presiding over meetings of the Board at which the Chairman is not present;

●  presiding over discussions of the Board when the topic presents a potential conflict of interest for the Chairman;

●  facilitating discussions among the Non-employee Directors between Board meetings;

●  serving as a liaison between the Non-employee Directors and the Chairman;

●  serving as a liaison between management and the Board;

●  representing the Board in shareholder outreach; and

●  in coordination with the Chairman, facilitating the annual Board self-evaluation.

The Lead Non-Management Director has the authority to call meetings of the independent Directors.

Board Self-Evaluation

The effectiveness of our Board is of the utmost importance. The Board recognizes that we live in a dynamic world that requires regular self-evaluation to ensure that we have the best skill set and experience to serve the Company and that the Board is fulfilling its responsibilities. To that end, the Corporate Governance Committee is charged with overseeing an annual process of self-evaluation for the Board as a whole and for its individual members.

The Board’s annual self-evaluation process involves both the Chairman and the Lead Non-Management Director separately scheduling one-on-one conferences with the Directors to address a variety of topics related to the Board’s performance and oversight responsibility. Among other things, the Board considers its composition, with the goal of ensuring its members have the mix of skills and subject matter expertise required for prudent oversight of the Company. In addition, the Board evaluates its processes and operations, organization and committee structure, oversight, and performance, as well as the quality of the information provided to Directors by the Audit and Risk Committee about the Company’s risk-management and corporate compliance programs.

Director Nominating Process

The Corporate Governance Committee believes that, at a minimum, nominees for Director must have two qualifications:

●  a demonstrated ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company; and

●  an impeccable record and reputation for honest and ethical conduct in both professional and personal activities.

Beyond these threshold requirements, the Corporate Governance Committee examines each prospective candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest, and independence from management and the Company. The Corporate Governance Committee strives to build a diverse Board that is strong in its collective knowledge. In particular, the Corporate Governance Committee looks for nominees with experience in the following areas:

● accounting and finance	● business operations	● corporate governance

● management and leadership	● business judgment	● global markets

● vision and strategy	● industry knowledge

Finally, the Corporate Governance Committee considers diversity (including gender, ethnicity, race, color, and national origin) in nominating Directors. Nominees must be between the ages of 21 and 74.

Corporate Governance | Lead Non-Management Director
AFLAC INCORPORATED 2018 PROXY STATEMENT	17

The Corporate Governance Committee identifies potential nominees from three sources. The Committee seeks suggestions from current Directors and executive officers; may engage firms that specialize in identifying director candidates; and, as discussed below, considers candidates recommended by shareholders.

Once the Corporate Governance Committee identifies a potential nominee, members review publicly available information and contact candidates who warrant further consideration. If a potential nominee is willing to be considered for a seat on the Board, the Corporate Governance Committee will request more information.

Generally, the Corporate Governance Committee conducts one or more interviews with each prospective nominee. Committee members also may contact references provided by candidates, and speak with members of the business community or other people who may have firsthand knowledge of a candidate’s record. This process enables the Corporate Governance Committee to compare the accomplishments and qualifications of all potential nominees.

The Corporate Governance Committee will consider Director candidates recommended by shareholders. As with any prospective nominee, the Corporate Governance Committee will evaluate shareholder-nominated candidates in light of the needs of the Board and the qualifications of the particular individual. In addition, the Corporate Governance Committee may consider the number of shares held by the recommending shareholder and the length of time such shares have been held.

To recommend a candidate for the Board, a shareholder must submit the recommendation in writing, including: (i) the name of the shareholder and evidence of the person’s ownership of Common Stock, including the number of shares owned and the length of time of ownership; and (ii) the name of the candidate, the candidate’s resume or qualifications to be a Director, and the candidate’s consent to be named as a Director if nominated by the Board.

The shareholder recommendation and information described above must be sent to the Corporate Secretary at Aflac Incorporated, 1932 Wynnton Road, Columbus, Georgia 31999, and must be received by the Corporate Secretary not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder, to be timely, must be so received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever occurs first.

Shareholder recommendations and accompanying information should be sent to the Corporate Secretary at Aflac Incorporated as described at the end of this Proxy Statement under the heading “Other Proposals or Director Nominations to be brought before our 2019 Annual Meeting.”

Our proxy access bylaw permits a shareholder (or group of up to twenty shareholders) owning shares of our outstanding capital stock representing at least 3% of the votes entitled to be cast on the election of directors to nominate and include in our proxy materials director candidates constituting up to 20% of the Board. The nominating shareholder or group of shareholders must have owned their shares continuously for at least three years, and the nominating shareholder(s) and nominee(s) must satisfy other requirements specified in our Bylaws.

Corporate Governance | Director Nominating Process
18	AFLAC INCORPORATED 2018 PROXY STATEMENT

Enterprise-Wide Risk Oversight

Our Board oversees an enterprise-wide approach to risk management designed to achieve organizational and strategic objectives, to improve long-term performance, and to enhance shareholder value. Risk management requires more than just understanding the risks we face and the steps management takes to manage those risks. The Board also must understand what level of risk is appropriate for the Company. Our Directors are equipped to make all of these determinations because they are integral to the process of setting the Company’s business strategy.

While the Board oversees the risk-management process generally, several Board and management committees have specific roles that correspond with their areas of responsibility.

Audit and Risk Committee

Under its charter, the Audit and Risk Committee’s responsibilities include risk management and compliance oversight. Specifically, the Audit and Risk Committee:

●  discusses guidelines and policies governing the process by which senior management and the relevant departments of the Company assess and manage exposure to risk;

●  reviews the Company’s risk assessment and enterprise risk-management framework, including risk-management guidelines, risk appetite, risk tolerances, key risk policies and control procedures;

●  reviews critical regulatory risk-management filings and enterprise risk-management material shared with regulators and rating agencies;

●  reviews the general structure, staffing models, and engagement of the Company’s risk governance departments and practices;

●  reviews the Company’s major financial risk exposures and evaluates processes and controls that management has adopted to monitor and manage those risks;

●  meets in executive session with key senior leaders involved in risk management;

●  reviews with the internal auditors, the independent auditor, and the Company’s financial management team the adequacy and effectiveness of our internal controls, including information security policies and internal controls regarding information security, and any special steps adopted in light of material control deficiencies; and

●  reports to the Board, at least annually, with respect to matters related to key enterprise risks and risk management areas of concentration.

The Board has adopted an information security policy with the goal of ensuring that the Company’s information assets and data, and the data of its customers, is appropriately protected. The Board has delegated oversight of the Company’s information security program to the Audit and Risk Committee. The Company’s senior officers, including its Global Security and Chief Information Security Officer, regularly communicate with the Audit and Risk Committee on the information security program, including with respect to the state of the program, compliance with applicable regulations, current and evolving threats, and recommendations for changes in the information security program. The information security program also directs the executive officers to report certain incidents immediately and directly to the Lead Non-Management Director.

Corporate Governance | Enterprise-Wide Risk Oversight
AFLAC INCORPORATED 2018 PROXY STATEMENT	19

Finance and Investment Committee

The Finance and Investment Committee oversees the investment process and investment risk management of the Company and its subsidiaries by monitoring investment policies, strategies, and transactions and reviewing the performance of the investment portfolio.

Investment process	The manner in which we invest cash flows of the Company and its subsidiaries and manage investments to emphasize safety, liquidity, returns, tax considerations, applicable laws and regulations, and conformity with the needs of the Company and its subsidiaries.
Investment risk	Includes liquidity risk, market risk, and credit risk.
Liquidity risk	When an investment is not marketable and cannot be bought or sold quickly enough to prevent or minimize a loss.
Market risk	The risk that market movements will cause fluctuations in the value of our assets, the amount of our liabilities, or the income from our assets.
Credit risk	The risk of loss arising from the failure of a counterparty to perform its contractual obligations.

Compensation Committee

The Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy. As more fully discussed in the Compensation Discussion and Analysis section of this Proxy Statement, the Compensation Committee establishes incentive compensation performance objectives for management that are realistically attainable so as not to encourage excessive risk taking.

Management Committees

The Company’s management is responsible for day-to-day risk management. Our enterprise risk-management framework, which is aligned with and overseen by the Board and its committees, includes several executive management committees whose roles incorporate risk management across the enterprise. For example, the global Disclosure Committee comprises senior managers from across the Company to ensure that disclosure controls and procedures are effective and that the information required to be disclosed to the investing public is accumulated and evaluated in a timely manner. Other management committees are responsible for implementing policies and risk-management processes relating to strategic, operational, investment, competitive, regulatory and legislative, product, reputational and compliance risks.

Chief Executive Officer and Executive Management Succession Planning

The Board, in coordination with the Corporate Governance Committee, is responsible for succession planning for key executives to ensure continuity in senior management. As part of that effort, the Board and the Corporate Governance Committee ensure that the Company has an appropriate process for addressing Chief Executive Officer succession planning in the event of extraordinary circumstances.

The Chief Executive Officer plays an active role in the succession-planning process. In coordination with the Company’s executive management team, including the General Counsel and the Director of Human Resources, the Chief Executive Officer periodically evaluates potential successors, reviews development plans recommended for such individuals, and makes recommendations to the Corporate Governance Committee. Together these parties also identify potential successors for critical executive management positions. In addition, the Chief Executive Officer reviews executive succession planning and management development at an annual executive session of independent Directors.

Corporate Governance | Enterprise-Wide Risk Oversight
20	AFLAC INCORPORATED 2018 PROXY STATEMENT

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics applies to all Directors, executives, and employees of the Company and its subsidiaries. In addition, there are provisions specifically applicable to the Chief Executive Officer, the Chief Financial Officer, and the Chief Accounting Officer. The Company intends to satisfy any disclosure requirements regarding amendments to, or waivers of, any provision of the Code of Business Conduct and Ethics by posting such information on our website, aflac.com, under “Investors,” then “Corporate Governance.”

Communications with Directors

Shareholders may contact members of the Board by mail. If you wish to communicate with the Board, any individual Director, or any group or committee of Directors, address your correspondence to the Board or to such individual Director, group, or committee, c/o the Corporate Secretary of Aflac Incorporated, at the following address: 1932 Wynnton Road, Columbus, Georgia 31999. The Corporate Secretary will forward any message that is not in the nature of advertising, promotions of a product or service, or patently offensive material.

It is Company policy that each Director should attend the Annual Meeting. All Directors serving at the time attended the 2017 Annual Meeting.

Board and Committees

The Board met eight times in 2017, and all Directors attended at least 75% of the meetings of the Board and the Committees on which they served.

The Board has seven standing committees: Audit and Risk; Compensation; Corporate Development; Corporate Governance; Executive; Finance and Investment; and Corporate Social Responsibility and Sustainability. Each committee (other than the Executive Committee) operates under a written charter adopted by the Board. Charters for the Audit and Risk Committee, the Compensation Committee, and the Corporate Governance Committee, as well as the Company’s Guidelines on Significant Corporate Governance Issues and the Code of Business Conduct and Ethics, all can be found on the Company’s website, aflac.com, under “Investors,” then “Corporate Governance.” Shareholders can request printed copies of these documents by submitting a request to the Corporate Secretary at the address shown above.

Board Committee Refreshment

The Corporate Governance Committee considers the periodic rotation of Committee members and Committee Chairs to introduce fresh perspectives and to broaden and diversify the views and experience represented on Board Committees. On February 13, 2018, and effective May 7, 2018, the Board appointed Mr. Fukuzawa to serve as a member of the Finance and Investment Committee, Mr. Kenny to serve as Chairman of the Finance and Investment Committee, Dr. Rimer to serve as Chair of the Corporate Social Responsibility and Sustainability Committee, Dr. Rohrer to serve as a member of the Corporate Governance Committee, and Dr. Stith to serve as Chairman of the Corporate Governance Committee.

Corporate Governance | Code of Business Conduct and Ethics
AFLAC INCORPORATED 2018 PROXY STATEMENT	21

MEMBERS

Douglas W. Johnson*
(Chairman)

W. Paul Bowers*

Charles B. Knapp*
(until May 7, 2018)

Karole F. Lloyd*

Joseph L. Moskowitz*

*(financial expert)

NUMBER OF
MEETINGS IN 2017
11

The Audit and Risk Committee

RESPONSIBILITIES

●  ensuring that management maintains the reliability and integrity of the reporting process and systems of internal controls of the Company and its subsidiaries regarding finance, accounting, and legal matters;

●  issuing annually the Audit and Risk Committee Report set forth below;

●  selecting, overseeing, evaluating, determining funding for, and, where appropriate, replacing or terminating the independent registered public accounting firm and monitoring that firm’s independence;

●  pre-approving audit and non-audit services provided by the independent registered public accounting firm;

●  pre-approving or ratifying all related person transactions that are required to be disclosed in this Proxy Statement;

●  overseeing the performance of the Company’s internal auditing department;

●  assisting with Board oversight of the Company’s compliance with legal and regulatory requirements;

●  overseeing the Company’s policies, process, and structure related to enterprise risk engagement and management; and

●  providing an open avenue of communication among the independent registered public accounting firm, management, the internal auditing department, and the Board.

OVERVIEW

The independent registered public accounting firm has direct access to the Audit and Risk Committee and may discuss any matters that arise in connection with its audits, the maintenance of internal controls, and any other matters relating to the Company’s financial affairs. The Audit and Risk Committee may authorize the independent registered public accounting firm to investigate any such matters, and may present its recommendations and conclusions to the Board. At least annually, the Audit and Risk Committee reviews the services performed and the fees charged by the independent registered public accounting firm.

All Audit and Risk Committee members qualify as “outside” Directors as defined by Section 162(m) of the Internal Revenue Code of 1986, “Non-employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and independent Directors under the NYSE listing standards, and have been determined by the Board to be “audit committee financial experts,” as such term is defined in Item 401(h) of SEC Regulation S-K.

Corporate Governance | Board and Committees
22	AFLAC INCORPORATED 2018 PROXY STATEMENT

MEMBERS

Robert B. Johnson
(Chairman)

Douglas W. Johnson

Joseph L. Moskowitz

NUMBER OF
MEETINGS IN 2017
7

The Compensation Committee

RESPONSIBILITIES

●  reviewing, at least annually, the goals and objectives of the Company’s executive compensation plans;

●  evaluating annually the performance of the CEO with respect to such goals and objectives and determining the appropriate compensation level;

●  evaluating annually the performance of the Company’s other executive officers in light of such goals and objectives, and setting their compensation levels based on this evaluation and the recommendation of the CEO;

●  reviewing the Company’s incentive compensation programs to determine whether they encourage excessive risk taking, and evaluating compensation policies and practices that could mitigate any such risk; and

●  reviewing the Company’s general compensation and benefit plans to ensure they promote our goals and objectives.

OVERVIEW

The Compensation Committee also reviews and approves compensation levels, equity-linked incentive compensation, and annual incentive awards under the Company’s Management Incentive Plan.

The Compensation Committee recommended and the Board adopted a policy regarding Non-employee Director compensation and actual Non-employee Director compensation consistent with that policy. If the Board creates a special purpose committee made up of Non-employee Directors, the Compensation Committee recommends remuneration for the individuals who serve. The Board makes final determinations regarding Non-employee Director compensation.

All Compensation Committee members qualify as “outside” Directors as defined by Section 162(m)

of the Internal Revenue Code, “Non-employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and independent Directors under NYSE listing standards.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee is a current or former employee or officer of the Company or any of its subsidiaries. During 2017, no Director was an executive officer of another entity on whose compensation committee any executive officer of the Company served. In addition, no member of the Compensation Committee had any relationship requiring disclosure under the section titled “Related Person Transactions” in this Proxy Statement.

MEMBERS

W. Paul Bowers
(Chairman)

Elizabeth J. Hudson
(until May 7, 2018)

Thomas J. Kenny

Charles Knapp
(until May 7, 2018)

Joseph L. Moskowitz

NUMBER OF
MEETINGS IN 2017
3

The Corporate Development Committee

RESPONSIBILITIES

●  reviewing the Company’s corporate and strategic organizational development to identify, evaluate, and execute on appropriate opportunities that could enhance long-term growth and build shareholder value;

●  assisting the Board in reviewing, evaluating and approving specific strategic plans for corporate development activities, including mergers, acquisitions, dispositions, joint venture marketing and distribution arrangements, and strategic equity investments;

●  assisting the Board in reviewing proposals to enter new geographic markets; and

●  reviewing corporate development proposals prepared by the Company’s officers and managers and other strategic projects as determined by the Board to ensure consistency with the Company’s long-term strategic objectives.

●  In addition, the Committee assists the Board in monitoring the nature of investments made as part of Aflac Ventures in both the U.S. and Japan including the Company’s overall corporate venture capital strategy.

Corporate Governance | Board and Committees
AFLAC INCORPORATED 2018 PROXY STATEMENT	23

MEMBERS

Barbara K. Rimer,
DrPH
(Chair)

Robert B. Johnson

Melvin T. Stith

NUMBER OF
MEETINGS IN 2017
3

The Corporate Governance Committee

RESPONSIBILITIES

●  selecting individuals qualified to serve as Directors to be nominated to stand for election to the Board;

●  recommending assignments to the Board’s standing committees;

●  advising the Board with respect to matters of Board structure, composition and procedures;

●  developing and recommending to the Board a set of corporate governance principles applicable to the Company;

●  monitoring compliance with the Company’s political participation program;

●  overseeing the evaluation of the Board; and

●  ensuring that the Company’s management and succession plans are appropriate.

All Corporate Governance Committee members qualify as “outside” Directors as defined by Section 162(m) of the Internal Revenue Code, “Non-employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and independent Directors under NYSE listing standards. Dr. Stith will begin serving as the Chairman and Dr. Katherine T. Rohrer will join the Corporate Governance Committee effective May 7, 2018.

MEMBERS

Daniel P. Amos
(Chairman)

W. Paul Bowers

Douglas W. Johnson

Robert B. Johnson

Barbara Rimer,
DrPH

NUMBER OF
MEETINGS IN 2017
7

The Executive Committee

OVERVIEW

Under the Company’s Bylaws, the Executive Committee must consist of at least five Directors, including the Chief Executive Officer, the Chairman of the Board, the President, and such additional Directors as the Board may from time to time determine. Currently, the membership of the Executive Committee also includes the chairpersons of the Audit and Risk, Compensation, and Corporate Governance Committees, and includes the Company’s Lead Non-Management Director. The Chief Executive Officer (or another member of the Executive Committee chosen by him) is the Chairman of the Executive Committee. During the intervals between meetings of the Board, the Executive Committee may exercise all of the powers of the Board that may be delegated under Georgia law. Until his retirement on December 31, 2017, Mr. Kriss Cloninger III served on the Executive Committee. Mr. Bowers joined the Committee on February 13, 2018.

Corporate Governance | Board and Committees
24	AFLAC INCORPORATED 2018 PROXY STATEMENT

MEMBERS

Charles B. Knapp
(Chairman)
(until May 7, 2018)

Elizabeth J. Hudson
(until May 7, 2018)

Thomas J. Kenny

Karole F. Lloyd

NUMBER OF
MEETINGS IN 2017
7

The Finance and Investment Committee

FINANCE RESPONSIBILITIES

●  reviewing and reassessing significant financial policies and matters of Treasury and corporate finance, including the Company’s overall capital structure, dividend policy, share repurchase program and liquidity, and the issuance or retirement of debt and other capital securities;

●  reviewing and providing guidance to the Board on significant reinsurance transactions and strategies;

●  reviewing and providing guidance on the Company’s credit ratings, ratings strategy, and overall rating agency dialogue;

●  reviewing and providing guidance to the Board on the financing strategy and capital impact of corporate development activities and multiyear strategic capital project expenditures;

●  reviewing and reassessing the Company’s overall hedging strategy, including foreign exchange and cash flow hedging, and ensuring proper governance over policies and procedures associated with trading in derivative instruments;

●  in partnership with the Compensation Committee, overseeing the Company’s processes for managing the finances of the employee pension and defined contribution benefit plans, including the related investment policies, actuarial assumptions, and funding policies; and

●  in partnership with the Audit and Risk Committee, reviewing and providing guidance on the Company’s corporate insurance coverages.

INVESTMENT RESPONSIBILITIES

●  overseeing the investment process and the policies, strategies, and programs of the Company and its subsidiaries relating to investment risk management;

●  periodically reviewing and assessing the adequacy of the Global Investment Policy of the Company and its subsidiaries, and approving any changes to that policy;

●  reviewing and approving investment transactions made on behalf of the Company and its subsidiaries; and

●  reviewing the performance of the investment portfolios of the Company and its subsidiaries.

Mr. Kenny will begin serving as the Chairman and Mr. Toshihiko Fukuzawa will join the Finance and Investment Committee effective May 7, 2018.

Corporate Governance | Board and Committees
AFLAC INCORPORATED 2018 PROXY STATEMENT	25

MEMBERS

Elizabeth J. Hudson
(Chair) (until May 7, 2018)

W. Paul Bowers

Barbara K. Rimer,
DrPH

NUMBER OF
MEETINGS IN 2017
3

The Corporate Social Responsibility and Sustainability Committee

RESPONSIBILITIES

CORPORATE SOCIAL RESPONSIBILITY

●  overseeing the Company’s policies, procedures and practices with respect to corporate social responsibility and sustainability, recognizing that these goals and initiatives vary widely among industries, organizations and geographies, in the context of what is appropriate and relevant to the Company, our people and the communities we serve;

●  monitoring the impact of the Company’s activities on customers, employees, communities and other stakeholders, in light of the Board’s fundamental duty to preserve and promote long-term value creation for the Company’s shareholders;

●  monitoring and reviewing the Company’s strategies, procedures and practices related to social responsibility on a global basis, including significant philanthropic and community engagement activities;

●  monitoring and reviewing the development of metrics, information systems and procedures to track progress toward achievement of the Company’s social responsibility objectives;

●  monitoring preparation of the Company’s annual Corporate Social Responsibility report, and reviewing such report before it is published;

●  monitoring and reviewing the Company’s support of charitable, educational and business organizations; and

SUSTAINABILITY

●  monitoring and reviewing the Company’s policies, procedures and practices to foster the sustainable growth of the Company on a global basis;

●  monitoring and reviewing the Company’s strategies, policies, procedures and practices related to environmental and related health and safety matters;

●  monitoring and reviewing the Company’s policies, procedures and practices that enable it to proactively respond to evolving public sentiment and government regulations with regard to sustainability, especially in the areas of environmental stewardship, energy use, recycling and carbon emissions (“carbon footprint”);

●  reviewing the goals and objectives of the Company’s environmental stewardship policy, and amending, or, to the extent an amendment requires Board approval, recommending that the Board amend, these goals and objectives if the Committee deems appropriate; and

●  reviewing the Company’s communication and marketing strategies related to sustainability.

OVERVIEW

We believe “sustainable growth” means being able to meet the needs of our shareholders and customers while taking into account the needs of future generations, and also ensuring the long-term preservation and enhancement of the Company’s financial, environmental and social capital. Dr. Rimer will begin serving as the Chair and Dr. Melvin T. Stith will join the Corporate Social Responsibility and Sustainability Committee effective May 7, 2018.

Corporate Governance | Board and Committees
26	AFLAC INCORPORATED 2018 PROXY STATEMENT

Ownership Reporting

As of February 28, 2018, no person was the owner of record or, to the knowledge of the Company, beneficial owner of more than 5% of the outstanding shares of Common Stock or of the available votes of the Company other than as shown below.

Name and Address of Beneficial Owner	Title of Class Common Stock	Amount of Beneficial Ownership Shares	Amount of Beneficial Ownership Votes	Percent of Class	Percent of Available Votes
BlackRock, Inc.* 55 East 52nd Street New York, NY 10055	1 Vote Per Share	24,797,700	24,797,700	6.4	3.9
The Vanguard Group* 100 Vanguard Boulevard Malvern, PA 19355	1 Vote Per Share	32,991,337	32,991,337	8.5	5.2
State Street Corporation* State Street Financial Center One Lincoln Street Boston, MA 02111	1 Vote Per Share	20,855,988	20,855,988	5.4	3.3
*	The above information is derived from Schedule 13G filings filed with the Securities and Exchange Commission, dated January 29, 2018, by BlackRock, Inc., dated February 8, 2018, by The Vanguard Group, and dated February 13, 2018, by State Street Corporation. According to the Schedule 13G filings, BlackRock, Inc., The Vanguard Group, and State Street Corporation have sole and dispositive power with respect to these shares.

Security Ownership of Management

The following table sets forth, as of February 28, 2018, the number of shares and percentage of outstanding shares of Common Stock beneficially owned by: (i) our named executive officers, comprising our CEO, CFO, and the three other most highly compensated executive officers as listed in the Executive Compensation whose information was not provided under the heading “Proposal 1: Election of Directors,” and (ii) all Directors and executive officers as a group.

COMMON STOCK BENEFICIALLY OWNED AND APPROXIMATE PERCENTAGE OF CLASS AS OF FEBRUARY 28, 2018

Name	Shares(1)	Percent of Shares	Votes	Percent of Votes
Frederick J. Crawford	97,579	*	97,579	*
Audrey Boone Tillman	140,554	*	717,283.1
Eric M. Kirsch	136,486	*	619,642.1
Charles D. Lake ll	134,939	*	808,373.1
All Directors, nominees, and executive officers as a group (24 persons)	6,620,912	1.7	55,315,268	8.6
*	Percentage not listed if less than .1%.

(1)	Includes options that are exercisable within 60 days for Audrey Boone Tillman, 52,657; Eric M. Kirsch, 40,037; Charles D. Lake ll, 57,099; and for all Directors and executive officers as a group to purchase 430,160 shares. Also includes the following shares of restricted stock awarded under the Long-Term Incentive Plan: in 2016, 2017 and 2018 for Frederick J. Crawford, 95,025; Audrey Boone Tillman, 48,307; Eric M. Kirsch, 46,917; Charles D. Lake ll, 40,448; and for all Directors and executive officers as a group of 873,985. The grantees have the right to vote their restricted stock, but they may not transfer the shares until they have vested. No Director nominee or executive officer has any pledged shares. For information on the Company’s pledging policy, please see “Stock Ownership Guidelines; Hedging and Pledging Restrictions” on page 45.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), executive officers, Directors, and holders of more than 10% of the Common Stock are required to file reports of their trading in Company equity securities with the SEC. Based solely on a review of the copies of such reports received by the Company, or written representations from certain reporting persons, the Company believes that all filings required to be made by its reporting persons complied with all applicable Section 16 filing requirements during the last fiscal year with one exception: Ms. Karole Lloyd, a Director, did not timely report the receipt of 991 shares of restricted stock on January 6, 2017. A Form 4 for this transaction was filed on January 11, 2017.

AFLAC INCORPORATED 2018 PROXY STATEMENT	27

Director Compensation

Directors who also serve as employees of the Company or its subsidiaries do not receive compensation as Board members. The Compensation Committee reviews the policy regarding total compensation for Non-employee Directors at least every other year and recommends compensation to the Board consistent with that policy. When making its recommendation, the Compensation Committee considers a variety of factors, including the Non-employee Director pay packages at our peer group companies, the skills and backgrounds required of Non-employee Directors to serve on the Company’s Board, and the balance between the cash and equity components of the package. The Board makes final determinations regarding Non-employee Director compensation.

Cash Compensation

In 2017, cash compensation for the Non-employee Directors was as follows:

All Non-employee directors	$115,000 annually
Audit and Risk Committee members	Additional $10,000 annually
Chairs—Compensation, Corporate Governance, Corporate Social Responsibility and Sustainability, Corporate Development, Finance and Investment	Additional $20,000 annually
Chair—Audit and Risk	Additional $30,000 annually
Lead Non-Management Director	Additional $35,000 annually

Non-employee Directors may elect to have all or a portion of their Board annual retainer paid in the form of immediately vested nonqualified stock options, restricted stock that vests after one year of continued service, or a combination thereof as determined by the Board. In 2017, one of the Non-employee Directors elected to receive restricted stock in lieu of a cash annual retainer, and no Non-employee Director elected to receive stock options.

Equity compensation

As shown below, Non-employee Directors also receive equity on a regular basis to ensure that their interests are aligned with those of our shareholders.

Timing of equity grant	Form of equity grant(1)	Value of equity grant(2)
Upon joining the Board	nonqualified stock options, stock appreciation rights, restricted stock, or a combination thereof	aggregate value as determined by the Board not in excess of the value of a nonqualified stock option covering 10,000 shares of Common Stock
Annually, at the discretion of the Board	restricted stock, nonqualified stock options, stock appreciation rights, or a combination thereof	aggregate dollar value of approximately $135,000(3)
(1)	If the Board grants restricted stock, it may permit Non-employee Directors to elect to receive nonqualified stock options instead. In 2017, two Non-employee Directors elected to receive nonqualified stock options, each covering 19,425 shares of Common Stock, and the remaining nine Non-employee Directors received all restricted stock.

(2)	The values of any stock options or stock appreciation rights are determined based upon the most current Black-Scholes-Merton three-year period valuation price of option shares as determined by the Compensation Committee’s independent compensation consultant. For grants made in the three-year period of 2016 to 2018, our deemed fair value of a stock option is $6.95.

(3)	The aggregate dollar value will be increased to $155,000 in 2018 to align the grant with the peer group median as determined by the Compensation Committee’s independent compensation consultant.

For additional information, please see “Stock Ownership Guidelines; Hedging and Pledging Restrictions” on page 45.

28	AFLAC INCORPORATED 2018 PROXY STATEMENT

Vesting

Grants of restricted stock or, if elected, stock options, made to Non-employee Directors in 2017 at the annual meeting become vested at the next annual meeting, generally subject to continued service. Upon death or disability or a change in control of the Company, Non-employee Directors will become 100% vested in all outstanding options and stock awards.

Retirement Plans

The Company maintains a retirement plan for Non-employee Directors who have attained age 55 and completed at least five years of service on the Board, but that plan was closed to new participants effective 2002. The dollar value and length of payment of the annual retirement benefits were frozen effective May 3, 2010. The Non-employee Directors do not participate in any nonqualified deferred compensation plans.

2017 Director Compensation

The following table identifies each item of compensation paid to Non-employee Directors for 2017.

Name(1)	Fees Earned or Paid in Cash (2) ($)	Stock Awards (3) ($)	Option Awards (4) ($)	Chang in Pension Value and Nonqualified Deferred Compensation Earnings (5) ($)	All Other Compensation ($)	Total ($)
W. Paul Bowers	140,000	135,034	—	—	—	275,034
Kriss Cloninger III	—	—	—	—	—	—
Toshihiko Fukuzawa	115,000	135,034	—	—	—	250,034
Elizabeth J. Hudson	130,000	135,034	—	15,138	—	280,172
Douglas W. Johnson	175,000	—	327,438	—	—	502,438
Robert B. Johnson	135,000	135,034	—	—	—	270,034
Thomas J. Kenny	115,010	135,034	—	—	—	250,044
Charles B. Knapp	145,000	135,034	—	12,748	—	292,782
Karole F. Lloyd	125,000	69,558	—	—	—	194,558
Joseph L. Moskowitz	125,000	135,034	—	—	—	260,034
Barbara K. Rimer, DrPH	130,000	—	327,438	10,686	—	468,124
Katherine T. Rohrer*	9,583	69,523	—	—	—	79,106
Melvin T. Stith	118,333	135,034	—	—	—	253,367

*	Dr. Rohrer joined the Board on November 14, 2017.

(1)	Daniel P. Amos is not included in the table because he is an employee and thus did not receive compensation for his services as a Director. The compensation received by Daniel P. Amos as an employee is shown in the Summary Compensation Table. Kriss Cloninger III, who retired as an employee and a Director on December 31, 2017, did not receive compensation for service as a Director. Paul S. Amos II is not included in the table because he was an employee and did not receive compensation for his service as a Director; however, his compensation received as an employee is shown in the Summary Compensation Table.

(2)	Thomas J. Kenny elected to receive his annual retainer in restricted stock. The value of these shares on the grant date was $115,010.

(3)	This column represents the dollar amount recognized in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) for financial statement purposes with respect to the 2017 fiscal year for the fair value of restricted stock granted in 2017. The fair values of the awards granted in 2017 were calculated using the closing per-share stock price on the date of grant of $70.19 for the awards granted on January 6, 2017; $74.44 for the awards granted on May 1, 2017 and $84.27 for the awards granted on November 14, 2017. As of December 31, 2017, each Non-employee Director held the following number of restricted stock awards: W. Paul Bowers, 3,921; Toshihiko Fukuzawa, 1,814; Elizabeth J. Hudson, 3,921; Robert B. Johnson, 3,921; Thomas J. Kenny, 4,147; Charles B. Knapp, 1,814; Karole F. Lloyd, 991; Joseph L. Moskowitz, 3,364; Katherine T. Rohrer, 825; and Melvin T. Stith, 3,921.

(4)	In accordance with the SEC’s reporting requirements, this column represents the dollar amount recognized in accordance with ASC 718 for financial statement purposes with respect to the 2017 stock option grants. The Company’s valuation assumptions are described in Note 12 “Share-Based Compensation” in the Notes to the Consolidated Financial Statements in the Company’s Annual Form 10-K filed with the SEC for the year ended December 31, 2017. Stock options granted to Non-employee Directors vest after one year generally subject to continued service. As of December 31, 2017, each non-employee Director held stock options covering the following number of shares of Common Stock: Elizabeth J. Hudson, 21,026; Douglas W. Johnson, 78,086; Thomas J. Kenny, 14,735; Charles B. Knapp, 44,749; Joseph L. Moskowitz, 9,713; and Barbara K. Rimer, 57,004.

(5)	Represents change in pension value. W. Paul Bowers, Toshihiko Fukuzawa, Douglas W. Johnson, Robert B. Johnson, Thomas J. Kenny, Karole F. Lloyd, Joseph L. Moskowitz, Katherine T. Rohrer and Melvin T. Stith do not participate in the Director retirement plan since they first became Directors after the plan was closed to new participants in 2002.

Director Compensation | 2017 Director Compensation
AFLAC INCORPORATED 2018 PROXY STATEMENT	29

Compensation Discussion & Analysis

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation philosophy and programs, the decisions made by the Compensation Committee related to those programs, and the factors considered when making those decisions. This CD&A focuses on our named executive officers (“NEOs”) for 2017, who were:

Named Executive Officer	Title
Daniel P. Amos	Chairman and Chief Executive Officer
Frederick J. Crawford	Executive Vice President, Chief Financial Officer
Audrey Boone Tillman	Executive Vice President, General Counsel
Eric M. Kirsch	Executive Vice President, Global Chief Investment Officer, Aflac
Charles D. Lake II	President, Aflac International; Chairman, Aflac Japan
Paul S. Amos II*	Former President, Aflac

*	Paul S. Amos II, son of Daniel P. Amos, resigned as an employee and Director effective July 1, 2017. No other family relationships exist among other executive officers or Directors.

Pay-for-Performance Compensation Philosophy

Our compensation programs are designed to ensure that a substantial amount of executive pay is directly linked to the Company’s results. We believe this is the most effective method for creating shareholder value and that it has played a significant role in making the Company an industry leader. Importantly, performance-based elements of our compensation programs apply to all levels of Company management—not just the executive officers. In fact, pay-for-performance components permeate compensation at every employee level. As a result, we are able to attract, retain, motivate and reward talented individuals who have the necessary skills to manage our growing global business on a day-to-day basis and to position the Company for success in the future.

The Board’s independent compensation consultant, Mercer LLC, works with the Compensation Committee to review executive compensation practices, including the competitiveness of pay levels, design issues, market trends, and other technical considerations.

Our executive compensation program is designed to drive shareholder value via three critical features:

1 A pay-for-performance philosophy and compensation program structure that directly motivates our executives to achieve our annual and long- term strategic and operational goals	2 Compensation elements that help us attract and retain high-caliber talent to lead the Company	3 “Best practice” compensation governance policies, such as stock ownership guidelines, clawback provisions, and no change-in- control excise tax gross-ups

30	AFLAC INCORPORATED 2018 PROXY STATEMENT

2017 Business Overview

Under the leadership of the CEO and executive management, the Company achieved strong financial and operating results in 2017. Among other notable successes, the stock hit an all-time high during the year.	Japan third sector sales increased 4.1% in 2017	2017 net earnings increased 73.1% to $4.6 billion, and excluding the impact of Tax Reform, increased .5% to $2.7 billion

2017 operating earnings per diluted share, excluding the impact of foreign currency, grew 6.3%

Annual total shareholder return (“TSR”)* was 28.9%	Capital strength as measured by Japan’s solvency margin ratio of 1,064%* and risk-based capital ratio in the U.S. of 831%*

U.S. sales increased 4.7% in 2017 and included a 6.7% increase in the 4th quarter, the best in Company history	Repurchased $1.35 billion or 17.8 million shares during 2017

Increased 4th quarter 2017 dividend by 4.7% to mark 35 consecutive years of increase

*	as of December 31, 2017

Compensation Discussion & Analysis | Executive Summary: 2017 Business Overview
AFLAC INCORPORATED 2018 PROXY STATEMENT	31

Operating earnings excluding the impact of foreign currency metric is one of the principal financial measures used to evaluate management’s performance, and we believe it continues to be a key driver of shareholder value.

●	Consolidated operating earnings per diluted share exceeded the original guidance range of $6.40 to $6.65 and came in at $6.91, which was the high end of the Company’s revised currency-neutral guidance of $6.75 to $6.95, driven by strong overall insurance margins, investment results in Japan and the U.S. and disciplined capital management.

In 2017, the Company advanced the vision of offering high-quality voluntary products, solutions and service through diverse distribution outlets, building upon the Company’s market-leading position to drive long-term shareholder value.

●	In Japan, management continued to strengthen relationships with sales channels and to enhance the product line with a revised medical insurance policy to ensure we continue to meet the needs of our policyholders. These actions were instrumental in maintaining the Company’s status as the leading provider of both medical and cancer insurance in Japan. Despite the competitive market for cancer and medical products and the persistent low interest rate environment in Japan, the Company exceeded financial objectives driving pretax operating profit margins to exceed the high end of the forecasted range.

●	In the U.S., strong new annualized premium sales growth across all channels and record persistency drove record pretax operating income margins, despite stepped-up investments in the platform. While investments in the platform drove elevated expenses, these investments are intended to drive growth and long term efficiencies.

Management and the Board are committed to comprehensive risk management and safeguarding the financial strength of the Company. In 2017, core capital strength measures remained very strong. The Company’s strong capital and cash flow positions continue to support our financial strength ratings, which are among the highest in the industry, and our 35-year track record of increased common stock dividends.

Response to Say-on-Pay Vote

The Company has a history and a well-earned reputation with its shareholders as a transparent organization. That commitment to transparency on all levels was a driving force behind our decision in 2008 to allow shareholders a “say-on-pay” advisory vote, years before such votes became mandatory for most public companies. In 2017, 81% of our shareholders voted in favor of our executive compensation program.

Consistent with our approach in prior years, the Company engaged in shareholder outreach efforts throughout 2017. The feedback from these conversations, together with a thorough analysis of best practices and guidance from our compensation consultant, was incorporated into the Compensation Committee’s regular review of our compensation programs. This review has prompted several changes for 2017.

2017

The Compensation Committee made the following changes:

•  The Management Incentive Program (“MIP”) was simplified to align performance metrics and modified to increase the level of performance required to achieve maximum goals.

•  Our Chairman and CEO received his entire target long-term incentive award in performance-based restricted stock (“PBRS”) in February 2017 at a market-competitive level in relation to our peers.

•  The long-term incentive awards for all NEOs were granted exclusively in the form of PBRS.

•  The PBRS program was modified to include both upside and downside payout leverage, two additional performance metrics (Operating Return on Equity and Solvency Ratio Margin) and a relative TSR modifier to better align the PBRS awards with our strategic and operational goals and shareholders’ interests.

We continually analyze our compensation program to ensure that we remain current in our approaches, a leader in executive compensation best practices, and cognizant of shareholder concerns. Moreover, we pride ourselves on incorporating ethics and transparency into everything we do, including compensation disclosure. Accordingly, we will continue our review and dialogue with investors to determine if additional changes are warranted.

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32	AFLAC INCORPORATED 2018 PROXY STATEMENT

Summary of Our Executive Compensation Program

As a leader in our industry segment, we recognize that a sound management compensation program is a part of what makes us an employer of choice. Our executive compensation program directly links compensation incentives with our business goals and shareholder interests.

KEY ELEMENTS OF OUR 2017 EXECUTIVE COMPENSATION PROGRAM

Element	Terms	Performance Measure	Objective

Base salary	The fixed amount of annual cash compensation for performing day-to-day responsibilities. Generally reviewed biennially for potential increase based on a number of factors, including market levels, performance and internal equity.	Levels set based on market data, job scope, responsibilities, experience and individual performance.	Attract and retain talent

Management Incentive Plan (“MIP”)	Annual variable cash compensation based on the achievement of predetermined annual performance goals.

Performance metrics align with our business strategy, geographic segment goals, and key value drivers. These performance measures were streamlined in 2017.

● Corporate goal: Operating Earnings per diluted share, excluding the impact of foreign currency

● U.S. goals: increase in new annualized premiums, increase in direct premiums

● Japan goals: new annualized third sector premiums, increase in third sector direct premiums

● Global Investments goals: Net Investment Income (including hedge costs); credit losses/ impairments

Performance goals are rigorous and set to align the Company’s business plan with the expectation of achieving target performance.

● Motivate executives and reward annual operational and strategic performance

● Focus on key near-term drivers of long-term value for our business

● Retain key talent

● Exercise sound risk-management practices

Long-term incentives (“LTI”)	Long-term variable equity awards granted annually in PBRS (100% of LTI for CEO and other NEOs) under the Company’s Long Term Incentive Plan as Amended and Restated February 14, 2017 (Long-Term Incentive Plan). PBRS vests based on three-year financial performance.	Operating return on equity (“OROE”) excluding the impact of foreign currency, Risk-based capital (“RBC”) and Solvency Margin Ratio (“SMR”) are metrics that affect our long-term business strategy and operating environment. OROE excluding the impact of foreign currency and SMR, as well as a relative TSR modifier, were added in 2017.

● Motivate executives and reward long-term operational and strategic performance

● Focus on key long-term value drivers for our business

● Align executives’ interests with shareholder interests

● Retain key talent

● Exercise sound risk-management practices

TARGET PAY ELEMENTS

Base salary is the smallest component of compensation for the NEOs. We consider annual and long-term incentive compensation to be the most important compensation awarded: these pay elements represent the largest part of total rewards for executives and provide the strongest link to Company results and shareholder value creation. Moreover, incentive compensation enables us to attract, retain, motivate and reward talented individuals who have the necessary skills to manage our growing global enterprise now and for the future.

2017 CEO TARGET PAY ELEMENTS

The target pay mix to the right shows that 89% of the CEO’s target pay is performance-based variable pay. The target pay mix of the CEO’s pay package generally aligns with the average target pay mix for CEOs at the Company’s peers.

Base Salary	Target MIP	Target Long-Term Incentive Awards
11%	24%	65%

		89% Performance-based

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Strong Compensation Governance Policies and Leader in Best Practices

The Company has been a leader in corporate governance best practices. Our executive compensation programs reflect the strong, long-standing governance principles outlined below.

What We Do

  First public company in the U.S. to provide shareholders with a say-on-pay vote (voluntary action starting in 2008, three years before such votes were required)

  Prioritize active engagement with our shareholders regarding our compensation program

  History of responding to our shareholders’ feedback

  Adherence to a rigorous pay-for-performance philosophy in establishing program design and targeted pay levels for NEOs

  Independent Compensation Committee oversees the program

  Independent compensation consultant is hired by and reports to the Compensation Committee

  Annual report by the independent compensation consultant to the full Board on CEO pay and performance alignment

  Long-standing stock ownership guidelines for executive officers and Directors

  Long-standing clawback policy

  Supplemental Executive Retirement Plan frozen to new participants effective January 1, 2015

  Double trigger change-in-control requirements in all employment agreements

What We Don’t Do

  No golden parachute payments for CEO following a change in control

  Officers and Directors may not implement 10b5-1 plans unless approved by the Compensation Committee

  Officers and Directors may not hedge or engage in short sales of Company stock

  Executive officers and Directors may not pledge Company stock

  No repricing underwater stock options

  No change-in-control excise tax gross-ups

Elements of our Executive Compensation Program

Importance of the Peer Group

The Compensation Committee sets target compensation for the NEOs at market competitive levels with the assistance of the independent compensation consultant. Factors considered include target pay levels in the market for comparable roles, the primary duties and responsibilities of the role at the Company an individual’s relevant experience and performance.

As discussed in this CD&A, the Compensation Committee also considers our peer group when setting compensation amounts or targets. Each year, the Compensation Committee, with the assistance of its independent compensation consultant, reviews the composition of the peer group to ensure it remains appropriate. Key factors the Compensation Committee considers during this annual review include operating characteristics, revenue size, asset size, profitability, market value, and total number of employees. Based on the annual review, the Compensation Committee selects a peer group of companies that are engaged in businesses similar to that of the Company, are of a similar size, and compete against the Company for talent.

2017 Peer Group:

●  Aetna Inc.

●  The Allstate Corporation

●  Assurant, Inc.

●  The Chubb Corporation

●  CIGNA Corporation

●  CNO Financial Group, Inc.

●  Genworth Financial, Inc.

●  The Hartford Financial Services Group, Inc.

●  Humana Inc.

●  Lincoln National Corporation

●  Manulife Financial Corporation

●  MetLife, Inc.

●  Principal Financial Group, Inc.

●  The Progressive Corporation

●  Prudential Financial, Inc.

●  The Travelers Companies, Inc.

●  Unum Group

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34	AFLAC INCORPORATED 2018 PROXY STATEMENT

The 2017 peer group, which has not changed since 2013, consists of the companies shown on the previous page. In terms of the size factors considered, the Company is positioned near the middle of this group.

The data below shows how the Company’s revenues, total assets, and market value compare to the peer group medians for those metrics:

	Revenue	Total Assets	Market Value
($ millions)	(1)	(2)	(2)
Aflac Incorporated	$21,667	$137,217	$34,511
Peer Median	$28,902	$105,297	$34,625
(1)	For the year ending December, 31, 2017.
(2)	As of December 31, 2017.

In 2018, there have been a couple of minor changes to our peer group. See “Program Changes for 2018” which begins on page 43.

Base Salary

Base salary is the smallest component of total compensation for the NEOs.

The base salaries of our executive officers are competitively positioned relative to comparable executives at our peers and in the broader insurance sector, but also reflect each individual’s scope of responsibilities and performance. The Compensation Committee uses comparative market data on salaries in reviewing and determining the CEO’s salary, and the CEO uses the market data to inform his recommendations to the Compensation Committee for the salaries of the other executive officers.

Mr. Daniel P. Amos has not received a salary increase in the last six years. Messrs. Crawford, Paul S. Amos II, and Kirsch did not receive salary increases in 2017. Mr. Lake received a base salary increase of approximately 1.5% in 2017. Mrs. Tillman received a base salary increase of approximately 12.8% in order to align her base salary competitively relative to similar roles in the market.

Management Incentive Plan (MIP)

All of the NEOs are eligible to participate in an annual non-equity incentive plan, referred to as the MIP, which was originally submitted to and approved by shareholders in 2012. Our new MIP, which became effective January 1, 2018, was approved by shareholders in 2017.

HOW MIP PERFORMANCE GOALS ARE SET

The Board believes it is important for the Company to manage the business to provide long-term value to our shareholders. Therefore, performance goals under the MIP involve metrics that drive shareholder returns, and the MIP payout depends entirely upon the level of achievement of those goals.

We have used the same methodology for setting MIP goals for many years. MIP segment metrics for Aflac U.S., Aflac Japan and Global Investments are consistent with assumptions used in developing segment financial projections (described below) based on the Company’s best estimates for the coming year. The segment projections are consolidated into the corporate financial projection used to develop earnings per share guidance.

The goal-setting process generally proceeds in two stages.

1.  The Company’s CEO and CFO recommend to the Compensation Committee the specific Company performance objectives that are aligned with corporate strategy, thus driving shareholder value and ensuring financial soundness. Recommended ranges are based, in part, on past performance results and scenario tests of the Company’s financial outlook as projected by a complex financial model. The model projects the impact on various financial measures using different levels of total new annualized premium sales, investment returns, budgeted expenses, morbidity, and persistency.

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2.  The Compensation Committee refers to these modeled results to establish a target performance level, as well as a minimum and maximum level, for each performance measure. The target goal is not equidistant between the minimum and maximum goals as the MIP payout curve is “sloped” to require greater above target performance to achieve maximum payout. The payout for a minimum result is one-half of the target payout, while the payout for a maximum result is twice the target payout. No payouts are made for performance below the minimum goal. Interpolation is used to calculate incentive payouts for results between minimum and target or target and maximum. The 2017 MIP goals were approved by the Compensation Committee in February 2017.

IMPORTANCE OF MEASURING MANAGEMENT’S PERFORMANCE EXCLUDING THE IMPACT OF CURRENCY

Since 1991, the Company has communicated external earnings guidance that excludes foreign currency effects. Similarly, MIP objectives are set on a currency-neutral basis.

Aflac Japan is important to our results, as the Japan segment reflects 70% of total revenues for the year ending December 31, 2017. The Company’s reported GAAP revenue, earnings, assets, book value and cash flow are impacted by the strengthening and weakening of the yen in relationship to the dollar, which is outside management’s control. Recognizing there is potential impact to the value of the Company’s shares from a strengthening and weakening of the yen, the Compensation Committee believes the value of executive equity awards and holding requirements serve to align management and shareholder exposure to the yen/dollar exchange rate. The Compensation Committee strongly believes that management should not be unduly rewarded from short-term movement in the yen/dollar exchange rate when the yen is strong or penalized in periods of yen weakening in terms of the associated impact to key incentive compensation metrics.

TARGET SETTING CONSIDERATION

In addition to currency neutrality, the Compensation Committee considers the current business operating environment and forecasts emerging from the Company’s strategic planning process when setting MIP objectives for each metric. These metrics are also generally consistent with the Company’s public guidance as provided during the annual December Outlook Call. For example, new product launches and distribution expansion can materially affect the Company’s sales results in Japan from one year to the next. In addition, low interest rates were expected to continue in 2017, especially in Japan. A low rate environment would continue to pressure Aflac Japan’s net investment income, as private placement investments were called or matured, and lead the Company to continue actively managing down sales of first sector savings products, which have returns that are more interest rate sensitive.

Corporate Metric

Operating earnings per diluted share excluding foreign currency effect rose 6.9% in 2016, presenting a challenging comparison for 2017. Aflac Japan earnings were expected to be affected by the low rate environment and an anticipated premium decline from the Company’s tactical decision to de-emphasize first sector savings products. For Aflac U.S., expense ratios were expected to increase modestly in 2017 as a result of continued investment in overall IT, group product administration, and EverwellSM platforms. Despite these earnings headwinds, EPS targets and ranges were increased as compared to 2016 levels and “sloped” in order to properly challenge management to achieve maximum payout results.

U.S. and Japan Segment Metrics

For 2017, the performance metrics incorporated our long-term compound annual growth rate for U.S. sales in the range of 3-5%.

After a strong performance in the prior year, 2017 was assumed to be a year of challenging third sector sales results. The continued interest rate driven pullback in first sector product sales was expected to impact cancer and medical insurance sales negatively in select channels. The launch of a refreshed medical product also was expected to be offset by the now distant cancer insurance revision (2014) and major distribution expansion via Japan Post (2015). These factors led the Compensation Committee to conclude that a lower third sector new annualized premium target was justified for 2017.

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36	AFLAC INCORPORATED 2018 PROXY STATEMENT

Global Investments Metrics

In addition, the associated reduction in investment cash flows and lower reinvestment rates were expected to negatively pressure net investment income including hedge costs in Japan, which represents the more significant contributor to this metric among the two segments. Most notably, $2.5 billion of fixed rate corporate bonds were sold in November 2016 and held in Japanese Government Bonds (“JGBs”) until suitable floating rate investments were identified over the course of 2017 and leading into 2018. Therefore, holding the proceeds in JGBs would be a natural drag on net investment income in 2017.

For setting targets for credit losses and impairments, we perform a stringent review of our portfolio considering potential troubled sectors and exposures that could lead to credit losses or impairments during the coming year combined with any potential portfolio management actions that could lead to credit losses. In addition, the Company uses credit loss default models to arrive at an “expected loss” budget. The output of the analysis led to a lower target for credit losses and impairments for 2017 relative to the prior year.

TARGET BONUS OPPORTUNITY

The Compensation Committee, with assistance from its independent compensation consultant, established target bonus levels for 2017 for the NEOs. These targets, shown to the right, were determined to be competitive relative to comparable positions within our peer group.

The MIP opportunities for all NEOs are capped at 200% of their target opportunities.

Target MIP
Named Executive Officer	(as percent of base salary)
Daniel P. Amos	220%
Frederick J. Crawford	125%
Audrey Boone Tillman	80%
Eric M. Kirsch	200%
Charles D. Lake II	85%

Mr. Paul S. Amos II is not reflected above or in the MIP tables below since he forfeited his MIP when his employment ended effective July 1, 2017.

MIP PERFORMANCE METRICS

The incentive measures include statistical and non-GAAP financial measures, as more fully described below.

CORPORATE METRIC

Operating earnings per diluted share, excluding the impact of foreign currency is calculated as:

Operating earnings, excluding the impact of foreign currency*	Weighted-average diluted shares outstanding

*	Operating earnings, excluding the impact of foreign currency, is not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). See the Appendix to this Proxy Statement for a definition for this non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure.

Operating earnings per diluted share, excluding the impact of foreign currency, growth is computed using the average yen/dollar exchange rate for the prior year, which eliminates fluctuations from currency rates that can magnify or suppress reported results in dollar terms.

U.S. AND JAPANESE SEGMENTS

For both the U.S. and Japanese segments, we use a metric referred to as the increase in total new annualized premiums (on policies sold and converted) during the reporting period. Both segments’ MIP metrics include the percentage increase in Direct Premiums. We define Direct Premiums as the insurance premium earned by the segment during the period, prior to any reinsurance ceded or assumed. The Japan segment focuses only on third sector premiums for both new annualized premium and direct premium metrics.

GLOBAL INVESTMENTS METRICS

Net Investment Income and credit loss budget recognizes the need to invest responsibly the premiums and other cash flows to maximize risk-adjusted performance of our portfolio, subject to our liability profile and capital requirements.

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WEIGHTINGS OF EACH PERFORMANCE OBJECTIVE FOR 2017

The performance measures are weighted differently for each NEO and for all other officer levels in the Company. We vary the weightings to reflect how each position can and should influence the outcome of particular metrics.

	Weightings of Annual Incentive Metrics as a Percent of Target
	Daniel P. Amos	Frederick J. Crawford	Audrey Boone Tillman	Eric M. Kirsch	Charles D Lake II
Corporate Objective:
Operating earnings per diluted share on a consolidated basis for the Company (excluding foreign currency effect)	45.45%	41.60%	37.50%	25.00%	23.54%
Subtotal Aflac Incorporated	45.45%	41.60%	37.50%	25.00%	23.54%
U.S. Segment:
New Annualized Premium	9.09%	8.00%	15.63%	4.00%	–
Direct Premiums	9.09%	8.00%	15.63%	4.00%	–
Subtotal	18.18%	16.00%	31.26%	8.00%	–
Japan Segment:
New Annualized Premium (third sector sales)	13.64%	17.20%	15.62%	6.00%	32.35%
Direct Premiums (third sector sales)	13.64%	17.20%	15.62%	6.00%	32.35%
Subtotal	27.28%	34.40%	31.24%	12.00%	64.70%
Global Investments:
Net Investment Income including hedge costs (Consolidated)	9.09%	8.00%	–	40.00%	11.76%
Credit Losses/Impairments	–	–	–	15.00%	–
Subtotal	9.09%	8.00%	–	55.00%	11.76%
GRAND TOTAL	100.00%	100.00%	100.00%	100.00%	100.00%

2017 MIP TARGETS AND ACTUAL PERFORMANCE

Actual performance relative to 2017 MIP targets was determined after the end of the year and presented to the Compensation Committee for discussion and approval at its February 2018 meeting. The following table shows the corporate and business segment metrics, objectives, and results for the 2017 MIP awards.

					2017 Payout
	Minimum Goal	Target Goal	Maximum Goal	2017 Actual	Percentages
Corporate Metric:
Operating earnings per diluted share on a consolidated basis for the Company (excluding foreign currency effect)(1)	$6.40	$6.55	$6.75	$6.89(2)	200%
U.S. Segment Metrics:
Increase in New Annualized Premiums	3.00%	3.50%	5.00%	4.74%	182.83%
Increase in Direct Premiums	1.00%	1.70%	2.50%	2.03%	137.19%
Japan Segment Metrics:
Increase in New Annualized Premiums (third sector sales)	-1.00%	0.00%	2.00%	4.09%	200%
Increase in Direct Premiums (third sector sales)	1.25%	1.60%	2.00%	1.91%	177.06%
Global Investments Metrics:
Net Investment Income including hedge costs (Consolidated)	Budget minus 2%	Budget	Budget plus 2.5%	Budget plus 1.94%(3)	177.66%
Credit Losses/Impairments (in millions)	($350)	($225)	($75)	($79)	197.60%

(1)	Corresponds to a decrease of 1.5% for the minimum goal, and increases of .8% and 3.8% for the target goal and the maximum goal, respectively, from the 2016 base of $6.50 per share (net of foreign currency effect).
(2)	Actual 2017 results is less than the published amount of $6.91 due to an adjustment for the 4th quarter accounting change for make whole income, which was excluded from the MIP results.
(3)	Actual 2017 results excludes the impact of the 4th quarter accounting change for make whole income.

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38	AFLAC INCORPORATED 2018 PROXY STATEMENT

Corporate Metric

Operating earnings per share on a currency-neutral basis for the full-year came in at $6.91 per share, up 6.3% and at the high-end of the increased guidance-range communicated as part of the Company’s third quarter earnings announcement. Operating results reflect strong overall margins in the insurance segments with benefit ratios outperforming expectations. It is important to note that benefit ratios can fluctuate and recent positive results are not necessarily assurance of continued positive trends.

U.S. Segment Metrics

Fourth quarter 2017 sales were the best in Company’s history (up 6.7%), resulting in a 4.7% increase for the year. The 2017 sales were driven by both strong overall growth in broker distribution (11.0% YTD increase), and improved growth in the career sales distribution (1.4% YTD increase). Focused investments in distribution resulted in significant improvements in productivity per producer. Results from U.S. platform investment as well as customer experience improvements contributed to record U.S. persistency of 77.5%.

U.S. earned premium grew 2% and benefited from sales outperformance and record persistency. Benefit ratios remain stable and came in modestly lower than expectations.

Japan Segment Metrics

2017 ultimately benefited from relative stability in sales results despite the pullback in first sector product sales, stability in the Japan Post channel and a better-than-anticipated launch of our new Medical product. New annualized premium sales for the third sector increased by 4.1% for 2017. Although cancer insurance sales remained level with the previous year, medical insurance grew substantially, up 9.3% driven by the introduction of a new medical insurance product.

Global Investments Metrics

In a year of historically low volatility, investment performance in Japan contributed to the Company’s strong results in the year with out-performance driven by higher yields on yen investments and lower hedge costs driving favorable dollar program income. The U.S. dollar hedge costs for the full year were $228 million, below the original forecast for the year. Overall credit conditions and asset quality remained strong for the year with only a modest level of impairments.

Please refer to the 2017 Business Overview section beginning on page 31 for additional information.

2017 MIP PAYOUTS

The table to the right reflects target and earned percentages of salary for each NEO for the MIP based on 2017 performance results.

The Compensation Committee has the discretion in certain limited circumstances to adjust the MIP results related to particular performance measures if the Committee determines that a class of MIP participants would be unduly penalized or rewarded because a payout is incompatible with the performance measure. There were no adjustments to the NEOs’ MIP payouts for 2017. The MIP payouts were paid in February 2018.

	As a % of base salary
NEO	Target	Earned
Daniel P. Amos	220%	413%
Frederick J. Crawford	125%	235%
Audrey Boone Tillman	80%	147%
Eric M. Kirsch	200%	372%
Charles D. Lake II	85%	161%

For additional information about the MIP, please refer to the 2017 Grants of Plan-Based Awards table below, which shows the threshold, target, and maximum award amounts payable under the MIP for 2017, and the 2017 Summary Compensation Table, which shows the actual amount of non-equity incentive plan compensation paid to the NEOs for 2017.

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Long-term Equity Incentives

OVERVIEW OF LTI PROGRAM

The Compensation Committee administers the Long-Term Incentive Plan. In February 2017, the Compensation Committee authorized grants of LTI awards to executive officers, including NEOs, in the form of PBRS. All other officers received a combination of time-based restricted stock units and stock options.

In determining the number of PBRS to be granted to NEOs, the Compensation Committee is advised by its independent compensation consultant and considers market data regarding comparable executive positions within the Company’s peer group and the broader insurance sector, in addition to tenure and performance. Based on these considerations, the Committee determines award levels that it believes to be competitive within the Company’s peer group and the broader insurance sector and appropriate in aligning the NEOs’ compensation with performance and the interests of our shareholders. Future payouts (if any) on the February 2017 PBRS awards will be based on the Company’s performance from 2017 through 2019. Executives can earn between 0% and 200% of the target number of PBRS granted based on performance, which is consistent with typical market practices.

LTI awards will vest three years from the issuance date, subject to satisfaction of performance conditions and final Compensation Committee authorization.

TARGET LTI AWARDS

Starting in 2017, the pay program for the CEO is a market based approach (previously a matrix approach). The Company granted the CEO the entire target annual LTI award in February 2017 at a market competitive level. Target grant levels were set primarily considering peer market data. The target LTI is set to equal the estimated 2017 50th percentile LTI of peers. This resulted in the CEO’s target LTI being 583% of his base salary.

2017 annual LTI award targets as a percent of base salary for the other NEOs were as shown to the right:

Target LTI
(as percent of
NEO	base salary)
Frederick J. Crawford	250%
Audrey Boone Tillman	150%
Eric M. Kirsch	200%
Charles D. Lake II	120%
Paul S. Amos II	250%

LTI PERFORMANCE METRICS

The PBRS will vest based on the achievement of the average of each of OROE excluding the impact of foreign currency, RBC and SMR for the cumulative three-year performance period beginning January 1, 2017, and ending December 31, 2019. The achievement will be modified (up to +/-20%) based on our total shareholder return relative to the members of our proxy peer group (relative total shareholder return, or RTSR). The three metrics are described below.

Operating return on equity (or OROE) excluding the impact of foreign currency was a performance measure for the MIP in 2016. The Compensation Committee determined that this OROE metric is more appropriate for the LTI program, because it allows shareholders to evaluate our financial achievements relative to other organizations in terms of how effectively we use capital to generate earnings. We believe this metric has a significant influence on the value our shareholders place on the Company.

We define OROE excluding foreign currency (or currency-neutral OROE) as follows:

Operating earnings, excluding the impact of foreign currency*	Adjusted book value*

*	Operating earnings, excluding the impact of foreign currency, and adjusted book value are not calculated in accordance with U.S. GAAP. See the Appendix to this Proxy Statement for definition for these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.

OROE excluding the impact of foreign currency has been assigned 50% weighting.

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40	AFLAC INCORPORATED 2018 PROXY STATEMENT

While recognizing the importance of maximizing profitability and return on equity to shareholders, the Compensation Committee also believes that it is appropriate to do so within the context of a solid risk framework, which is best represented by the current regulatory solvency measures in the U.S. and Japan.

Risk-based capital (“RBC”) is determined on a U.S. statutory accounting basis at each calendar year end. This performance measure was selected because the Company believes capital adequacy is a significant concern for the financial markets and shareholder confidence. RBC has been assigned a 25% weighting.

Solvency margin ratio (“SMR”) is the principal capital adequacy measure in Japan. SMR was a performance measure for the MIP in 2016. In 2017 the Compensation Committee decided that our long-term incentive awards should reflect both the U.S. and Japan regulatory capital metrics. We view maintaining a strong capital position as a priority.

We have assigned SMR the same 25% weighting as RBC for the cumulative three-year average performance period beginning in 2017.

2017 LTI PERFORMANCE TARGETS

The following illustrates the terms of the 2017 PBRS grant.

50% Currency-neutral OROE result	25% SMR result	25% RBC result	RTSR Modifier	Final Payout

Awards earned based on three-year average results for each of the currency-neutral OROE, SMR, and RBC metrics. Earned amounts will be modified based on the Company’s TSR performance vs. peers			PAYOUT
2017	2018	2019	2020

	GOALS				RELATIVE TSR (RTSR) MODIFIER
Performance Level	3-Yr. Avg. Currency- neutral OROE Goal (50% weighting)*	3-Yr. Avg. SMR Goal (25% weighting)	3-Yr. Avg. RBC Goal (25% weighting)	Payout (% of Target)	3-Yr. RTSR percentile Rank vs. Peers	Modifier to Earned Amounts
Maximum	16.5%	700%	600%	200%	75th percentile or greater	1.20x
Target	14.25%	600%	500%	100%	Between 25th and 75th percentile	1.00x
Threshold	12.5%	500%	400%	50%	25th percentile or worse	0.80x

*	This differs from the performance levels as previewed in our 2017 Proxy Statement for OROE excluding the impact of foreign currency due to an immaterial formulaic error. The correction will not result in a change in potential compensation to the grantees.

●	For financial performance (OROE excluding the impact of foreign currency, SMR, and RBC), linear interpolation will be used to determine payouts for performance between the corresponding goals (i.e., threshold to target, or target to maximum)

●	For RTSR, adjustments of 1.20x or 0.80x would be made only if the Company’s RTSR is in the upper or lower quartile, respectively, versus its peers; no adjustments to amounts earned pursuant to the Company’s financial performance will be made for RTSR performance falling between the 25th and 75th percentiles of the peers

●	Maximum potential payouts will be capped at 200% of target

RBC thresholds were adjusted down modestly to reflect the eventual draw-down of excess capital in the U.S. as a result of our Japan branch conversion. Overall, we believe these changes for 2017 further enhance our longstanding strong pay-for-performance philosophy, while also being responsive to the business and talent markets in which we compete.

Compensation Discussion & Analysis | Elements of our Executive Compensation Program
AFLAC INCORPORATED 2018 PROXY STATEMENT	41

SPECIAL AWARDS

From time to time, we may make special awards in the form of restricted stock units (“RSUs”) to recognize major milestones, to secure leadership stability, or to achieve other strategic objectives. On August 8, 2017, the Compensation Committee made RSU grants to Messrs. Crawford and Lake and Mrs. Tillman to recognize the leadership of these executives in guiding the conversion of our Japan branch to a subsidiary through the regulatory approval and closing processes, and also to recognize their increasing responsibilities within the governance of the new corporate structure. These awards also served to secure senior management stability through the important transition period to the new structure. Mr. Crawford’s grant will vest on the third anniversary of the grant date while Mr. Lake’s and Mrs. Tillman’s grants will vest, ratably, on the first, second and third anniversaries of the grant date, in each case assuming continued service through the respective vesting dates.

Independent Compensation Consultant

The Compensation Committee has retained a nationally recognized compensation consultant, Mercer LLC, to assist and advise the Compensation Committee in its deliberations. Mercer typically assists in the following areas:

●  providing comparative company performance to determine CEO pay;

●  evaluating the competitiveness of the Company’s executive compensation and benefit programs;

●  reviewing plan design issues and recommending improvements;

●  apprising the Compensation Committee of trends and developments in the marketplace;

●  assessing the relationship between executive pay and performance;

●  assessing proposed performance goals and ranges for incentive plans;

●  providing comparative company data to determine NEO compensation;

●  conducting training sessions for the Compensation Committee; and

●  determining the compensation of Non-employee Directors.

Fees paid to Mercer for these services totaled $180,861 in 2017. Management retained certain Mercer affiliates to provide additional services not pertaining to executive compensation during 2017, and approved payments totaling $19,342,241—primarily for broker commissions for insurance sales—for those services. As reported by Mercer to the Compensation Committee, these payments represented less than 0.14% of Mercer’s parent company’s annual revenue. The Compensation Committee assessed Mercer’s independence pursuant to SEC rules and concluded that no conflict of interest exists with respect to the work Mercer performs for the Committee.

Compensation Discussion & Analysis | Independent Compensation Consultant
42	AFLAC INCORPORATED 2018 PROXY STATEMENT

Program Changes for 2018

MIP Changes

The majority of metrics have been left structurally consistent with 2017, including weightings with specific targets and ranges adjusted for our 2018 financial plan, public guidance, and appropriately challenging management.

Operating earnings per share was adjusted for the Company’s 2 for 1 stock split and increased to reflect organic earnings per share growth expectations and U.S. tax reform. The range has been widened on a split-adjusted basis from 2016 levels requiring incremental outperformance to achieve above-target payouts.

In Japan, the Company has changed the definition of annual premium or sales and earned premium to include both cancer and medical as well as first sector protection products (life insurance). This change reflects renewed focus on the sale and growth rate of these products. The Company continued to deemphasize savings products that are more sensitive to the low interest rate environment in Japan. Annualized premium (sales) target range has been widened significantly to recognize recent years of variability in results and timing issues associated with branch conversion and new product launch. Earned premium has replaced direct premium to align with the Company’s public guidance and a more economically impactful definition of premium revenue.

In the U.S., annualized premium (sales) metric ranges have been both increased and widened to require continued growth for above target payouts. Earned premium has replaced direct premium to align with the Company’s public guidance and a more economically impactful definition of premium revenue.

Investment metrics have been left the same with absolute net investment income growth required for above target performance despite the persistent low rate environment in Japan, reduced asset flows from the pullback in first sector savings products and deployment of excess capital in the U.S.

The Compensation Committee continued with the practice of installing “sloped” payout mechanisms for the most significant and higher-weighted metrics. “Sloping” essentially results in requiring more significant out-performance to achieve above target payouts. EPS, sales, earned premium, and Net Investment Income have all been “sloped” to ensure balance in performance and relative executive compensation payout.

LTI Changes

The basic structure of the Company’s LTI remains in place with metrics including OROE excluding the impact of foreign currency, SMR, and RBC. However, recognizing the alignment of OROE excluding the impact of foreign currency, shareholder value and refreshed capital management strategies in a year of Japan branch conversion, we have increased the weighting for currency-neutral OROE (70%) and reduced the weightings for RBC (15%) and SMR (15%). The structure also preserves the relative total shareholder return (RTSR) modifier approach. However, important changes have been made to key definitions and the payout potential as follows:

●	In 2017, the definition of SMR was changed to remove the positive benefits of unrealized gains on Available For Sale (“AFS”) securities in the Japan investment portfolio. Recent decreases in interest rates and a narrowing of credit spreads have served to inflate the metric and we believe it prudent to continue to remove from the SMR calculation. However, the Company is maintaining any negative impact from unrealized losses on the AFS portfolio as that may have implications for repatriation and dividends paid from Japan to the Company.

●	SMR and RBC targets have been adjusted to reflect the Company’s capital management strategy post conversion of the Japan branch. While the weightings have been reduced, these metrics are critical to preserving financial strength ratings considered essential in growing our business and ensuring stability in our global regulatory standing and defending our respected brand.

●	The target currency neutral OROE has been changed to 13.75% consistent with our three year plan, but maximum and minimum performance levels were left unchanged relative to 2017

AFLAC INCORPORATED 2018 PROXY STATEMENT	43

such that there is naturally a steeper slope in exchange for a lower target. The modestly lower currency neutral OROE is a result of holding more capital during a period of transition with our Japan legal structure change.

●	With these changes, the total maximum payout potential under the program, including the RTSR modifier, remains at 200% for participating executives.

Peer Group Changes

Our peer group will change in 2018. Genworth will be removed from the 2018 peer group due to size, low share price and its pending acquisition. Brighthouse Financial will be added to the peer group. Brighthouse Financial is the former MetLife US Retail business focused on life insurance and retirement income annuities that was spun-off from MetLife in August 2017. It fits the size criteria and operating characteristics of Aflac’s other current peers.

Retirement, Deferral, and Savings Plans

The retirement, deferral and savings plans described below were established in order to provide competitive post-termination benefits for officers and employees, including the NEOs, in recognition of their service and contributions to the Company.

Defined Benefit Pension Plans

As described further in “Pension Benefits” below, the Company maintains tax-qualified, noncontributory defined benefit pension plans covering substantially all U.S. employees, including the NEOs, who satisfy the eligibility requirements. Mr. Lake, who became a Japan employee on August 1, 2013, has benefits accrued in the U.S. tax-qualified plan from his 14 years as a U.S. employee. The Company also maintains nonqualified supplemental retirement plans covering some of the NEOs. No change has been made to the pension plans and the benefit level remains the same as it was last year. Mr. Lake currently participates in a Japan nonqualified supplemental retirement plan, which is explained on page 53.

Executive Deferred Compensation Plan

The NEOs (other than Mr. Lake), together with other U.S.-based eligible executives, are entitled to participate in the Executive Deferred Compensation Plan (“EDCP”). Messrs. Daniel P. Amos and Crawford and Mrs. Tillman are the only NEOs currently participating in this plan. Mr. Lake has funds in the plan from his 14 years as a U.S. employee, but he no longer actively participates in the plan. The EDCP is discussed in more detail below under “Nonqualified Deferred Compensation.”

401(k) Savings and Profit Sharing Plan

The Company maintains a tax-qualified 401(k) Savings and Profit Sharing Plan (the “401(k) Plan”) in which all U.S.-based employees, including the U.S.-based NEOs, are eligible to participate under the same terms. Until 2018, the Company matched 50% of the first 6% of eligible compensation contributed to the 401(k) Plan. As a result of U.S. tax reform legislation enacted in December 2017, the Company announced it would increase its matching contributions to 100% of each employee’s contributions which were not in excess of 4% of the employee’s annual cash compensation. This increase became effective on January 1, 2018. Employee contributions made to the 401(k) Plan are 100% vested. Employees vest in Company contributions at the rate of 20% for each complete year of service. After five years of service, employees are fully vested in all Company contributions. The Company provides a nonelective contribution to the 401(k) plan of 2% of annual cash compensation for employees who elected to opt out of the future benefits of the U.S. defined benefit plan and for new U.S. employees who started working for the Company after September 30, 2013. Mr. Crawford is the only NEO who participates in the nonelective contribution.

Other Benefits

The Company provides NEOs with other benefits that we believe are reasonable, competitive and consistent with our overall executive compensation program. For details, see the “All Other Compensation” column in the 2017 Summary Compensation Table on page 47.

Compensation Discussion & Analysis | Retirement, Deferral, and Savings Plans
44	AFLAC INCORPORATED 2018 PROXY STATEMENT

The Company maintains medical and dental insurance, group life insurance, accidental death insurance, cancer insurance, and disability insurance programs for all of its employees, as well as paid time off, leave of absence, and other similar policies. The U.S.-based NEOs and other officers are eligible to participate in these programs along with, and on the same basis as, the Company’s other salaried employees. In addition, the NEOs are eligible to receive reimbursement for medical examination expenses.

For security and time-management reasons, certain officers of the Company occasionally travel on corporate aircraft for business and personal purposes. Personal travel on corporate aircraft and security services are provided where considered by the Board to be in the best interest of the Company and its business objectives.

Additional Executive Compensation Practices and Procedures

Equity Granting Policies

Each year, typically in February, the Compensation Committee meets shortly after the Company’s fiscal year results are released to the public. At that time, the Compensation Committee reviews recommendations developed by the CEO and CFO (with input from Mercer) for PBRS, stock options, and time-based restricted stock. Option grants are awarded on the date of the meeting, and have a per share exercise price set at the closing price on the date of grant. The Company has never engaged in “backdating” of options.

The Company may periodically make additional equity grants during the course of the year, but as a matter of policy does not make equity grants in advance of material news releases.

Stock Ownership Guidelines; Hedging and Pledging Restrictions

The Company believes its executive officers and Directors should have a significant equity interest in the Company and has enforced stock ownership guidelines for executive officers and Directors for almost two decades. The current stock ownership guidelines are as follows:

Position	Ownership guideline
Chairman, CEO, President, and President of Aflac	5x base salary
All other executive officers	3x base salary
Non-employee Directors	4x cash annual retainer

Officers have four years from their hire or promotion date to satisfy their respective stock ownership requirements. Non-employee Directors have five years from the date first elected to the Board to satisfy these requirements.

Ownership includes all shares held by the officer or Director and their spouse, as well as time-based, unvested restricted shares. Shares pledged as collateral for a margin account or other loan, performance-based restricted shares, and stock options (vested or unvested) do not count toward these stock ownership guidelines.

Each current NEO and Director has stock ownership that exceeds ownership guidelines or is working toward meeting the requisite guideline within the allowed time frame. Progress toward meeting the guidelines is reviewed regularly and reported to the Board.

The Company’s insider trading policy prohibits our Directors, officers and other covered persons from selling our Common Stock “short,” engaging in option trading (puts, calls, or other derivative securities) relating to our Common Stock, entering into a 10b5-1 plan (unless approved by the Compensation Committee), or hedging. Beginning in 2013, the Board adopted a policy prohibiting any further pledging of the Company’s stock by executive officers and Directors. All other covered persons under the Company’s insider trading policy must pre-clear with the policy’s compliance officer before pledging Company stock as collateral for a margin account or other loan.

Employment Agreements

The Company has employment agreements with the NEOs and certain other executives in key roles. The agreements generally address: role and responsibility; rights to compensation and benefits during active employment; termination in the event of death, disability or retirement; termination for cause or without cause; and resignation

Compensation Discussion & Analysis | Additional Executive Compensation Practices and Procedures
AFLAC INCORPORATED 2018 PROXY STATEMENT	45

by the employee. Some agreements also contain termination and related pay provisions in the event of a change in control. These change-in-control provisions do not apply unless there is both a change in control and a termination by the Company without cause or a resignation by the executive for good reason. This is commonly referred to as a “double trigger” requirement. Further, each agreement stipulates that the subject executive may not compete with the Company for a prescribed period following termination of employment, or disclose confidential information.

The payments that may be made under each NEO’s employment agreement upon termination of employment under specified circumstances are described in more detail below under “Potential Payments Upon Termination or Change in Control.”

Change-in-Control Policy and Severance Agreements

The Company has no formal change-in-control or severance policy. However, as noted above, individual employment agreements generally have provisions related to these matters. These agreements provide no excise tax gross-ups.

In June 2017, Paul S. Amos II, former President, Aflac, entered into a separation agreement. For more information, see “Separation Arrangements for Mr. Paul S. Amos II” on page 59.

Compensation Recovery (“Clawback”) Policy

The Company has a “clawback” policy that allows the Compensation Committee to review any adjustment or restatement of performance measures and determine whether that adjustment or restatement warrants modifying or recovering non-equity incentive awards. If it is deemed that such a modification or recovery is appropriate, the Compensation Committee is charged with determining the amount of recovery and the officer group to be affected.

Certain Tax Implications of Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits to $1 million annually the federal income tax deduction that a publicly held corporation may claim for compensation payable to certain of its respective current and former executive officers, but that deduction limitation historically did not apply to performance-based compensation that met certain requirements. As part of the tax reform legislation passed in December 2017, Section 162(m) was amended, effective for taxable years beginning after December 31, 2017, to expand the scope of executive officers subject to the deduction limitation and also to eliminate the performance-based compensation exception, though the exception generally continues to be available on a “grandfathered” basis to compensation payable under a written binding contract in effect on November 2, 2017.

In determining compensation for our executive officers, the Compensation Committee considers the extent to which the compensation is deductible, including the effect of Section 162(m). In prior years, the Compensation Committee generally sought to structure our executive incentive compensation awards so that they qualified as performance-based compensation exempt from the Section 162(m) deduction limitation where doing so was consistent with the Company’s compensation objectives, but it reserved the right to award nondeductible compensation and on occasion did so. The Compensation Committee continues to evaluate the changes to Section 162(m) and their significance to the Company’s compensation programs, but in any event its primary focus in its compensation decisions will remain on most productively furthering the Company’s business objectives and not on whether the compensation is deductible. The Compensation Committee did not make significant changes to the Company’s executive compensation program for 2018 in response to the tax code changes.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the preceding CD&A with management and, based on that review and discussion, has recommended to the Board to include the CD&A in this Proxy Statement.

Compensation Committee

Robert B. Johnson, Chairman
Douglas W. Johnson
Joseph L. Moskowitz

Compensation Discussion & Analysis | Compensation Committee Report
46	AFLAC INCORPORATED 2018 PROXY STATEMENT

Executive Compensation

2017 Summary Compensation Table

The following table provides information concerning total compensation earned or paid to our CEO, CFO and the four other most highly compensated executive officers who were serving as executive officers during 2017 (including three serving at December 31, 2017). These six officers are referred to as our NEOs in this Proxy Statement.

Name and Principal Position	Year	Salary (1) ($)	Bonus ($)	Stock Awards (2)(3)(4) ($)	Option Awards (3) ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5) ($)	All Other Compensation (6) ($)	Total ($)	Total without Change in Pension Value* ($)
Daniel P. Amos Chairman and CEO, Aflac Incorporated; President, Aflac	2017	1,441,100	–	8,607,889	–	5,946,758	6,487,909	347,328	22,830,984	16,343,075
	2016	1,441,100	–	13,773,466	–	4,884,442	–	313,002	20,412,010	20,412,010
	2015	1,441,100	–	4,800,556	–	5,509,362	–	231,365	11,982,383	11,982,383

Frederick J. Crawford Executive Vice President, CFO	2017	700,000	–	2,793,738	–	1,643,851	–	390,911	5,528,500	5,528,500
	2016	700,000	–	1,420,062	280,003	1,400,700	–	454,628	4,255,393	4,255,393
	2015	360,606	1,240,000	847,987	211,994	799,652	–	47,335	3,507,574	3,507,574
Audrey Boone Tillman	2017	564,000	–	1,867,158	–	829,844	1,534,867	18,859	4,814,728	3,279,861
Executive Vice President, General Counsel
Eric M. Kirsch Executive Vice President, Global Chief Investment Officer, Aflac	2017	593,800	–	1,217,238	–	2,210,442	47,012	25,592	4,094,084	4,047,072
	2016	593,800	–	950,052	237,519	1,906,407	36,505	17,281	3,741,564	3,705,059
	2015	593,800	–	957,391	239,348	2,262,378	26,174	8,363	4,087,454	4,061,280
Charles D. Lake II(7)	2017	444,009	–	1,563,541	–	716,885	39,691	1,192,582	3,956,708	3,917,017
President, Aflac International, Chairman, Aflac Japan
Paul S. Amos II	2017	350,000	–	1,793,674	–	–	–	2,476,609	4,620,283	4,620,283
Former President, Aflac	2016	700,000	–	1,120,019	280,003	1,564,038	1,402,759	1,579,325	6,646,144	5,243,385
	2015	677,900	–	1,093,011	257,128	1,619,607	716,225	1,088,891	5,452,762	4,736,537

*	Total without Change in Pension Value represents total compensation, as determined under applicable SEC rules, minus the change in pension value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column. This additional column has been included to show the effect that the year-over-year change in pension value had on total compensation as determined under applicable SEC rules. The amounts reported in the Total without Change in Pension Value column differ from the amounts reported in the Total column required under SEC rules and are not a substitute for total compensation. The change in pension value, as discussed in footnote 5 below, is subject to many external variables that are not related to the Company’s performance.

(1)	In each of the three years above, includes $441,100 deferred for Mr. Daniel P. Amos. This amount has been included in the 2017 Nonqualified Deferred Compensation table below.

(2)	In addition to their 2017 annual LTI grants, on August 8, 2017, each of Messrs. Crawford and Lake and Mrs. Tillman received a one-time discretionary grant of 12,310 shares of time-based restricted stock units. Mr. Crawford’s grant will vest on the third anniversary of the grant date, and Mr. Lake’s and Mrs. Tillman’s grants will vest ratably on the first, second and third anniversary of the grant date, in each case generally assuming continued service through the respective vesting dates.

(3)	In accordance with the SEC’s reporting requirements, we report all equity awards at their full grant date fair value under ASC 718. The Company’s valuation assumptions are described in Note 12 “Share-Based Compensation” in the Notes to the Consolidated Financial Statements in the Company’s Annual Form 10-K filed with the SEC for the year ended December 31, 2017. Assuming achievement of performance goals at the maximum level, the aggregate grant date fair value of the PBRS would be; Daniel P. Amos, $17,215,778; Frederick J. Crawford, $3,587,348; Audrey Boone Tillman, $1,734,188; Eric M. Kirsch, $2,434,476; Charles D. Lake II, $1,126,954; and Paul S. Amos II, $3,587,348. See page 50 for a more detailed discussion of our outstanding equity grants compared to current fair market value.

(4)	Mr. Paul S. Amos II forfeited the 2017 stock awards on his separation date of July 1, 2017.

(5)	No amount in this column is attributable to above-market earnings on deferred compensation. Mr. Crawford is not eligible to participate in the defined benefit plans because the plans were frozen prior to his hire date. The change in pension value was driven largely by the decrease in discount rate in 2017 from 4.25% in 2016 to 3.75% in 2017. Mr. Paul S. Amos II was not vested in the Supplemental Executive Retirement Plan as of his separation date of July 1, 2017. Therefore, his benefits under this plan were forfeited. See the “Pension Benefits” section and the accompanying table beginning on page 52 for a more detailed discussion of the retirement plans.

(6)	Additional information regarding all other compensation is provided in the “All Other Compensation” or “Perquisites” tables detailed on the following page.

(7)	Includes payments made to Mr. Lake in yen for salary, non-equity incentive plan compensation and some perquisites and converted to dollars by dividing the actual yen denominated payments by the 2017 weighted average exchange rate of 112.16 yen to the dollar.

AFLAC INCORPORATED 2018 PROXY STATEMENT	47

2017 All Other Compensation

The following table identifies the amount of each item included for 2017 in the All Other Compensation column in the 2017 Summary Compensation Table on the previous page.

Name	Perquisites and Other Personal Benefits (1) ($)	Company Contribution to 401(k) Plan ($)	Company Contribution to Nonqualified Deferred Compensation (2) ($)	Renewal Commissions from Previous Job (3) ($)	Total ($)
Daniel P. Amos	339,078	8,250	—	—	347,328
Frederick J. Crawford	25,583	13,750	351,578	—	390,911
Audrey Boone Tillman	10,609	8,250	—	—	18,859
Eric M. Kirsch	17,342	8,250	—	—	25,592
Charles D. Lake II	1,192,582	—	—	—	1,192,582
Paul S. Amos II	2,453,293	8,250	—	15,066	2,476,609

(1)	Perquisites are more fully described in the Perquisites table below.
(2)	Includes $351,578 of a Company deferred compensation contribution for Mr. Crawford. This amount has been included in the 2017 Nonqualified Deferred Compensation table below.
(3)	Amounts are for earned renewal sales commissions before expenses on Aflac U.S. products sold before Mr. Paul S. Amos II became an Aflac employee.

2017 Perquisites

The following table identifies the incremental cost to the Company of each perquisite included for 2017 in the All Other Compensation table above.

Name	Personal Use of Company Aircraft (1) ($)	Security Services (2) ($)	International Assignment Allowance (3) ($)	Tax Related Reimbursements (4) ($)	Severance Payments (5) ($)	Car Allowance (6) ($)	Other (7) ($)	Total Perquisites and Other Personal Benefits (8) ($)
Daniel P. Amos	144,267	190,129	—	—	—	—	4,682	339,078
Frederick J. Crawford	10,758	420	—	28	—	1,249	13,128	25,583
Audrey Boone Tillman	—	—	—	28	—	300	10,281	10,609
Eric M. Kirsch	—	—	—	130	—	—	17,212	17,342
Charles D. Lake II(9)	—	—	668,397	361,444	—	153,006	9,735	1,192,582
Paul S. Amos II	50,907	1,937	—	694,638	1,702,954	1,107	1,750	2,453,293

(1)	Incremental cost for the personal use of corporate aircraft is the calculated standard hourly cost rate based upon actual operating expenses for corporate aircraft, including fuel costs, airport fees, catering, in-flight phone, and crew travel expenses. This rate is recalculated annually. The personal use of corporate aircraft has been authorized by the Board for security reasons and to maximize the effectiveness of the executives’ time.
(2)	Incremental costs for security services include the salaries and benefits of security officers and the actual costs of any security equipment, monitoring and maintenance fees.
(3)	All expenses were incurred for Mr. Lake’s overseas allowances in Tokyo, Japan. This amount includes Company provided housing in the amount of $149,972, which includes rent and utilities, a tax allowance in the amount of $312,054, cost of living allowance in the amount of $179,166 and home leave allowance in the amount of $27,205.
(4)	Amount included in the tax-related reimbursements for Mr. Paul S. Amos II represents Japan taxes and tax gross-up payments paid by the Company in 2017 to satisfy tax obligations arising solely as a result of his international assignment, which ended in 2015. Amounts included in the tax-related reimbursements for Mr. Lake represent tax equalization and tax gross-up payments paid during 2017.
(5)	This amount represents certain severance agreement expenses of Mr. Paul S. Amos II’s paid by the Company, including $1,619,607 for his estimated prorated 2017 MIP, $34,887 for COBRA insurance, and $48,460 for payment for paid time off accrued as of the separation date. For more information see “Separation Arrangement for Mr. Paul S. Amos II” on page 59.
(6)	Amounts included in the Car Allowance column for Messrs. Crawford and Paul S. Amos II and Mrs. Tillman are charges for the use of Company automobile transportation in the U.S. The amount included in the Car Allowance column for Mr. Lake includes the cash cost to the Company for the use of a leased car, driver compensation and related expenses in Japan.
(7)	Amounts included in the Other column are charges for guest travel in the amount of $4,682 (Daniel P. Amos), $13,098 (Mr. Crawford), and $10,251 (Mrs. Tillman). Mr. Kirsch incurred amounts totaling $17,090 for personal tax return preparation and financial planning. Mr. Lake also incurred amounts totaling $7,520 for tax return consulting.
(8)	Other than tax gross-ups reflected in the tax-related reimbursements, the Company did not gross up for tax purposes any of the other perquisites described in this table.
(9)	The amounts reported for Mr. Lake’s International Assignment, Tax Related Reimbursements, Car Allowance and Other were paid in yen and converted to dollars by dividing the yen payment by the weighted average 2017 exchange rate of 112.16.

Executive Compensation | 2017 All Other Compensation
48	AFLAC INCORPORATED 2018 PROXY STATEMENT

2017 Grants of Plan-Based Awards

The following table provides information with respect to the 2017 grants of plan-based awards for the NEOs.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name and Principal Position	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units(3) (#)	Awards ($/Sh)	Awards ($)
Daniel P. Amos	2/14/2017	—	—	—	59,112	118,224	236,448	—	—	8,607,889
	N/A	1,585,210	3,170,420	6,340,840	—	—	—	—	—	—
Frederick J. Crawford	2/14/2017	—	—	—	12,318	24,635	49,270	—	—	1,793,674
	8/8/2017	—	—	—	—	—	—	12,310	—	1,000,064
	N/A	437,500	875,000	1,750,000	—	—	—	—	—	—
Audrey Boone Tillman	2/14/2017	—	—	—	5,955	11,909	23,818	—	—	867,094
	8/8/2017	—	—	—	—	—	—	12,310	—	1,000,064
	N/A	225,600	451,200	902,400	—	—	—	—	—	—
Eric M. Kirsch	2/14/2017	—	—	—	8,359	16,718	33,436	—	—	1,217,238
	N/A	593,800	1,187,600	2,375,200	—	—	—	—	—	—
Charles D. Lake II	2/14/2017	—	—	—	3,870	7,739	15,478	—	—	563,477
	8/8/2017	—	—	—	—	—	—	12,310	—	1,000,064
	N/A	188,704	377,408	754,815	—	—	—	—	—	—
Paul S. Amos II	2/14/2017	—	—	—	12,318	24,635	49,270	—	—	1,793,674
	N/A	437,500	875,000	1,750,000	—	—	—	—	—	—

(1)	The amounts shown in Estimated Possible Payouts Under Non-Equity Incentive Plan Awards reflect the payout levels for the NEOs under the Company’s MIP, based on the achievement of certain performance goals approved by the Compensation Committee. For additional information, please see “Elements of Our Executive Compensation Program—Management Incentive Plan (MIP)” beginning on page 35. For each Company performance goal, a minimum, target and maximum performance level is specified. The amount paid for each performance goal depends on the results attained.

(2)	The amounts shown under Estimated Future Payouts Under Equity Incentive Plan Awards for February 14, 2017, reflect the number of shares of PBRS. Those shares incorporate restrictions that will lapse upon the attainment of performance goals set by the Compensation Committee. Awards vest on the third anniversary of the grant date, based on the attainment of the cumulative three-year average target performance goals for Company OROE, excluding impact of foreign currency, and the RBC and SMR ratios. For the cumulative three-year average performance period from 2017 to 2019, shares of PBRS will vest at 50% if the Company attains the minimum goals, and at 200% if the Company reaches or exceeds the maximum goals. Earned amounts can then be modified based on the Company’s TSR performance versus peers. All NEOs possess the same rights as all other holders of Common Stock in respect of the shares underlying the PBRS, including all incidents of ownership (except the right to transfer the shares while they remain subject to forfeiture) and the right to vote such shares. The dividends accrued on the award shares will be reinvested in Common Stock at the same dividend rate received by other holders of Common Stock. Those additional restricted shares will be held in book entry form in the custody of the Company subject to the same terms and conditions attributable to the original grant until such time as all restrictions have lapsed on the shares of Common Stock with respect to which the dividend was accrued.

(3)	On August 8, 2017, the Compensation Committee awarded shares of time-based restricted stock units to Mr. Crawford, Mr. Lake and Mrs. Tillman. The time-based restricted stock will vest for Mr. Crawford on the third anniversary of the grant date (generally subject to continued employment). For Mr. Lake and Mrs. Tillman, the time-based restricted stock will vest, ratably, on the first, second and third anniversaries of the grant date (generally subject to continued employment).

Executive Compensation | 2017 Grants of Plan-Based Awards
AFLAC INCORPORATED 2018 PROXY STATEMENT	49

2017 Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information with respect to the equity awards outstanding at the 2017 fiscal year-end for the NEOs.

	Option Awards					Stock Awards
									Equity Incentive Plan Awards:
		Number of Securities Underlying Unexercised Options		Option Exercise	Option	Stock	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Option Grant Date	Exercisable (#)	Unexercisable (#)	Price ($)	Expiration Date	Award Grant Date	(1) (#)	(2) ($)	(1) (#)	(2) ($)
Daniel P. Amos						2/10/15			66,211	5,812,002
						12/31/15			17,714	1,554,935
						2/09/16			83,856	7,360,880
						12/30/16			134,150	11,775,687
						2/14/17			120,840	10,607,335
Frederick J. Crawford	7/01/15		21,348	62.430	7/01/25
						7/01/15			14,411	1,264,998
	2/09/16		22,534	57.930	2/09/26
						2/09/16			20,247	1,777,282
						8/09/16			4,244	372,538
						2/14/17			25,180	2,210,300
						8/08/17	12,438	1,091,808
Audrey Boone Tillman	2/10/09	4,518		22.130	2/10/19
	2/09/10	12,000		47.060	2/09/20
	2/08/11	1,727		57.900	2/08/21
	2/14/12	6,950		48.560	2/14/22
	2/12/13	6,950		49.500	2/12/23
	2/11/14	6,597		62.410	2/11/24
	8/12/14	1,543		59.330	8/12/24
	2/10/15		12,372	61.450	2/10/25
						2/10/15			10,205	895,795
	2/09/16		9,657	57.930	2/09/26
						2/09/16			8,677	761,667
						2/14/17			12,172	1,068,458
						8/08/17	12,438	1,091,808
Eric M. Kirsch	2/11/14	15,550		62.410	2/11/24
	2/10/15		24,487	61.450	2/10/25
						2/10/15			16,737	1,469,174
	2/09/16		19,115	57.930	2/09/26
						2/09/16			17,174	1,507,534
						2/14/17			17,088	1,499,985

Executive Compensation | 2017 Outstanding Equity Awards at Fiscal Year-End
50	AFLAC INCORPORATED 2018 PROXY STATEMENT

	Option Awards					Stock Awards
									Equity Incentive Plan Awards:
		Number of Securities Underlying Unexercised Options		Option Exercise	Option	Stock	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Option Grant Date	Exercisable (#)	Unexercisable (#)	Price ($)	Expiration Date	Award Grant Date	(1) (#)	(2) ($)	(1) (#)	(2) ($)
Charles D. Lake II	2/09/10	12,000		47.060	2/09/20
	2/08/11	10,200		57.900	2/08/21
	2/14/12	6,950		48.560	2/14/22
	2/12/13	8,740		49.500	2/12/23
	2/11/14	8,020		62.410	2/11/24
	2/10/15		11,189	61.450	2/10/25
						2/10/15			7,648	671,341
	2/09/16		7,839	57.930	2/09/26
						2/09/16			7,043	618,235
						2/14/17			7,910	694,340
						8/08/17	12,438	1,091,808
Paul S. Amos II

(1)	Includes dividend shares accumulated as of December 31, 2017 for PBRS and RSU awards granted as follows: awards granted on February 10, 2015, December 31, 2015, February 9, 2016, December 30, 2016 and February 14, 2017 respectively, of 4,578, 799, 3,781, 2,904 and 2,616 shares for Daniel P. Amos; awards granted on July 1, 2015, February 9, 2016, August 9, 2016, February 14, 2017, and August 8, 2017 respectively, of 828, 913, 140, 545, and 128 for Mr. Crawford; awards granted on February 10, 2015, February 9, 2016, February 14, 2017, and August 8, 2017, respectively, of 706, 391, 263, and 128 for Mrs. Tillman; awards granted on February 10, 2015, February 9, 2016, and February 14, 2017, respectively, of 1,157, 774, and 370 for Mr. Kirsch; awards granted on February 10, 2015, February 9, 2016, February 14, 2017, and August 8, 2017, respectively, of 529, 318, 171, and 128 for Mr. Lake.

(2)	Based on the per share closing price of our Common Stock of $87.78 as of December 29, 2017.

Grant Date	Options Vesting Schedule
02/10/15	100% vesting on the third anniversary of the option for Messrs. Kirsch and Lake and Mrs. Tillman
07/01/15	100% vesting on the third anniversary of the option for Mr. Crawford
02/09/16	100% vesting on the third anniversary of the option for Messrs. Crawford, Kirsch, and Lake and Mrs. Tillman

Executive Compensation | 2017 Outstanding Equity Awards at Fiscal Year-End
AFLAC INCORPORATED 2018 PROXY STATEMENT	51

Stock Award Grant Date	Stock Award Vesting Schedule
02/10/15	Graded vesting on the third anniversary of the award based on the attainment of the cumulative target performance goal for RBC ratios of Aflac for three consecutive calendar years beginning with the year of grant. Each year a credit will be earned with a minimum of 50% and a maximum of 150% as measured at each year-end. The final award on 2/10/2018 was vested with a maximum payout of 100% based on the arithmetic average of the credit earned each year.
07/01/15	Graded vesting on the third anniversary of the award based on the attainment of the cumulative target performance goal for RBC ratios of Aflac for three consecutive calendar years beginning with the year of grant. Each year a credit will be earned with a minimum of 50% and a maximum of 150% as measured at each year-end. The final award will be the arithmetic average of the credit earned each year, but with a maximum payout of 100%.
12/31/15	Graded vesting of the award based on the attainment of the cumulative target performance goals for RBC ratios of Aflac for three consecutive calendar years beginning with the year of grant. Each year a credit will be earned with a minimum threshold of 50% and a maximum of 150% as measured at each year-end. The final award will be the arithmetic average of the credit earned each year, but with a maximum payout of 100%.
02/09/16 and 08/09/16	Cliff vesting on the third anniversary of the award based on the attainment of the cumulative target performance goals for RBC ratios of Aflac for three consecutive calendar years beginning with the year of grant. For the three-year period, stock will vest at 50% if the threshold RBC ratio is achieved and 100% if target is attained.
12/30/16	Cliff vesting on 2/9/2019 of the award based on the attainment of the cumulative target performance goals for RBC ratios of Aflac for three consecutive calendar years beginning with the year of grant. For the performance period, stock will vest at 50% if threshold RBC ratio is achieved and 100% if target is attained.
02/14/17	Cliff vesting on the third anniversary of the award based on the attainment of the cumulative three-year average target performance goals for OROE, including the impact of foreign currency, SMR, and RBC for three consecutive calendar years beginning with the year of grant. For the three-year period, stock will vest at 50% if the threshold of the three ratios is achieved, and 200% if the maximum is attained. Earned amounts can then be modified based on the Company’s TSR performance versus peers (maximum payout up to 200%).
08/08/17	For the award granted to Mr. Crawford, cliff vesting on the third anniversary of the grant date. For Mr. Lake and Mrs. Tillman, vesting ratably on the first, second and third anniversaries of the grant date.

2017 Option Exercises and Stock Vested

The following table provides information with respect to options exercised and stock awards vested during 2017 for each of the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Daniel P. Amos	1,550,457	55,146,332	36,947	2,624,710
Frederick J. Crawford	—	—	—	—
Audrey Boone Tillman	—	—	7,765	551,596
Eric M. Kirsch	1,602	24,383	20,189	1,434,227
Charles D. Lake II	10,000	257,613	9,441	670,713
Paul S. Amos II	206,975	5,999,194	28,571	2,029,736

Pension Benefits

The Company maintains tax-qualified, noncontributory defined benefit pension plans that cover the NEOs other than Mr. Crawford, and nonqualified supplemental retirement plans covering the NEOs other than Messrs. Crawford and Kirsch. All of these plans were frozen before Mr. Crawford joined the Company.

The Company does not credit extra years of service under any of its retirement plans, unless required by employment agreements upon certain termination events. Mr. Daniel P. Amos is eligible to receive immediate retirement benefits. For Mr. Daniel P. Amos, retirement benefits fall under the provisions of the U.S. tax-qualified plan and the Retirement Plan for Senior Officers. For Mrs. Tillman, retirement benefits fall under the U.S. tax-qualified plan and the Supplemental Executive Retirement Plan. For Mr. Kirsch, retirement benefits fall under the U.S. tax-qualified plan. For Mr. Lake, retirement benefits fall under the U.S. tax-qualified plan (for services

Executive Compensation | 2017 Outstanding Equity Awards at Fiscal Year-End
52	AFLAC INCORPORATED 2018 PROXY STATEMENT

when employed in an Aflac U.S. company) and the Aflac Japan Officer Retirement Plan (for current and previous services with the Japan Branch). Mr. Paul S. Amos II resigned employment effective July 1, 2017. His future retirement benefits will fall under the provisions of the U.S. tax-qualified plan; he forfeited his Supplemental Executive Retirement Plan benefits.

Qualified Defined Benefit Pension Plan

The Aflac Incorporated Defined Benefit Pension Plan (“Plan”) is a funded tax-qualified retirement program that covers all eligible U.S.-based employees. Benefits under the Plan are calculated in accordance with the following formula:

1% of average final monthly compensation	years of credited service up to 25 years	.5% of average final monthly compensation	years of credited service in excess of 25 years

For purposes of the Plan, final average monthly compensation is the participant’s highest average compensation (salary and non-equity incentive plan compensation) during any five consecutive years of service within the ten consecutive plan years of service immediately preceding retirement. Participants are eligible to receive full retirement benefits upon attaining a retirement age of 65. Participants also become eligible for full retirement benefits when their years of credited service plus age equals or exceeds 80. Participants with at least fifteen years of credited service are eligible to receive reduced retirement benefits upon reaching an early retirement age of 55. The Plan was frozen to new employees hired, or former employees rehired, on or after October 1, 2013.

Benefits payable under the Plan are not subject to adjustment for Social Security benefits or other offsets. The benefits are paid monthly over the life of the participant, with joint and survivor options available at actuarially reduced rates. The maximum annual retirement benefit was limited, in accordance with Section 415 of the Internal Revenue Code, to $215,000 for 2017. The maximum annual compensation that may be taken into account when calculating retirement benefits was limited, in accordance with Section 401(a)(17) of the Internal Revenue Code, to $270,000 for 2017. The limitation amounts for future years will be indexed for cost-of-living adjustments.

Executive Retirement Plans

The Company’s U.S. Supplemental Executive Retirement Plan (“SERP”) is an unfunded and unsecured obligation of the Company and is not a tax-qualified plan. The SERP provides retirement benefits to certain officers of the Company in addition to those provided by the qualified Plan. Participation in the SERP is limited to certain key employees as periodically designated by the Compensation Committee. Currently, Mrs. Tillman is the only NEO who participates in the SERP. Mr. Paul S. Amos II forfeited his SERP benefits upon his termination. To be eligible for benefits under the SERP, participants generally must be employed with the Company or a subsidiary at age 55. The SERP was frozen to new participants effective January 1, 2015.

The SERP includes a four-tiered benefit formula that provides for a benefit based on final three-year average compensation (base salary and non-equity incentive plan compensation) earned for a calendar year as described below. The annual benefit varies based on the participant’s age at retirement: 40% is paid to someone who retires between the ages of 55 and 59, 50% is paid to someone who retires between the ages of 60 and 64, and 60% is paid to someone who retires at or after the age of 65. A reduced 30% benefit is available to participants with at least fifteen years of service who terminate employment prior to age 55.

Benefits generally are payable in the form of an annuity for the life of the participant. The participant may elect to receive reduced lifetime benefits, in which case any surviving spouse will receive a benefit equal to 50% of the amount paid to the participant. Benefits are calculated based upon the average annual compensation for the three consecutive calendar years out of the final ten consecutive calendar years of employment that yield the highest average. Benefits under the SERP are subject to offset for amounts paid under the qualified Plan.

The Company’s Japan Officer Retirement Plan is also a non-funded and unsecured obligation of the Company and is not a tax-qualified plan. The retirement benefit for the plan is calculated as follows: for each year of service (with a minimum of two years and maximum of twelve), a Japan participating officer would receive one month salary plus one year salary for last year. The total amount calculated is paid in a lump sum at retirement. Currently, Mr. Lake is the only NEO who participates in the Japan Officer Retirement Plan, and he has accumulated the maximum service.

Executive Compensation | Pension Benefits
AFLAC INCORPORATED 2018 PROXY STATEMENT	53

Retirement Plan for Senior Officers

The CEO is the only active employee who participates in the Retirement Plan for Senior Officers (“RPSO”). Participants in the RPSO receive full compensation for the first twelve months after retirement. Thereafter, a participant may elect to receive annual lifetime retirement benefits equal to 60% of final compensation (base salary plus non-equity incentive), or 54% of final compensation with 50% of final compensation to be paid to a surviving spouse for a specified period after death of the participant. Final compensation is deemed to be the higher of either (i) the compensation paid during the last twelve months of active employment with the Company, or (ii) the highest compensation received in any calendar year of the last ten years preceding the date of retirement.

Generally, no benefits are payable until the participant accumulates ten years of credited service at age 60, or twenty years of credited service. Reduced benefits may be paid to a participant who retires (other than for disability) before age 65 with less than twenty years of credited service. Daniel P. Amos has 44 years of credited service, meaning he is fully vested for retirement benefits under the RPSO. The RPSO was frozen to new participants on January 1, 2009.

All benefits under the RPSO are subject to annual cost-of-living increases as approved by the Compensation Committee. Retired participants and their spouses also are entitled to receive full medical expense benefits for their lifetimes. The benefits payable under the RPSO are not subject to Social Security or qualified Plan offsets.

2017 Pension Benefits

The following table provides certain information regarding the Company’s pension benefits at December 31, 2017, and for the year then ended.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit* ($)	Change from Prior Year ($)	Payments During Last Fiscal Year ($)
Daniel P. Amos	Retirement Plan for Senior Officers	44	58,215,808	6,329,578	—
	Aflac Incorporated Defined Benefit Pension Plan	44	1,375,472	158,331
Frederick J. Crawford	Aflac Incorporated Defined Benefit Pension Plan	—	—	—	—
Audrey Boone Tillman	Supplemental Executive Retirement Plan	22	6,498,785	1,387,771	—
	Aflac Incorporated Defined Benefit Pension Plan	22	929,575	147,096	—
Eric M. Kirsch	Aflac Incorporated Defined Benefit Pension Plan	6	180,509	47,012	—
Charles D. Lake II	Aflac Incorporated Defined Benefit Pension Plan	14	352,640	42,168	—
	Japan Officer Retirement Plan	12	950,136	(2,477)	—
Paul S. Amos II**	Supplemental Executive Retirement Plan	12	—	(6,489,736)	—
	Aflac Incorporated Defined Benefit Pension Plan	12	212,038	(68,016)	—
*	Assumed retirement age for all calculations was the earliest retirement age for unreduced benefits. Assumptions used to calculate pension benefits are more fully described in Note 14, “Benefit Plans,” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2017.
**	Mr. Paul S. Amos II was not vested in the Supplemental Executive Retirement Plan as of his separation date of July 1, 2017. Therefore, his benefits under this plan were forfeited.

Executive Compensation | Pension Benefits
54	AFLAC INCORPORATED 2018 PROXY STATEMENT

Nonqualified Deferred Compensation

The following table provides information on the NEOs’ participation in the Aflac Incorporated Executive Deferred Compensation Plan (“EDCP”):

2017 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (Loss) in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Daniel P. Amos(1)	—	441,100	1,372,623	—	8,008,329
Frederick J. Crawford(2)	—	351,578	39,557	—	706,240
Audrey Boone Tillman	7,050	—	217,881	—	1,129,063
Eric M. Kirsch	—	—	—	—	—
Charles D. Lake II	—	—	1,399,720	—	7,847,712
Paul S. Amos II	—	—	—	—	—

(1)	The $441,100 deferred compensation for Mr. Daniel P. Amos is included in the Summary Compensation Table for the current year. Additionally, previous years’ deferrals included in the Aggregate Balance column were reported as compensation in prior periods.

(2)	The $351,578 deferred compensation for Mr. Crawford represents unvested Company-funded executive employer contributions in the amount of 15% of Mr. Crawford’s annual compensation (base salary plus MIP). The funds for 2017 were credited to the EDCP in March 2018. This is an annual contribution approved by the Compensation Committee since Mr. Crawford is not eligible to participate in the Pension Plan or the SERP. Annual contributions will be 100% vested on the earlier of (i) the later of 15 years of employment or 5 years participation, (ii) age 65, (iii) change in control, (iv) death, or (v) disability. The amount shown in the table is included in the Summary Compensation Table for the current year in the All Other Compensation column.

(3)	The Company does not pay or credit above-market earnings on amounts deferred by or on behalf of executives.

The EDCP allows certain U.S.-based officers, including the NEOs (the “Participants”), to defer up to 75% of their base salaries and their annual non-equity incentive awards. The Company may make discretionary matching or other discretionary contributions in such amounts, if any, that the Compensation Committee may determine each year.

The EDCP is subject to the requirements of Section 409A of the Internal Revenue Code. Deferred amounts earned and vested prior to 2005 (“grandfathered” amounts) under the EDCP are not subject to Section 409A’s requirements and continue to be governed generally under the terms of the EDCP and the tax laws in effect before January 1, 2005.

The amounts in the Aggregate Balance column include investment earnings (and losses) determined under phantom investments. Account balances may be invested in phantom investments selected by Participants from an array of investment options that substantially mirror the funds available under the Company’s 401(k) Plan, except for Common Stock. Participants can change their investment selections (unless prohibited by the fund) in the same manner that applies to participants in the 401(k) Plan.

Each year, when Participants elect whether to defer compensation under the EDCP for the following year, they also elect the timing and form of future distributions arising from those deferrals, with a separate election permitted for each type of deferral (i.e., salary and non-equity incentive award). Specifically, a Participant may elect distributions beginning in a specific year (even if employment has not then ended) or beginning six months after the termination of employment. Participants may choose to have any distribution made in a lump sum or in up to ten annual installments. Distributions attributable to discretionary contributions are made in the form and at the time specified by the Company.

A Participant may delay the timing and form of distributions attributable to deferrals as long as the change is made at least twelve months before the initial distribution date. With respect to non-grandfathered amounts, new elections also must satisfy the additional requirements of Section 409A. In general, Section 409A provides that distributions may not be accelerated (other than for hardships) and any delayed distribution may not begin earlier than five years after the original distribution date.

Deferral amounts for which no distribution elections have been made are distributed in a lump sum six months after a Participant separates from service.

Executive Compensation | Nonqualified Deferred Compensation
AFLAC INCORPORATED 2018 PROXY STATEMENT	55

Potential Payments Upon Termination or Change in Control

For purposes of this section only, the “Company” refers to Aflac Incorporated or Aflac, as applicable. The Company has employment agreements with each of the currently employed NEOs. Except as described below, the agreements are similar in nature and contain provisions relating to termination, disability, death and a change in control of the Company.

Mr. Daniel P. Amos has voluntarily waived all “golden parachute” and other severance components in his employment agreement. The elimination of these potential payments is reflected in the 2017 Potential Payments Upon Termination or Change in Control table.

For each remaining NEO (other than Mr. Paul S. Amos II, who resigned from all positions with the Company effective July 1, 2017), the Company remains obligated to continue compensation and benefits for the scheduled term of the agreement if the NEO’s employment is terminated by the Company without “good cause” or by the NEO with “good reason.” In addition, upon a termination by the Company without good cause or by the NEO for good reason, all outstanding equity awards become fully vested, except that equity awards of the NEOs (other than Mr. Charles Lake) subject to Company performance will remain subject to that performance; Mr. Lake’s awards would fully vest at maximum performance levels. Mr. Lake entered into a new agreement effective January 1, 2018, that provides compensation and benefits (including vesting of future equity awards) similar to the compensation and benefits provided for the other NEOs. Mrs. Tillman will not be entitled to continued compensation once she earns the maximum benefit under the SERP, but she has not yet earned the maximum SERP benefit. Messrs. Crawford, Lake and Kirsch do not participate in the SERP. Regardless of the reason for his termination, under his agreement, Mr. Lake will receive a retirement benefit equal to two times his base salary.

If an NEO’s employment is terminated by the Company for “good cause,” or by the NEO without “good reason,” the Company generally is obligated to pay compensation and benefits only to the date of termination (except that the NEO, to the extent otherwise eligible, is entitled to benefits under the RPSO or under the SERP if the termination is not for “good cause”). If Mr. Lake is terminated for “good cause,” the Company generally is obligated to pay compensation and benefits through a five-day notice period. Under the NEOs’ employment agreements, “good cause” generally means the Company has determined that any of the following have occurred or exist: (i) the willful failure by the NEO to substantially perform (in Mr. Lake’s case, for 60 days) assigned management duties (other than due to sickness, injury, or disability); (ii) intentional conduct by the NEO causing (and in Mr. Lake’s case, intended to cause) substantial injury to the Company; or (iii) the conviction of or plea of guilty by the NEO to a felony (in Mr. Lake’s case, a felony involving moral turpitude). “Good reason” generally is defined to include (i) a material breach of the employment agreement by the Company in regard to compensation, benefits or termination of the employment agreement; (ii) a material diminution or change in the NEO’s title, duties, or authority; (iii) except for Mr. Lake, a material relocation of the Company’s principal offices (or in Mr. Kirsch’s case, the Company’s principal New York office or his own office); or (iv) the failure of the Company’s successor to assume the employment agreement. Upon voluntary termination without “good reason” or termination by the Company for “good cause,” an NEO is prohibited for a two-year period from directly or indirectly competing with the Company.

The NEOs’ employment agreements provide that compensation and benefits continue for certain specified periods in the event the NEO becomes totally disabled. The amount of continued compensation for Mrs. Tillman will be reduced by 60% if she is eligible for the maximum benefit percentage under the SERP, but she has not yet earned the maximum SERP benefit. Upon the death of an NEO, the NEO’s estate is to be paid an amount, over a three-year period, equal to the NEO’s base salary and any non-equity incentive awards actually paid during the last three years of the NEO’s life. In addition, all outstanding equity awards will be honored and vest upon the date of death.

Upon a “change in control” of the Company, employment agreements for the NEOs (other than Mr. Daniel P. Amos) are extended for an additional three-year period. If, following a change in control, the employment of an NEO (other than Mr. Daniel P. Amos) is terminated by the Company without “good cause” or by the NEO for “good reason,” the Company must pay to the NEO, among other payments but in lieu of any further salary payments, a lump-sum severance payment equal to three times the sum of the NEO’s base salary and non-equity incentive award under the MIP (as paid during periods specified in the agreement). If Mrs. Tillman has attained the maximum benefit percentage under the SERP at the time of her termination following a change in control, she will not receive the lump sum award described above. Mrs. Tillman has not yet earned the maximum SERP benefit. Amounts payable upon a change of control will be reduced to the extent they are not deductible by the Company for income tax purposes. If, following a change of control, the employment of an NEO is terminated by the Company without

Executive Compensation | Potential Payments Upon Termination or Change in Control
56	AFLAC INCORPORATED 2018 PROXY STATEMENT

“good cause” or by the NEO for “good reason,” all of that NEO’s outstanding equity awards (except in the case of Mr. Daniel P. Amos) will become fully vested, and all performance criteria will be considered satisfied at the maximum performance level.

A “change in control” generally is deemed to occur when (i) a person or group acquires ownership of 50% or more of the Common Stock; (ii) a person or group acquires ownership of 30% or more of the Common Stock over a consecutive twelve-month period; (iii) during any period of twelve consecutive months, individuals who constitute the Board are replaced without endorsement by a majority of the Board members at the beginning of the period; or (iv) a person or group acquires ownership of 40% or more of the total gross fair market value of the Company’s assets.

Mrs. Tillman is a participant in the SERP, but she is not yet fully vested. Under the SERP, in the event the Company terminates a participant’s employment within two years after a change in control other than for cause, or a participant terminates employment during such period for good reason, the participant will become 100% vested in her retirement benefits and entitled to receive a lump-sum amount equal to the actuarial equivalent of the annual retirement benefit to which she would have been entitled had she remained in the employ of the Company until (i) age 55 (in the case of a participant who is not yet 55); (ii) age 60 (in the case of a participant who is at least 55, but not yet 60); or (iii) age 65 (in the case of a participant who is at least 60, but not yet 65), as the case may be. A “change in control” will be deemed to occur under the same circumstances described above, but only with respect to the Company (and not with respect to any of its subsidiaries). “Cause” for this purpose generally means (i) the participant’s continued failure to substantially perform her duties with the Company (other than due to illness or after a participant gives notice of termination of employment for “good reason”) after a written demand for substantial performance is delivered to the participant by the Board, (ii) the participant’s engaging in conduct materially injurious to the Company, or (iii) the participant’s conviction of, or plea of guilty or no contest to, a felony or crime involving moral turpitude. “Good reason” is generally defined for this purpose to include various adverse changes in employment status, duties, or compensation and benefits following a change in control.

The following table reflects the amount of compensation payable to each of the NEOs in the event of termination of such executive’s employment under various termination scenarios. The amounts shown assume in all cases (other than for Mr. Paul S. Amos II, who resigned employment without “Good Reason” effective July 1, 2017) that the termination was effective on December 31, 2017, and therefore include amounts earned through such time and estimates of the amounts that would be paid to the NEOs upon their termination. Because a number of factors affect the nature and amount of any benefits actually paid, amounts paid or distributed (other than to Mr. Paul S. Amos II, whose amounts are specified in a separation agreement dated June 6, 2017) may be different from those shown below. Mr. Daniel P. Amos is the only NEO who is eligible to receive immediate retirement benefits. See “Pension Benefits” and “Nonqualified Deferred Compensation” above for more information about these benefits.

Executive Compensation | Potential Payments Upon Termination or Change in Control
AFLAC INCORPORATED 2018 PROXY STATEMENT	57

As noted in the table below, the benefits provided and requirements imposed vary with the circumstances under which the termination occurs.

2017 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

		Before Change in Control
Name	Benefit	Company Termination without “Good Cause” or by Employee for “Good Reason” (1) ($)	Company Termination for “Good Cause” (2) ($)	Voluntary Termination without “Good Reason” and No Competition (3) ($)	Voluntary Termination with Competition (4) ($)	Death (5) ($)	Disability (6) ($)	Change in Control Termination without “Good Cause” or for “Good Reason” (7) ($)
Daniel P. Amos	Salary	—	—	—	—	4,323,300	2,161,650	—
	Non-equity Incentive Award(8)	—	—	—	—	10,338,777	7,326,663	—
	Severance	—	—	—	—	—	—	—
	Retirement(9)	58,215,808	58,215,808	58,215,808	—	31,071,199	58,283,266	58,215,808
	Health & Welfare Benefits(10)	2,348,512	2,348,512	2,348,512	—	152,228	2,369,326	2,348,512
	Stock Options & Awards(11)	47,718,174	—	26,503,503	26,503,503	47,718,174	47,718,174	47,718,174
	Totals	108,282,494	60,564,320	87,067,823	26,503,503	93,603,678	117,859,079	108,282,494
Frederick J. Crawford	Salary	1,750,000	—	—	—	1,760,606	1,050,000	—
	Non-equity Incentive Award(8)	3,501,750	—	—	—	2,200,352	2,465,777	—
	Severance	—	—	—	—	—	—	4,498,956
	Retirement(9)	20,625	—	—	—	706,240	1,777,975	706,240
	Health & Welfare Benefits(10)	36,163	—	—	—	—	21,698	43,395
	Stock Options & Awards(11)	10,141,038	—	—	—	10,141,038	10,141,038	10,141,038
	Totals	15,449,576	—	—	—	14,808,236	15,456,488	15,389,629
Audrey Boone Tillman	Salary	1,378,510	—	—	—	1,564,000	846,000	—
	Non-equity Incentive Award(8)	1,489,331	—	—	—	1,704,995	1,244,766	—
	Severance	—	—	—	—	—	—	3,520,023
	Retirement(9)	16,500	—	—	—	2,942,101	4,752,923	4,674,989
	Health & Welfare Benefits(10)	35,350	—	—	—	—	21,695	43,389
	Stock Options & Awards(11)	5,500,202	—	—	—	5,500,202	5,500,202	5,500,202
	Totals	8,419,893	—	—	—	11,711,298	12,365,586	13,738,603
Eric M. Kirsch	Salary	1,187,600	—	—	—	1,781,400	890,700	—
	Non-equity Incentive Award(8)	4,524,756	—	—	—	6,066,845	3,315,663	—
	Severance	—	—	—	—	—	—	7,500,618
	Retirement(9)	35,724	—	—	—	—	65,961	—
	Health & Welfare Benefits(10)	28,926	—	—	—	—	21,695	43,389
	Stock Options & Awards(11)	7,192,002	—	—	—	7,192,002	7,192,002	7,192,002
	Totals	12,969,008	—	—	—	15,040,247	11,486,021	14,736,009
Charles D. Lake II(12)	Salary	259,005	—	—	—	1,289,958	259,005	—
	Non-equity Incentive Award(8)	393,824	—	—	—	1,905,083	1,075,328	—
	Severance	—	—	—	—	—	—	3,357,407
	Retirement(9)	888,017	888,017	888,017	888,017	888,017	888,017	888,017
	Health & Welfare Benefits(10)	5,985	—	—	—	—	15,390	30,781
	Stock Options & Awards(11)	4,298,664	—	—	—	4,298,664	4,298,664	4,298,664
	Totals	5,845,495	888,017	888,017	888,017	8,381,722	6,536,404	8,574,869
Paul S. Amos II	Salary	—	—	—	—	—	—	—
	Non-equity Incentive Award(8)	—	—	—	—	—	—	—
	Severance	—	—	3,404,494	—	—	—	—
	Retirement(9)	—	—	—	—	—	—	—
	Health & Welfare Benefits(10)	—	—	—	—	—	—	—
	Stock Options & Awards(11)	—	—	—	—	—	—	—
	Totals	—	—	3,404,494	—	—	—	—

Executive Compensation | Potential Payments Upon Termination or Change in Control
58	AFLAC INCORPORATED 2018 PROXY STATEMENT

(1)	Each of Messrs. Crawford, Kirsch, and Lake and Mrs. Tillman are entitled to salary continuation and non-equity incentive award payments for the remaining term of their respective employment agreements. Mr. Daniel P. Amos voluntarily gave up his right to such payments. Health and welfare benefits would continue for the remainder of the contract term, except for Mr. Daniel P. Amos, who is entitled to health and welfare benefits under the RPSO.
(2)	Termination for good cause eliminates the salary continuation and non-equity incentive award obligation for the remainder of the contract period (except for Mr. Lake, who would receive a non-equity incentive award for 2017 only), and causes a forfeiture of the executive’s participation in any supplemental retirement plan (except for Mr. Daniel P. Amos and Mr. Lake). In addition, all equity awards, whether vested or unvested, are forfeited.
(3)	Voluntary termination by the executive without good reason eliminates the salary continuation and non-equity incentive award obligations for the remainder of the contract term. In addition, nonvested equity awards will be forfeited, except in the case of Mr. Daniel P. Amos, who is retirement-eligible under the terms of the Company’s equity agreements and will vest in all equity awards granted at least one year before the date his employment terminates (subject to satisfaction of performance goals).
(4)	Any executive other than Mr. Lake who competes with the Company after termination will forfeit the right to any further salary and non-equity incentive award payments and any benefits under the RPSO and SERP (but Mr. Lake’s retirement benefit under his agreement will still be paid). In addition, nonvested equity awards will be forfeited, except in the case of Mr. Daniel P. Amos, who is retirement-eligible under the terms of the Company’s equity agreements and will vest in all equity awards granted at least one year before the date his employment terminates (subject to satisfaction of performance goals).
(5)	When an executive dies, the executive’s estate is entitled to receive terminal pay (paid in equal installments over 36 months) equal to the amount of the executive’s base pay and non-equity incentive award paid in the previous 36 months, or, if the executive was employed less than 36 months, the amount the executive would have been paid if he/she had survived for the full 36-month period. Additionally, retirement benefits in this column include the present value of the accumulated benefit obligation for a surviving spouse annuity under the RPSO for Mr. Daniel P. Amos and under the SERP for Mrs. Tillman, and include the entirety of the retirement benefit under Mr. Lake’s agreement. Messrs. Crawford, Kirsh and Lake do not participate in the SERP. Mr. Crawford participates in a Company-funded EDCP, which will vest at death. The NEOs and other officers also are eligible for life insurance benefits along with, and on the same basis as, the Company’s other salaried employees.
(6)	Disability benefits are payable for 18 months or, if shorter, until the end of the term of the applicable agreement, while the executive remains employed during his or her disability. For all NEOs other than Mr. Lake, any disability benefits paid in the form of salary continuation or non-equity incentive awards would be offset by the maximum annual amount allowed ($144,000) under the Company-sponsored disability income plan. Mr. Crawford participates in a Company-funded EDCP, which would vest at disability.
(7)	Upon termination after a change in control, Messrs. Crawford, Kirsch, and Lake, and Mrs. Tillman would each be entitled a lump-sum severance payment of three times the sum of (i) annual base salary in effect immediately prior to the change in control, and (ii) the non-equity incentive award paid in the year preceding the termination date or the year preceding the change in control, whichever amount is higher. Mr. Daniel P. Amos has waived his severance payment.
(8)	The non-equity incentive award amounts on this line do not include the 2017 non-equity incentive awards that were paid to the NEOs in February 2018, and which were nonforfeitable as of December 31, 2017, under all circumstances other than termination for competition.
(9)	Amounts in this row generally include (i) the present value of the applicable benefits payable under the RPSO and the SERP, and (ii) certain additional amounts determined under the executive’s employment agreement in lieu of continued participation in the Company’s broad-based retirement plans. However, amounts included in this column reflecting benefits payable under the SERP may differ from the amounts shown in the Pension Benefits table due to reduced SERP benefits payable upon termination for “good cause” or death. The amount shown for Mr. Lake is based on the retirement provision in his agreement, which provides for a benefit equal to two times his base salary at the time he retires, without regard to the reason for his termination (including if for cause).
(10)	Amounts in this row generally represent the estimated lump sum present value of all premiums that would be paid by the Company for applicable health and welfare benefits. The value shown for Mr. Daniel P. Amos includes his post-employment medical benefits under the RPSO for his life and the life of his spouse, the value of certain other welfare benefits, and non-medical fringe benefits (including office space) for his life. These amounts would not be payable if Mr. Daniel P. Amos became engaged in any activity that competes with the Company. The value of health coverage for each of Messrs. Crawford, Kirsch, and Lake and Mrs. Tillman is the monthly cost of Company-paid premiums for active employee coverage under the health plan, multiplied by the number of months of Company-paid continued coverage for which the executive is eligible as determined under his or her employment agreement.
(11)	Amounts in this row represent the estimated value of accelerated vesting of stock options and restricted stock awards. The value for stock options was determined as follows: the excess of the per share closing price on the NYSE on the last business day of the year over the per share option exercise price, multiplied by the number of unvested option shares. The value for restricted stock awards was determined by multiplying the number of unvested stock awards by the same per share closing price used for options. The values of these awards that are performance-based assume maximum performance goals were achieved.
(12)	All yen denominated payments for Mr. Lake are converted to dollars by dividing the payments by the annual weighted average exchange rate. The weighted average exchange rate was 112.16 yen to the dollar for 2017.

Separation Arrangement for Mr. Paul S. Amos II

Mr. Paul S. Amos II entered into a separation agreement with a Company affiliate on June 6, 2017, and his employment ended on July 1, 2017. Under the agreement, Mr. Paul S. Amos II resigned from all his duties and roles with the Company and its affiliates and granted them a general release and mutual non-disparagement covenant. This agreement also provided that Mr. Paul S. Amos II’s undertaking to protect corporate property would continue for 24 months after the end of his employment. Among other things, the agreement to protect corporate property restricts Mr. Paul S. Amos II from soliciting Company employees or independent contractors to leave the Company and from interfering with Company business relationships.

The agreement provided for Mr. Paul S. Amos II to receive an aggregate payment of $3,404,494 over the life of the agreement, which is equal to the sum of thirty months of base salary continuation, an annual incentive award with respect to fiscal year 2017, and the cost of eighteen months of premiums under the Company’s health insurance plan. The Company paid $1,654,494 in accordance with the agreement during 2017 and the remaining payments will be made in 2018 and 2019, subject to ongoing compliance with certain non-competition obligations. Additionally, under the terms of the agreement, Mr. Paul S. Amos II had 90 days from the effective date of the agreement to exercise outstanding and vested stock options. All unvested stock awards and stock options as well as the SERP benefit were forfeited on his separation date.

Executive Compensation | Potential Payments Upon Termination or Change in Control
AFLAC INCORPORATED 2018 PROXY STATEMENT	59

CEO Pay Ratio

The Company believes that executive pay should be internally consistent and equitable to motivate the Company’s employees and create shareholder value. To demonstrate the Company’s commitment to that principle, and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are disclosing the ratio of the annual total compensation of the CEO and Chairman, Mr. Daniel P. Amos, to the annual total compensation of the individual we have identified as the median employee for this purpose.

As determined in accordance with applicable SEC rules, for 2017, the last completed fiscal year:

●	The annual total compensation of the CEO, as reported in the 2017 Summary Compensation Table included on page 47, was $22,830,984; and

●	The annual total compensation of the median employee determined on this same basis was $76,089.

Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees is 300 to 1.

To identify the annual total compensation of the median employee, the Company first determined the compensation for all the Company’s employees other than the CEO as of December 31, 2017 taking into account the annual sum of cash wages, overtime and bonus from payroll records, in each case determined without regard to cost-of-living adjustments. As of such date, the Company’s employee population consisted of approximately 12,372 individuals working at the parent company and its consolidated subsidiaries, with 43% of these individuals located in the United States and 57% located in Japan. The employee population above includes part-time and temporary employees as of December 31, 2017 (excluding employees on unpaid leave as of December 31, 2017), as compared to the employee population disclosed in the December 31, 2017 Form 10-K, which includes only full-time employees. For employees located in Japan, the compensation in Japanese yen was converted to U.S. dollars using the annual weighted average exchange rate of Japanese yen to U.S. dollars of 112.16 to 1 on December 31, 2017.

The Company determined that, on this basis, the median employee was a full-time, salaried employee located in the U.S., with wages, overtime and bonus pay for the 12-month period ended December 31, 2017, in the amount of $51,048.

With respect to the median employee, the Company then identified and calculated the elements of such employee’s compensation for the entirety of 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (the basis for determining annual total compensation as reported in the Summary Compensation Table), resulting in annual total compensation in the amount of $76,089. The difference between such employee’s wages, overtime and bonus pay and the employee’s annual total compensation represents the value of such employee’s change in pension value ($24,047) and other Company-paid benefits ($994).

Mr. Daniel P. Amos has been CEO of the Company since 1990 and Chairman since 2001. His longstanding tenure, coupled with normal changes in the calculation of his pension, causes his pension value (when calculated according to Item 402(c)(2)(x) of Regulation S-K) to vary greatly from year to year, which could cause large changes in the ratio.

Equity Compensation Plan Information

The following table provides information with respect to compensation plans under which our equity securities are authorized for issuance to our employees or Non-employee Directors, as of December 31, 2017.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a) (c)
Equity Compensation Plans Approved by Shareholders	3,652,292	$56.05	20,617,491*
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	3,652,292	$56.05	20,617,491

*	Of the shares listed in column (c), 18,247,271 shares are available for grant other than in the form of options, warrants, or rights (i.e., in the form of restricted stock or restricted stock units).

Executive Compensation | Equity Compensation Plan Information
60	AFLAC INCORPORATED 2018 PROXY STATEMENT

Proposal 2: Advisory Vote on Executive Compensation

We believe our compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our shareholders. Since 2008, we have voluntarily provided our shareholders an annual advisory vote (commonly known as “Say-on-Pay”) now required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. This vote gives you as a shareholder the opportunity to endorse or not endorse the compensation of our named executive officers through the following resolution:

“Resolved, on an advisory basis, the shareholders of Aflac Incorporated approve the compensation of the named executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and accompanying tables and narrative of the Notice of 2018 Annual Meeting of Shareholders and Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

We are committed to achieving a high level of total return for our shareholders. From August 1990, when Daniel P. Amos was appointed the CEO, through December 31, 2017, the Company’s total return to shareholders, including reinvested cash dividends, has exceeded 7,058%, compared with 1,728% for the Dow Jones Industrial Average, 1,370% for the S&P 500 Index, and 1,027% for the S&P Life & Health Insurance Index.

The Board of Directors unanimously recommends a vote “for” approval of the advisory vote on executive compensation.
FOR

AFLAC INCORPORATED 2018 PROXY STATEMENT	61

Audit and Risk Committee Report

The Audit and Risk Committee of the Company’s Board is composed of five Directors. The Board has determined that each member of the Audit and Risk Committee is independent as defined by the NYSE listing standards and SEC rules, is financially literate, and qualifies as an audit committee financial expert as defined by the SEC rules. The Audit and Risk Committee operates under a written charter adopted by the Board. The charter, which is reviewed annually and complies with all current regulatory requirements, is available on the Company’s website, www.aflac.com, by clicking on “Investors,” then “Corporate Governance,” then “Audit and Risk Committee.”

In 2017, the Audit and Risk Committee met eleven times. During these meetings committee members reviewed and discussed with management, KPMG (the Company’s independent registered public accounting firm), the internal auditors, the chief risk officer, the general counsel and others a variety of topics, including the Company’s earnings releases and SEC filings related to quarterly and annual financial statements, statutory insurance financial statement filings, and the Company’s system of internal control over financial reporting. The Audit and Risk Committee has discussed with, and received regular status reports from, the Company’s director of internal audit and KPMG on the overall scope and plans for their audits of the Company. The Audit and Risk Committee met with the internal auditors and KPMG, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit and Risk Committee has monitored the Company’s compliance with Section 404 of the Sarbanes-Oxley Act regarding the reporting related to internal control over financial reporting. The monitoring process has included regular reports and representations by financial management of the Company, the internal auditors, and by KPMG. The Audit and Risk Committee also has reviewed the certifications of Company executive officers contained in the Annual Report on Form 10-K for the year ended December 31, 2017, as well as reports issued by KPMG related to its audit of the consolidated financial statements and the effectiveness of internal control over financial reporting.

The Audit and Risk Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. In accordance with SEC rules and KPMG’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to the Company. For the lead audit partner, the maximum number of consecutive years of service in that capacity is five years. The process for selecting the lead audit partner for the Company pursuant to this rotation policy involves a meeting between the Chair of the Audit and Risk Committee and prospective candidates, as well as discussions with the full Audit and Risk Committee and with management. The Audit and Risk Committee evaluates the performance of KPMG, including the senior members of the audit engagement team, each year and determines whether to reengage KPMG or to consider other audit firms. In doing so, the Audit and Risk Committee considers the quality and efficiency of the services provided; the firm’s global capabilities, particularly in the U.S. and Japan; its technical expertise; its tenure as the Company’s independent registered public accounting firm (KPMG has served in this capacity since 1963); and its knowledge of the Company’s operations and industry. Based on this review and discussions with members of senior management, the Audit and Risk Committee concluded it was in the best interest of the Company and the shareholders to recommend KPMG to the Board to serve as the Company’s independent registered public accounting firm during 2017. Although the Audit and Risk Committee has the sole authority to appoint the independent auditors, the Audit and Risk Committee will continue its long-standing practice of recommending that the Board ask the shareholders to ratify this appointment (see RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 3)).

The Audit and Risk Committee also discussed with KPMG those matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (the PCAOB). The Audit and Risk Committee received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit and Risk Committee concerning independence and has discussed with KPMG its independence. The Audit and Risk Committee considered with KPMG whether the provision of non-audit services provided by it to the Company during 2017 was compatible with its independence.

In performing all of these functions the Audit and Risk Committee acts in an oversight capacity. The Audit and Risk Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role the Audit and Risk Committee relies on the work and assurances of the Company’s

Proposal 2: Advisory Vote on Executive Compensation | Audit and Risk Committee Report
62	AFLAC INCORPORATED 2018 PROXY STATEMENT

management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements and other reports, and of KPMG, which is engaged to audit and report on the consolidated financial statements of the Company and the effectiveness of the Company’s internal control over financial reporting.

In reliance on these reviews and discussions, and the reports of KPMG, the Audit and Risk Committee has recommended to the Board, and the Board has approved, the audited financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

For additional information, see the “The Audit and Risk Committee” section on page 22.

Audit and Risk Committee

Douglas W. Johnson, Chairman
W. Paul Bowers
Charles B. Knapp
Karole F. Lloyd
Joseph L. Moskowitz

Related Person Transactions

The Company recognizes that transactions between the Company and any of its Directors or executives can present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interests of the Company and its shareholders. Accordingly, consistent with our Code of Business Conduct and Ethics, it is the Company’s preference to avoid such transactions. Nevertheless, there are situations where such transactions may be in, or not inconsistent with, the best interests of the Company and its shareholders. Therefore, the Company has adopted a written policy that requires the Audit and Risk Committee to review and, if appropriate, to approve or ratify any such transactions. Pursuant to the policy, the Audit and Risk Committee will review any transaction in which the Company is or will be a participant and the amount involved exceeds $120,000 in any fiscal year, and in which any of the following had, has, or will have a direct or indirect material interest: (i) a Director, (ii) an executive officer, (iii) a holder of more than 5% of the Company’s outstanding shares, (iv) an immediate family member of any of these persons, or (v) any firm, corporation or other entity in which one of these persons is employed or is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial interest. During its review, the Audit and Risk Committee considers a number of factors, including whether the related person transaction is on terms no less favorable to the Company than may reasonably be expected in arm’s-length transactions. The Audit and Risk Committee will only approve or ratify those transactions that it determines in good faith are in, or are not inconsistent with, the best interests of the Company and its shareholders.

Each of the following ongoing transactions has been reviewed and ratified by the Audit and Risk Committee:

Kriss Cloninger III was President of the Company and a member of the Board. His son, Kriss Alan Cloninger, has been employed with the Company since 2013. Kriss Alan Cloninger is a Field Force Consultant. In 2017, his total compensation, including salary, bonuses, commissions and other benefits, was $195,952. The compensation for Kriss Alan Cloninger is commensurate with that of his peers.

Proposal 2: Advisory Vote on Executive Compensation | Related Person Transactions
AFLAC INCORPORATED 2018 PROXY STATEMENT	63

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

In February 2018, the Audit and Risk Committee voted to appoint KPMG LLP, an independent registered public accounting firm, to perform the annual audit of the Company’s consolidated financial statements for fiscal year 2018, subject to ratification by the shareholders.

Representatives of KPMG LLP are expected to attend the 2018 Annual Meeting of Shareholders. These representatives may make a statement, and will be available to respond to appropriate questions.

The aggregate fees for professional services rendered to the Company by KPMG LLP for the years ended December 31, were as follows:

	2017 ($)	2016 ($)
Audit fees — Audit of the Company’s consolidated financial statements for the years ended December 31 *	7,167,180	6,560,473
Audit-related fees **	287,000	274,700
Tax fees	1,985	1,927
Total fees:	7,456,165	6,837,100

*	Includes $438,866 and $448,472, respectively, for the 2017 and 2016 audits of the Japan branch regulatory financial statements.
**	Includes fees relating to audits of the Company’s benefit plans and SSAE 16 attestation reports.

The Audit and Risk Committee of the Board has considered whether the provision of the non-audit professional services is compatible with maintaining KPMG LLP’s independence and has concluded that it is. The Audit and Risk Committee pre-approves all audit and non-audit services provided by KPMG LLP in accordance with SEC rules, subject to the de minimis exceptions for non-audit services.

The Board of Directors unanimously recommends a vote “for” ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm.

64	AFLAC INCORPORATED 2018 PROXY STATEMENT

Other Matters

The Board is not aware of any matters that are expected to come before the 2018 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the Proxy Committee intends to vote the proxies in accordance with its best judgment.

Submission of Shareholder Proposals and Nominations for the 2019 Annual Meeting

Proposals for Inclusion in our 2019 Proxy Materials

SEC rules permit shareholders to submit proposals to be included in our materials if the shareholder and the proposal satisfy the requirements specified in Rule 14a-8 under the Securities Exchange Act. For a shareholder proposal to be considered for inclusion in our proxy materials for the 2019 Annual Meeting of Shareholders, the proposal must be received at the address provided below by November 23, 2018.

Director Nominations for Inclusion in our 2019 Proxy Materials Pursuant to our Proxy Access Bylaw

Our proxy access Bylaw permits a shareholder (or a group of up to twenty shareholders) who owns shares of our outstanding capital stock representing at least 3% of the votes entitled to be cast on the election of directors, and who has owned such shares continuously for at least three years, to nominate and include in our proxy materials director candidates constituting up to 20% of the Board, if the nominating shareholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws. For the 2019 Annual Meeting of Shareholders, notice of a proxy access nomination must be received at the address provided below between October 24, 2018, and November 23, 2018.

Other Proposals or Director Nominations to be Brought Before our 2019 Annual Meeting

Our Bylaws set forth procedures for shareholders who wish to propose items of business or to nominate director candidates that are not intended to be included in our proxy materials. For the 2019 Annual Meeting of Shareholders, notice of such proposals or nominations must be received at the address provided below between January 7, 2019, and February 6, 2019. In the unlikely event the Company moves the 2019 Annual Meeting of Shareholders to a date that is more than 25 days before or after the date that is the one year anniversary of this year’s Annual Meeting date (i.e., May 6, 2019), the Company must receive such notice no later than the close of business on the 10th day following the day on which notice of the meeting date is first mailed to shareholders or the Company makes a public announcement of the meeting date, whichever occurs first.

Address for Submission of Notices and Additional Information

All shareholder nominations of individuals for election as directors or proposals of other items of business to be considered by shareholders at the 2019 Annual Meeting of Shareholders (whether or not intended for inclusion in our proxy materials) must be submitted in writing to our Corporate Secretary at Aflac Incorporated, 1932 Wynnton Road, Columbus, Georgia 31999.

Both the proxy access and the advance notice provisions of our Bylaws require a shareholder’s notice of a nomination or other item of business to include certain information. Director nominees also must meet certain eligibility requirements. If you wish to introduce a nomination or other item of business, please review our Bylaws.

AFLAC INCORPORATED 2018 PROXY STATEMENT	65

Annual Report

The Company has delivered a copy of its 2018 Annual Report on Form 10-K to each shareholder entitled to vote at the 2018 Annual Meeting of Shareholders. For a copy, write to:

David A. Young

Vice President, Investor and Rating Agency Relations

Aflac Incorporated

Worldwide Headquarters

1932 Wynnton Road

Columbus, Georgia 31999

Exercise Your Right to Vote

The Company encourages you to vote. Please vote by internet or telephone, or sign, date and return your proxy or voting instruction form in the prepaid envelope you received if you requested paper copies of our proxy materials. We encourage you to attend our 2018 Annual Meeting on May 7, 2018. To ensure that attendance is limited to shareholders and their proxies or qualified representatives, if you are not a registered shareholder, please bring with you proof of Common Stock ownership, such as a current brokerage statement, and a photo ID. If you are attending the Annual Meeting as a proxy or qualified representative of a shareholder, please bring a photo ID and written evidence of your authority to act on behalf of the shareholder. Cameras, cellphones, and other electronic or recording devices may not be used in the meeting room.

By order of the Board of Directors,

J. Matthew Loudermilk
Secretary
March 23, 2018

Other Matters | Annual Report
66	AFLAC INCORPORATED 2018 PROXY STATEMENT

Appendix – Definition of Non-GAAP Measures and Reconciliations to Corresponding GAAP Measures

The Proxy includes references to the Company’s performance measures; operating earnings; operating earnings per diluted share, excluding foreign currency effect; operating revenues on a currency-neutral basis; and operating return on equity, excluding foreign currency effect. (References in this Proxy such as “currency-neutral” or “excluding the impact of foreign currency” are synonymous with “excluding foreign currency effect.”) These measures are not calculated in accordance with U.S. GAAP.

These measures exclude items that the Company believes may obscure the underlying fundamentals and trends in insurance operations because they tend to be driven by general economic conditions and events, or are related to infrequent activities not directly associated with insurance operations. Management uses operating earnings and operating earnings per diluted share, excluding foreign currency effect, to evaluate the financial performance of the Company’s insurance operations on a consolidated basis, and believes that a presentation of these measures is vitally important to an understanding of the underlying profitability drivers and trends of the Company’s insurance business.

The Company defines operating earnings as the profits derived from operations. Operating earnings includes interest cash flows associated with notes payable, and amortized hedge costs related to foreign currency denominated investments, but excludes certain items that cannot be predicted or that are outside of management’s control. These items include realized investment gains and losses from securities transactions, impairments, change in loan loss reserves and certain derivative and foreign currency activities; nonrecurring items; and other non-operating income (loss) from net earnings. Nonrecurring and other non-operating items consist of infrequent events and activity not associated with the normal course of the Company’s insurance operations and do not reflect the Company’s underlying business performance.

Operating earnings per share (basic or diluted) are the operating earnings for the period divided by the weighted average outstanding shares (basic or diluted) for the period presented.

Due to the size of Aflac Japan, where the functional currency is the Japanese yen, fluctuations in the yen/dollar exchange rate can have a significant effect on reported results. In periods when the yen weakens, translating yen into dollars results in fewer dollars being reported. When the yen strengthens, translating yen into dollars results in more dollars being reported. Consequently, yen weakening has the effect of suppressing current period results in relation to the comparable prior period, while yen strengthening has the effect of magnifying current period results in relation to the comparable prior period. A significant portion of the Company’s business is conducted in yen and never converted to dollars but translated in dollars for U.S. GAAP reporting purposes, which results in foreign currency impacts to earnings, cash flows and book value on a U.S. GAAP basis. Because foreign currency rates are outside management’s control, Aflac believes it is important to understand the impact of translating yen to U.S. dollars. Operating earnings, operating earnings per diluted share “excluding current period foreign currency impact,” and operating revenues on a currency-neutral basis are computed using the average yen/dollar exchange rate for the comparable prior-year period, which eliminates dollar-based fluctuations driven solely by currency rate changes.

Operating return on shareholders’ equity, excluding foreign currency and Tax Reform impacts, is calculated using operating earnings excluding the impact of the yen/dollar exchange rate, as reconciled with total U.S. GAAP net earnings. This is divided by average shareholders’ equity, excluding accumulated other comprehensive income. The comparable U.S. GAAP measure is return on average equity (ROE) as determined using net earnings and average total shareholders’ equity.

RECONCILIATIONS(1)

The table on the following page is a reconciliation of operating earnings and operating earnings per diluted share, each excluding foreign currency effect, to the most directly comparable U.S. GAAP measures for the years ended December 31, 2017 and 2016.

Appendix – Definition of Non-GAAP Measures and Reconciliations to Corresponding GAAP Measures
AFLAC INCORPORATED 2018 PROXY STATEMENT	67

	In Millions		Per Diluted Share
	2017	2016	2017	2016
Net earnings	$4,604	$2,659	$11.54	$6.42
Items impacting net earnings:
Realized investment (gains) losses:
Securities transactions and impairments	9	(55)	.02	(.13)
Certain derivative and foreign currency (gains) losses (2),(3),(4)	(9)	(32)	(.02)	(.08)
Other and non-recurring (income) loss (4)	69	137	.17	.33
Income tax (benefit) expense on items excluded from operating earnings (2),(5)	(24)	(18)	(.06)	(.04)
Tax reform adjustment (6)	(1,933)	N/A	(4.85)	N/A
Operating earnings	2,716	2,691	6.81	6.50
Current period foreign currency impact (7)	41	N/A	.10	N/A
Operating earnings excluding current period foreign currency impact (8)	$2,757	$2,691	$6.91	$6.50
(1)	Amounts may not foot due to rounding.
(2)	Excludes amortized hedge costs of $228 in 2017 and $186 in 2016, related to hedging U.S. dollar-denominated investments held in Aflac Japan which are classified as a component of operating earnings to conform to current year reporting.
(3)	Excludes a gain of $77 in 2017 and $85 in 2016, related to the interest rate component of the change in fair value of foreign currency swaps on notes payable which is classified as an operating gain when analyzing segment operations.
(4)	Foreign currency gains (losses) for all periods have been reclassified from other income (loss) to realized investment gains (losses) - certain derivative and foreign currency gains (losses) for consistency with current period presentation.
(5)	Calculated using a 35% tax rate.
(6)	This estimated impact of Tax Reform may be adjusted for future periods, possibly materially, due to, among other things, further refinement of the Company’s calculations, changes in interpretations and assumptions the Company has made, tax guidance that may be issued and actions the Company may take as a result of Tax Reform.
(7)	Prior period foreign currency impact reflected as “N/A” to isolate change for current period only.
(8)	Amounts excluding current period foreign currency impact are computed using the average yen/dollar exchange rate for the comparable prior-year period, which eliminates dollar-based fluctuations driven solely from currency rate changes.

The following table is a reconciliation of operating return on equity, excluding foreign currency effect, to the most directly comparable U.S. GAAP measures for the years ended December 31, 2017 and 2016.

RECONCILIATION OF U.S. GAAP RETURN ON EQUITY (ROE) TO OPERATING ROE(1)

(EXCLUDING FOREIGN CURRENCY AND TAX REFORM IMPACTS)

TWELVE MONTHS ENDED DECEMBER 31,	2017	2016
Net earnings - U.S. GAAP ROE (2), (3)	20.4%	13.9%
Impact of excluding unrealized foreign currency translation gains (losses)	(2.0)	(1.7)
Impact of excluding unrealized gains (losses) on securities and derivatives	5.8	3.1
Impact of excluding pension liability adjustment	(0.2)	(0.1)
Impact of excluding accumulated other comprehensive income (AOCI)	3.6	1.3
U.S. GAAP ROE - less AOCI	24.0	15.2
Differences between operating earnings and net earnings (3), (4)	(9.8)	0.2
Operating ROE - reported	14.2	15.4
Less: Impact of foreign currency (5)	(0.2)	N/A
Operating ROE, excluding impact of foreign currency	14.4	15.4
Less: Impact of Tax Reform	(0.7)	N/A
Operating ROE, excluding impacts of foreign currency and Tax Reform	15.1%	15.4%
(1)	Amounts presented may not foot due to rounding.
(2)	U.S. GAAP ROE is calculated by dividing net earnings (annualized) by average shareholders’ equity. Excluding the estimated impacts of Tax Reform of $1.9 billion of earnings and $967 million impact of average shareholders’ equity, the U.S. GAAP ROE would have been 12.4% for the full year 2017.
(3)	These measures include the Company’s estimated earnings impact of $1.9 billion of Tax Reform, which may be adjusted for the current and future periods, possibly materially, due to, among other things, further refinement of the Company’s calculations, changes in interpretations and assumptions the Company has made, tax guidance that may be issued and actions the Company may take as a result of Tax Reform.
(4)	See separate reconciliation of net income to operating earnings.
(5)	Impact of foreign currency is calculated by restating all yen components of the income statement to the weighted average yen rate for the comparable prior year period. The impact is the difference of the restated operating earnings compared to reported operating earnings. For comparative purposes, only current period income is restated using the weighted average prior period exchange rate, which eliminates the foreign currency impact for the current period. This allows for equal comparison of this financial measure.

Appendix – Definition of Non-GAAP Measures and Reconciliations to Corresponding GAAP Measures
68	AFLAC INCORPORATED 2018 PROXY STATEMENT

Corporate Citizenship

Aflac strongly believes that ethics, corporate citizenship and success go hand in hand. All things being equal, we believe most people prefer doing business with a company that’s also a good corporate citizen. That means helping others also can make good business sense. This philosophy is incorporated into Aflac’s daily operations and actions in the community. In 2017, Aflac’s independent sales agents and employees continued their generous support for the Aflac Cancer and Blood Disorders Center of Children’s Healthcare of Atlanta, a partnership we initiated in 1995. This generosity has greatly contributed to the Aflac Cancer Center’s success and distinction in research, which has earned the Aflac Cancer Center recognition as one of the top pediatric cancer programs in the United States by U.S. News and World Report.

Aflac also has shown a commitment to the environment by striking a balance between effective, efficient operations and responsible environmental stewardship.

Named 33rd in the U.S. and 49th in the world on its Green Ranking Global 500 list.

Recognized as one of the 100 Best Companies to Work For in America for the 20th consecutive year, as well as one of Most Admired Companies for the 17th time.

For 12 consecutive years, Aflac has been recognized by Ethisphere as one of the World’s Most Ethical Companies.

Listed by Dow Jones Sustainability Index North America as an honoree for the 7th consecutive year, noting that the Company exceeded industry averages in multiple key categories.

Awarded by Japan Women’s Innovative Network (J-WIN) with a special 2017 Diversity Award for our commitment to actively promoting women in leadership.

To learn more about these achievements and our efforts to be good corporate citizens, please visit https://www.aflac.com/about-aflac/
corporate-citizenship/default.aspx.

Corporate Profile

AFLAC JAPAN

In Japan, where we are proud to insure one in four households,* we worked to strengthen relationships with our sales channels and enhance our product line to ensure we’re continuing to meet the needs of consumers. In 2017, these actions were again instrumental in maintaining our status as the leading provider of both medical and cancer insurance in Japan. As a result we met our third sector sales objectives, increasing third sector sales 4.1% for the year and generating solid financial results.

AFLAC U.S.

In the United States, Aflac again earned the distinction of being the number one provider of voluntary insurance at the worksite.** In 2017, Aflac U.S. met its new annualized premium sales objectives, increasing sales 4.7% for the full year and generating solid financial results while also actively investing in our platform. Through its trailblazing One Day PaySM initiative, Aflac U.S. can receive, process, approve and disburse payment for eligible claims in one business day.

*	Source: Eastbridge Consulting Group, Inc. U.S. Worksite/Voluntary Sales Report. Carrier Results for 2016. Avon, CT: April 2017
**	Based on the 2017 number of households published by Japan’s Ministry of Internal Affairs and Communications

Aflac Incorporated
1932 Wynnton Road
Columbus, Georgia 31999

aflac.com

AFLAC INCORPORATED ANNUAL MEETING FOR HOLDERS AS OF 2/28/18 TO BE HELD ON 5/7/18 Your vote is important. Thank you for voting.
Read the Proxy Statement and have the voting instruction form below at hand. Please note that the telephone and Internet voting turns off at 11:59 p.m. ET the night before the meeting or cutoff date.
To vote by Internet 1) Go to website www.proxyvote.com. 2) Follow the instructions provided on the website.
To vote by Telephone 1) Call 1-800-454-8683. 2) Follow the instructions.
To vote by Mail 1) Check the appropriate boxes on the voting instruction form below. 2) Sign and date the voting instruction form. 3) Return the voting instruction form in the envelope provided.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS OF THE UNDERSIGNED SHAREHOLDER. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E38835-P01959

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting. The following materials are available at www.proxyvote.com:
Notice and Proxy Statement, Annual Report on Form 10-K and 2017 Year in Review

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

The following proposals are being submitted to the Shareholders:

1.	to elect 11 Directors of the Company to serve until the next Annual Meeting and until their successors are duly elected and qualified

	Nominees:		For	Against	Abstain

	1a.	Daniel P. Amos	☐	☐	☐

	1b.	W. Paul Bowers	☐	☐	☐

	1c.	Toshihiko Fukuzawa	☐	☐	☐

	1d.	Douglas W. Johnson	☐	☐	☐

	1e.	Robert B. Johnson	☐	☐	☐

	1f.	Thomas J. Kenny	☐	☐	☐

	1g.	Karole F. Lloyd	☐	☐	☐

	1h.	Joseph L. Moskowitz	☐	☐	☐

	1i.	Barbara K. Rimer, DrPH	☐	☐	☐

	1j.	Katherine T. Rohrer	☐	☐	☐

	1k.	Melvin T. Stith	☐	☐	☐

PLEASE “X” HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON		☐

		For	Against	Abstain

2.	to consider the following non-binding advisory proposal:	☐	☐	☐

“Resolved, on an advisory basis, the shareholders of Aflac Incorporated approve the compensation of the named executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and accompanying tables and narrative of the Notice of 2018 Annual Meeting of Shareholders and Proxy Statement”

3.	to consider and act upon the ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Company for the year ending December 31, 2018	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

DESCRIPTION OF VOTING RIGHTS

In accordance with the Company’s Articles of Incorporation, shares of the Company’s Common Stock, par value $.10 per share (the “Common Stock”) are entitled to one vote per share until they have been held by the same beneficial owner for a continuous period of greater than 48 months prior to the record date of the meeting, at which time they become entitled to 10 votes per share. Where a share is transferred to a transferee by gift, devise, or bequest, or otherwise through the laws of inheritance, descent, or distribution from the estate of the transferor, or by distribution to a beneficiary of shares held in trust for such beneficiary, the transferee is deemed to be the same beneficial owner as the transferor for purposes of determining the number of votes per share. Shares acquired as a direct result of a stock split, stock dividend, or other distribution with respect to existing shares (“dividend shares”) are deemed to have been acquired and held continuously from the date on which the shares with regard to which the issued dividend shares were acquired. Shares of Common Stock acquired pursuant to the exercise of a stock option are deemed to have been acquired on the date the option was granted.

Shares of Common Stock held in “street” or “nominee” name are presumed to have been held for less than 48 months and are entitled to one vote per share unless this presumption is rebutted by providing evidence to the contrary to the Board of Directors of the Company. Shareholders desiring to rebut this presumption should complete and execute the affidavit. The Board of Directors reserves the right to require evidence to support the affidavit.

Affidavit

Under the penalties of perjury, I do solemnly swear that I am entitled to the number of votes set forth below because

I agree to provide evidence to support this statement at the request of the Company.		Shares @	1 Vote/Share	=	Votes

Sign here	X	Shares @	10 Vote/Share	=	Votes

X	, 2018	Total =	Votes